Filed Pursuant to Rule 424(h)
Registration No. 333-255899 and 333-255899-03

The information in this prospectus is not complete and may be amended. We may not deliver these securities until we deliver a final prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2022

Prospectus

$1,000,000,000(1)

Nissan Auto Receivables 2022-B Owner Trust

Issuing Entity

Central Index Key Number: 0001941405

Nissan Auto Receivables Company II LLC Depositor Central Index Key Number: 0001129068	Nissan Motor Acceptance Company LLC Servicer/Originator/Sponsor Central Index Key Number: 0001540639

You should review carefully the factors set forth under “Risk Factors” beginning on page 11 of this prospectus.

The main sources for payments of the notes are collections on a pool of motor vehicle retail installment contracts and monies on deposit in a reserve account. The notes are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Company LLC, Nissan Auto Receivables Company II LLC, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the motor vehicle retail installment contracts are insured or guaranteed by any government agency.

The issuing entity will issue asset-backed notes with an aggregate initial principal amount of $1,000,000,000 (the “Base Transaction”) or an aggregate initial principal amount of $1,250,000,000 (the “Upsize Transaction”). If the Base Transaction is issued, the following notes will be issued:

	Initial Principal Amount(1)	Interest Rate	Final Scheduled Distribution Date
Class A-1 notes	$215,000,000	%	October 16, 2023
Class A-2 notes	$354,600,000	%	August 15, 2025
Class A-3 notes	$354,600,000	%	May 17, 2027
Class A-4 notes	$75,800,000	%	November 15, 2029

Total	$1,000,000,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 note	%	%	%
Per Class A-2 note	%	%	%
Per Class A-3 note	%	%	%
Per Class A-4 note	%	%	%

Total	$	$	$

(1)

The aggregate initial principal amount of the offered notes will be $1,000,000,000 or $1,250,000,000. If the aggregate initial principal amount of the notes is $1,250,000,000, the following notes will be issued: $270,000,000 aggregate amount of Class A-1 notes, $443,300,000 aggregate amount of Class A-2 notes, $443,300,000 aggregate amount of Class A-3 notes and $93,400,000 aggregate amount of Class A-4 notes. Nissan Motor Acceptance Company LLC will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks related to the issuance of multiple classes of notes or retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes”.

●	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on October 17, 2022.
●	The notes will accrue interest from and including the closing date.
●

Credit enhancement for the notes will consist of a reserve account with an initial deposit in an amount equal to at least 0.25% of the related adjusted pool balance as of the cut-off date and subject to adjustment as described in this prospectus, a yield supplement overcollateralization amount as described in this prospectus, and overcollateralization in an amount equal to at least 4.00% of the related adjusted pool balance as of the cut-off date as described in this prospectus.

●	The issuing entity will also issue certificates that represent fractional undivided interests in the issuing entity, will not bear interest, and are not being offered hereby.
●	Some or all of one or more classes of notes may be retained by the depositor or conveyed to affiliates of the depositor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities	HSBC	Mizuho
BNP PARIBAS	MUFG	SOCIETE GENERALE	US Bancorp

The date of this prospectus is September    , 2022

i

Important Notice About Information Presented in this Prospectus

We have started this prospectus with two introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

1.	Summary of Terms—gives a brief introduction to the notes to be offered; and

2.	Risk Factors—describes briefly some of the risks to investors of a purchase of the notes.

Cross-references are included in this prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page I-1 in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Nissan Auto Receivables Company II LLC.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Reports to Noteholders

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Nissan Motor Acceptance Company LLC (“NMAC”), as servicer, and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. NMAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Nissan Auto Receivables 2022-B Owner Trust” and file number 333-255899-03. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on NMAC’s website because those reports are made available to the public on the SEC’s website referred to below.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference excluding any exhibit to such document (unless such exhibit is specifically incorporated by reference in that document) free of charge, by writing or calling: Nissan Motor Acceptance Company LLC, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasury Department, telephone 615-725-1000. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A UK RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE UK PROSPECTUS REGULATION (A “UK QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS. THE EXPRESSION “UK PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED) AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA.

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL, IN THE UK, BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

v

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, AN EEA RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE EU PROSPECTUS REGULATION (AS DEFINED BELOW) (AN “EU QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA TO ANY PERSON OR LEGAL ENTITY OTHER THAN AN EU QUALIFIED INVESTOR. THE EXPRESSION “EU PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

SUMMARY OF TRANSACTION PARTIES(1)(2)

(1)

This chart provides only a simplified overview of the relationships between the key parties to the transaction. Please refer to this prospectus for a further description of the relationships between the key parties.

(2)

The certificates initially will be held by the depositor but may be transferred by the depositor on or after the closing date. However, the portion of the certificates being retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted under those rules.

FLOW OF FUNDS(1)

(1)

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred and the notes have not been accelerated. For more detailed information regarding the flow of funds, including information regarding the flow of funds upon the occurrence of an event of default and acceleration of the notes, please refer to “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this prospectus in its entirety to understand all of the terms of the offering.

Issuing Entity	Nissan Auto Receivables 2022-B Owner Trust, or the “issuing entity.” The issuing entity was established by a trust agreement dated as of August 1, 2022, as amended and restated as of the closing date, and will be the entity that issues the notes and the certificates.

Depositor	Nissan Auto Receivables Company II LLC, or the “depositor.” You may contact the depositor by mail at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 or by calling (615) 725-1121.

Originator, Servicer, Sponsor and Administrator	Nissan Motor Acceptance Company LLC, or “NMAC.”

Indenture Trustee	U.S. Bank Trust Company, National Association, or the “indenture trustee.”

Owner Trustee	Wilmington Trust, National Association, or the “owner trustee.”

Asset Representations Reviewer	Clayton Fixed Income Services LLC, or the “asset representations reviewer.”

Cut-off Date	Close of business on August 31, 2022.

Closing Date	On or about September , 2022.

Offered Notes

The offered notes will consist of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, and the Class A-4 notes. If the Base Transaction is issued, the notes described on the cover page of this prospectus will be issued. If the Upsize Transaction is issued, the following notes will be issued:

	Initial Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 notes	$270,000,000	%	October 16, 2023
Class A-2 notes	$443,300,000	%	August 15, 2025
Class A-3 notes	$443,300,000	%	May 17, 2027
Class A-4 notes	$93,400,000	%	November 15, 2029

Total	$1,250,000,000

The determination regarding the initial principal amount of the notes will be made no later than the day of pricing of the notes and will be based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks related to the issuance of multiple classes of notes or retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes” in this prospectus.

Some or all of one or more classes of notes may be retained in whole or in part by the depositor or conveyed to an affiliate of the depositor.

Certificates

The issuing entity will also issue certificates, which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity is not offering the certificates hereby. All of the certificates will initially be issued to the depositor but may be transferred by the depositor on or after the closing date. However, the portion of certificates retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted under those rules. See “The Sponsor—Credit Risk Retention” in this prospectus.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions to the holders of the certificates on any distribution date until all interest on and principal of the notes then due and payable on that distribution date have been paid in full.

Terms of the Notes

Distribution Dates:

Interest on and principal of each class of notes will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first distribution date will be October 17, 2022.

Denominations:

The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Per annum interest rates:

Each class of notes will have a fixed rate of interest as follows:

Class of Notes	Interest Rate
Class A-1 notes	%
Class A-2 notes	%
Class A-3 notes	%
Class A-4 notes	%

Interest Periods and Payments:

The issuing entity will pay interest on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “distribution date.” The first distribution date is October 17, 2022. On each distribution date, payments on the notes will be made to holders of record as of the last business day preceding that distribution date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

•	Interest on the Class A-1 notes will accrue from and including the prior distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the current distribution date.

•	Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 15th day of the calendar month preceding each distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the 15th day of the month in which such distribution date occurs.

•	Interest accrued as of any distribution date but not paid on that distribution date will be payable on the next distribution date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each distribution date for the Class A-1 notes will be the product of (i) the outstanding principal amount of the Class A-1 notes before giving effect to any principal payments made on that distribution date, (ii) the applicable interest rate and (iii) the actual number of days from and including the prior distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the current distribution date, divided by 360.

•	The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each distribution date for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any principal payments made on that distribution date, (ii) the applicable interest rate and (iii) 30 (or, with respect to the first distribution date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first distribution date occurs (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority and will be paid on a pro rata basis.

Principal:

Principal of the notes will be payable on each distribution date (other than after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded)) to the Class A-1 notes, until the principal amount thereof is reduced to zero, then to the Class A-2 notes, until the principal amount thereof is reduced to zero, then to the Class A-3 notes, until the principal amount thereof is reduced to zero and then to the Class A-4 notes, until the principal amount thereof is reduced to zero, in an amount equal to the sum of (i) the excess, if any, of (x) the adjusted pool balance of the receivables as of the beginning of the related collection period (or, in case of the first collection period, as of the cut-off date) over (y) the adjusted pool balance as of the end of the related collection period, and (ii) any amounts due in respect of principal on the notes but not previously paid because sufficient funds were not available to make such payments. At any time the “adjusted pool balance” shall equal the pool balance minus the yield supplement overcollateralization amount, which represents the aggregate present value (as described below) of the receivables for the related collection period.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid and after payment of interest on the notes.

Interest and Principal Payments after an Event of Default and Acceleration of the Notes:

On each distribution date after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after payment of fees and expenses to the servicer, the asset representations reviewer, the indenture trustee and the owner trustee) will be applied to pay: (a) first, interest on the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal amount of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal amounts of those classes of notes, until the outstanding principal amounts of those classes of notes have been paid in full.

Final Scheduled Distribution Dates:

The outstanding principal amount of each class of notes is due on the final scheduled distribution date for that class:

Class of Notes	Final Scheduled Distribution Date
Class A-1 notes	October 16, 2023
Class A-2 notes	August 15, 2025
Class A-3 notes	May 17, 2027
Class A-4 notes	November 15, 2029

You should refer to “The Notes—Payments of Principal” and “Distributions on the Notes—Calculation of Available Amounts” in this prospectus for more detailed information regarding payments of principal.

In addition, the notes are subject to early redemption on any distribution date on which the servicer exercises its option to purchase the issuing entity’s property (other than the reserve account) as described under “—Optional Purchase” below.

Priority of Payments

On each distribution date prior to an acceleration of the notes (or after any such acceleration has been rescinded), the servicer will allocate available amounts with respect to the related collection period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of available amounts on deposit in the collection account for such distribution date, in the following order of priority:

•	to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	on a pro rata basis (based on the amounts due to each class) to the noteholders, interest on the notes;

•	to the noteholders, principal on the notes in the amounts and priority described under “—Terms of the Notes—Principal” above;

•	to the reserve account, an amount, if any, necessary to increase the balance of funds therein to the specified reserve account balance;

•	to the indenture trustee, fees, expenses and indemnity payments, as applicable, due pursuant to the indenture that have not been paid by the administrator and have been outstanding for at least 60 days;

•	to the owner trustee, fees, expenses and indemnity payments due pursuant to the trust agreement that have not been paid by the administrator and have been outstanding for at least 60 days;

•	to the asset representations reviewer, fees, expenses and indemnity payments due pursuant to the asset representations review agreement that have not been paid by the sponsor and have been outstanding for at least 60 days; and

•	to an account for distribution to the certificateholders, any remaining amounts.

Optional Purchase

NMAC, as servicer, may purchase the issuing entity’s property (other than the reserve account) on any distribution date on which the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date. If the servicer exercises this option, the notes will be redeemed in whole, but not in part, on the related distribution date.

You should refer to “Description of the Transfer and Servicing Agreements—Optional Purchase” in this prospectus for more detailed information regarding the optional purchase of the issuing entity’s property.

Events of Default

The occurrence and continuation of any of the following events will be an “event of default” under the indenture:

•	the issuing entity fails to pay interest on any note within five business days after its due date;

•	the issuing entity fails to pay the principal of any note in full on its final scheduled distribution date or redemption date;
•	the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class;

•	any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture proves to have been inaccurate in any material respect at the time made, and the breach not having been cured within 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

If an event of default occurs and is continuing, the indenture trustee or holders of at least a majority of the outstanding principal amount of the notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class.

After an event of default and the acceleration of the notes (unless and until the acceleration has been rescinded), funds on deposit in the collection account and the reserve account will be applied to pay principal of and interest on the notes in the order and amounts specified under “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus. In addition, after an event of default and acceleration of the notes, the indenture trustee or the noteholders may elect to exercise certain remedies described in “Description of the Indenture—Remedies Upon an Event of Default.”

You should refer to “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus for more detailed information regarding the events constituting an event of default and the remedies available following such default.

Pool Information

The information concerning the receivables presented throughout this prospectus is based on two pools of receivables as of the cut-off date, one of which will be transferred to the issuing entity on the closing date.

Issuing Entity Property

The primary assets of the issuing entity will consist of a pool of receivables, collections on the receivables after the close of business on August 31, 2022, which is referred to as the “cut-off date,” and security interests in the vehicles financed by the receivables, together with the amounts on deposit in various accounts.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity in exchange for the notes and the certificates.

If the Base Transaction is issued, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	an aggregate initial principal balance of $1,182,322,833.41;

•	a contractual annual percentage rate that ranges from 0.00% to 11.59%;

•	a remaining term to maturity of not less than 4 payments and not greater than 73 payments;

•	an original principal balance of not more than $84,974.40 and a remaining principal balance of not less than $2,000.00 or more than $80,982.36; and

•	an origination date on or after August 7, 2016.

If the Upsize Transaction is issued, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	an aggregate initial principal balance of $1,477,843,167.03;

•	a contractual annual percentage rate that ranges from 0.00% to 11.70%;

•	a remaining term to maturity of not less than 4 payments and not greater than 73 payments;

•	an original principal balance of not more than $84,974.40 and a remaining principal balance of not less than $2,000.00 or more than $80,982.36; and

•	an origination date on or after August 7, 2016.

The pools described in this prospectus include receivables secured by the all-electric Nissan LEAF. If the Base Transaction is issued, 3,323 receivables in the related pool described in this prospectus, having an aggregate principal balance of $87,583,400.85 (approximately 7.41% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) are secured by all-electric Nissan LEAF vehicles and, if the Upsize Transaction is issued, 4,146 receivables in the related pool described in this prospectus, having an aggregate principal balance of $108,938,765.13 (approximately 7.37% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) are secured by all-electric Nissan LEAF vehicles.

As discussed under “The Receivables—Underwriting Procedures” in this prospectus, under NMAC’s origination process, retail installment contract applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not either automatically approved or automatically rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority.

If the Base Transaction is issued, 27,202 receivables in the related pool described in this prospectus, having an aggregate principal balance of $608,359,764.75 (approximately 51.45% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 24,803 receivables in the related pool described in this prospectus, having an aggregate principal balance of $573,963,068.66 (approximately 48.55% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. If the Upsize Transaction is issued, 33,876 receivables in the related pool described in this prospectus, having an aggregate principal balance of $757,462,684.51 (approximately 51.25% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 31,034 receivables in the related pool described in this prospectus, having an aggregate principal balance of $720,380,482.52 (approximately 48.75% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in this prospectus, NMAC does not consider any of the receivables in the pools described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

You should refer to “The Issuing Entity—Property of the Issuing Entity” and “The Receivables” in this prospectus for more information on the property of the issuing entity.

The Receivables

Purchasers of automobiles and light-duty trucks from Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers often finance their purchases by entering into retail installment contracts with such dealers, who then sell the contracts to NMAC, including its Infiniti Financial Services division. These contracts are referred to as “receivables”, and the underlying new, near-new and used automobiles and light-duty trucks, together with all accessions thereto, are referred to as the “financed vehicles”. The purchasers of the financed vehicles are referred to as the “obligors”. The terms of the contracts must meet requirements specified by NMAC.

Representations and Warranties

NMAC will each make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in NMAC being obligated to repurchase the related receivable. See “Description of the Transfer and Servicing Agreements— Representations and Warranties; Remedies.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by NMAC of those representations and warranties.

If the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder), the indenture trustee (acting at the direction of an investor), or an investor requests that NMAC repurchase any receivable due to a breach of representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by NMAC, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Transfer and Servicing Agreements—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “Description of the Transfer and Servicing Agreements—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a certain threshold, then, subject to certain conditions, investors representing at least a majority of the voting investors may direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by NMAC. See “Description of the Transfer and Servicing Agreements—Asset Representations Review” in this prospectus.

Servicing of the Receivables

NMAC will service the receivables. On each distribution date, NMAC will be paid a fee by the issuing entity for performing its servicing obligations in an amount equal to one-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding collection period (or in the case of the first distribution date, as of the cut-off date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees, if any, and any income from investments of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date from available amounts on deposit in the collection account, and will be paid to the servicer prior to the payment of principal of and interest on the notes. You should refer to “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in this prospectus for more detailed information regarding the servicing fees to be paid to NMAC.

Servicer Purchase Obligation:

As described in “Description of the Transfer and Servicing Agreements—Servicing Procedures,” the servicer will be obligated to repurchase any receivables affected by any breach by the servicer of certain of its duties and covenants with respect to those receivables, subject to certain conditions described in “Description of the Transfer and Servicing Agreements—Servicing Procedures.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants.

Administration of the Issuing Entity

NMAC will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each distribution date, NMAC will be paid a fee by the servicer for performing its administrative obligations in an amount to be agreed to between the administrator and the servicer.

Enhancement

The enhancement for the offered notes will be overcollateralization, the reserve account, and the yield supplement overcollateralization amount. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Overcollateralization:

Overcollateralization is the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. If the Base Transaction is issued, the initial amount of overcollateralization will be at least $41,704,274.14, or approximately 4.00% of the adjusted pool balance as of the cut-off date and approximately 4.17% of the aggregate initial principal amount of the notes. If the Upsize Transaction is issued, the initial amount of overcollateralization will be at least $52,149,047.88, or approximately 4.00% of the adjusted pool balance as of the cut-off date and approximately 4.17% of the aggregate initial principal amount of the notes.

Reserve Account:

On each distribution date, the issuing entity will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in servicing fees and interest and principal required to be paid on the notes.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

On the closing date, the issuing entity will cause to be deposited into the reserve account, (i) if the Base Transaction is issued, an amount equal to at least $2,604,260.69, and (ii) if the Upsize Transaction is issued, an amount equal to at least $3,255,372.62, which, in each case, is approximately 0.25% of the related adjusted pool balance as of the cut-off date. Thereafter, on any distribution date while the notes are outstanding, the “specified reserve account balance” will be 0.25% of the related adjusted pool balance as of the cut-off date. On each distribution date, after making required payments to the servicer and on the notes, and prior to making payments on the certificates, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

On each distribution date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released to holders of the certificates.

You should refer to “Credit Enhancement—Reserve Account” in this prospectus for more detailed information regarding the reserve account.

The Yield Supplement Overcollateralization Amount:

The yield supplement overcollateralization amount with respect to any collection period and the related distribution date is the aggregate amount by which the principal balance as of the last day of such collection period of each receivable owned by the issuing entity (other than a non-collectible receivable, a defaulted receivable or a repurchased receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of that receivable is the greater of 8.25% or the receivable’s contract rate and that the scheduled payments (assumed to be equal monthly payments that amortize the receivable principal balance to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days. The actual initial yield supplement overcollateralization amount for the actual pool of receivables will be calculated on or prior to the closing date.

You should refer to “Credit Enhancement—YSOC Amount” in this prospectus for more detailed information regarding the yield supplement overcollateralization amount.

Tax Status

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than such notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes and that the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. At closing, the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the Internal Revenue Service as equity of the issuing entity.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

You should refer to “Material U.S. Federal Income Tax Consequences” in this prospectus.

Certain Considerations for ERISA and other U.S. Benefit Plans

Subject to the considerations discussed under “Certain Considerations for ERISA and other U.S. Benefit Plans” in this prospectus, the notes are eligible for purchase by employee benefit plans and other retirement accounts.

Fiduciaries of employee benefit plans and retirement accounts considering the purchase of notes are urged to carefully review the matters discussed in this prospectus and to consult with their counsel before making an investment decision.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the money market fund and its advisor to satisfy those requirements. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Certain Investment Considerations

The issuing entity will rely on the exemption or exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exceptions or exclusions may be available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund”

as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (the “hired rating agencies”).

The ratings of the notes will address the likelihood of payment of principal of, and interest on, the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by a rating agency, whether hired or otherwise, may not necessarily be taken by any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or potential rating agency conflict of interest and regulatory scrutiny of the rating agencies, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), NMAC, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. If the Base Transaction is issued, NMAC expects such certificates to have a fair value of between approximately $98,766,516 and $104,945,604, which is between approximately 8.99% and 9.50% of the fair value of all of the notes and certificates issued by the issuing entity. If the Upsize Transaction is issued, NMAC expects such certificates to have a fair value of between approximately $123,484,893 and $131,206,164, which is between approximately 8.99% and 9.50% of the fair value of all of the notes and certificates issued by the issuing entity. For a description of the valuation methodology used to calculate the range of fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Certificates.”

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

The depositor does not intend to transfer or hedge the portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

EU Securitization Regulation and UK Securitization Regulation

None of NMAC, the depositor, the underwriters or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to the transaction described in this prospectus in accordance with the EU Securitization Regulation or the UK Securitization Regulation (each as defined below) or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable the compliance by EU Affected Investors with the EU Due Diligence Requirements or by UK Affected Investors with the

UK Due Diligence Requirements, or to comply with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, credit granting standards or any other conditions with respect to investments in securitization transactions by EU Affected Investors or UK Affected Investors. The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or failure by a UK Affected Investor to comply with the applicable UK Due Diligence Requirements, in each case with respect to an investment in the notes described in this prospectus, may result in the imposition of a penalty regulatory capital charge on such investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such EU Affected Investor or UK Affected Investor.

Prospective investors are responsible for analyzing their own legal and regulatory position and should consult with their own investment and legal advisors, regarding the application of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the notes for investment. The transaction described in this prospectus is structured in a way that is unlikely to allow EU Affected Investors to comply with the EU Due Diligence Requirements or UK Affected Investors to comply with the UK Due Diligence Requirements.

See “Legal Investment—Requirements for Certain European Regulated Investors and Affiliates” and “Legal Investment—Requirements for Certain UK Regulated Investors and Affiliates” in this prospectus.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes of any class.

RISKS RELATED TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES.

Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes

An outbreak of Coronavirus Disease 2019 (“COVID-19”) has spread throughout the world, including to the United States. The outbreak has led, and will likely continue to lead, to disruptions in global financial markets and the economies of many nations and is resulting in adverse impacts on the economy of the United States (which have included a general curtailment of business activity and a significant increase in unemployment) and the global economy in general (which include supply chain disruptions).

The long-term impacts of social, economic and financial disruptions caused by the outbreak of COVID-19 are unknown. The United States economy experienced a recession as a result of the outbreak of COVID-19 and it is unclear if or when the economy will fully recover or how many obligors have been and will continue to be adversely affected by the outbreak and related efforts by the government to slow the spread of COVID-19 throughout the nation or whether such efforts will be successful in preventing a resurgence of COVID-19. It is possible that a higher percentage of obligors may seek protection under bankruptcy or debtor relief laws as a result of financial and economic disruptions related to the outbreak of COVID-19 than is reflected in NMAC’s historical experience. See “—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes.” If an obligor were to seek protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligation to repay amounts due on its receivable. As a result, that receivable could be written off as uncollectible and you could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

It is unclear how many obligors have been and will continue to be adversely affected by the outbreak of COVID-19 and the related economic uncertainty, each of which could have a negative impact on the ability of obligors to make timely payments on the receivables, and may result in losses on your notes. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles.

The servicer has discretion to implement a range of actions with respect to obligors affected by the outbreak or who are experiencing financial hardship, including the discretion to permit an extension on payments due on a receivable, deferring payments on a receivable or lowering the monthly payments due on a receivable by extending the maturity of the related receivable consistent with the servicer’s customary servicing practices. Across the nation, servicers of motor vehicle receivables, including NMAC, have at times experienced a significant increase in requests for extensions and modifications related to COVID-19 nationwide and a significant number of such extensions and modifications have been granted including by NMAC. However, there is no guarantee that an extension or modification granted by NMAC will prevent a future default by an obligor. Although the frequency of requests for extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19, there may be a future significant increase in requests from obligors for extensions and modifications related to COVID-19 or financial hardship. Any receivable for which the servicer’s records as of the cut-off date indicate that the related obligor received an extension or modification related to COVID-19 has been excluded from the receivables pool. Because a pandemic such as COVID-19 has not occurred in recent years and is impacting obligors nationwide, historical loss experience is likely to not accurately predict the performance of the receivables.

Further, the COVID-19 pandemic and related effects on the United States economy, global financial markets and the business or operations of the sponsor or the servicer, may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors.

All of the foregoing could have a negative impact on the performance of the receivables or the liquidity and market value of your notes and, as a result, you may experience delays in payments or losses on your notes.

You may suffer losses on your notes due to receivables with low annual percentage rates

The receivables transferred to the issuing entity on the closing date may include receivables that have annual percentage rates that are less than the interest rates on the notes. If that is the case, interest paid on the receivables with higher annual percentage rates and collections related to the yield supplement overcollateralization amount will compensate for the receivables with lower annual percentage rates. Prepayments on receivables with higher annual percentage rates may adversely impact your notes by reducing the amount of interest available in the future to make payments on your notes.

Geographic concentration of the obligors may increase the risk of loss on your notes

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, natural or man-made disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or civil unrest, in the states where obligors reside, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.”

As of the cut-off date, based on the billing addresses of the obligors of the receivables, 11.37%, 9.53%, 7.22% and 5.96% of the aggregate cut-off date principal balance of the receivables in the pool were located in California, Texas, Florida and New York, respectively, if the Base Transaction is issued. As of the cut-off date, based on the billing addresses of the obligors of the receivables, 11.46%, 9.51%, 7.27% and 5.98% of the aggregate cut-off date principal balance of the receivables in the pool were located in California, Texas, Florida and New York, respectively, if the Upsize Transaction is issued. No other state, based on the billing addresses of the obligors, accounted for more than 5.00% of the aggregate principal balance of the receivables in the pools described in this prospectus as of the cut-off date.

Because of the concentration of the obligors in certain states, any adverse economic conditions, natural or man-made disasters, extreme weather conditions or civil unrest in these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity more than if the concentration did not exist, which may result in a greater risk of loss to you or your notes. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks of geographic concentration in the pool.

The impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes

The effects of climate change such as natural disasters or extreme weather conditions (including any predicted increase in the frequency and range of natural disasters and extreme weather conditions as a result of climate change) in the locations where obligors work or reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables in such states. See “—Geographic concentration of the obligors may increase the risk of losses or reduce the return on your notes.” Further, the pricing of used vehicles is affected by, among other factors, consumer preferences, which may be impacted by consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity). An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financial vehicle, which may result in losses on your notes.”

Further, the implementation of new or revised laws or regulations designed to address or mitigate the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer, the sponsor, the depositor and the issuing entity (including as a result of an adverse impact generally on the auto finance and resale markets) and could adversely affect the timing and amount of payments on your notes. See “— Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

Consequently, the impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financial vehicle, which may result in losses on your notes

The value of any financed vehicle may be less than the outstanding principal amount of the related receivable. Further, the rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. The lack of any significant equity in vehicles may make it more likely that the related obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable term is more likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payment on their receivables. Although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above and potential decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions, including, but not limited to, the termination of dealer franchises by a manufacturer or a product recall.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer preferences (including preferences that may change quickly based on factors such as fuel costs, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), economic factors, the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing the prices consumers will be willing to pay for used vehicles, including vehicles that secure the receivables, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses upon disposition of financed vehicles that may result in losses on your notes. Further, the insolvency of NML (or its affiliates) or ratings downgrade of NML (or its affiliates) may negatively affect used vehicle prices for Nissan and Infiniti vehicles. Additionally, the COVID-19 pandemic and related economic and financial disruption and the shortage of key components for the production of new vehicles have effected both the supply and demand of both new and used vehicles and, consequently, the resale value for returned and repossessed vehicles. As new vehicle supply was reduced, used vehicles saw an increase in demand. As a result of all of the foregoing, the proceeds received by the issuing entity upon any repossession and disposition of financed vehicles may be reduced or delayed and may not be sufficient to pay the underlying receivables, which may result in losses on your notes.

You may experience reduced returns and delays on your notes resulting from a vehicle recall

The vehicles securing the receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

NMAC’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes

Although NMAC is obligated to service the receivables in accordance with its customary practices, NMAC has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. NMAC, in its own discretion, may permit an extension on or a deferral of payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. See “The Receivables—Modifications of Receivables” and “Description of the Transfer and Servicing Agreements—Modifications of Receivables” in this prospectus, NMAC granted a significant number of extensions and modifications related to the COVID-19 outbreak, and temporarily suspended involuntary repossession activities nationwide. Although the frequency of extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19 and the servicer has resumed involuntary repossessions and other collection activities where permitted by local law, the frequency of extensions and modifications may increase in the future and the servicer may again elect (or be required) to suspend repossession activity in the future. See “—Adverse events arising from the Coronavirus outbreak could result in delays in payment or losses on your notes.” Any of these deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Further, credit score models were built prior to the global outbreak of COVID-19, and were not designed to take into account the longer term impacts of social, economic and financial disruptions caused by the pandemic. Credit scores, including the scoring data presented in this prospectus, do not account for changes in obligors’ credit profiles subsequent to the date as of which such scores have been obtained. Consequently, information regarding credit scores for obligors on the receivables presented in “The Receivables—Credit Scores” should not be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “Prepayments, Delinquencies, Repossessions and Net Credit Losses” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to

NMAC’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. NMAC has experienced variability (including increases) in delinquencies and repossessions in its auto loan portfolio, which variability may continue (including as a result of the COVID-19 outbreak). Further, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles are variable and declines in used vehicle prices will result in increased credit losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

In addition, the servicer may modify its customary servicing practices from time to time (including as a result of the COVID-19 outbreak) and those changes could reduce collections on the receivables.

As a result, the net loss experience presented in this prospectus with respect to NMAC’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. If the performance of the receivables in the pool is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes

The United States experienced a recession as a result of the outbreak of COVID-19 and the outlook for the U.S. economy remains uncertain, which may adversely affect the performance and market value of your notes. See “—Adverse events arising from the Coronavirus outbreak could result in delays in payment or losses on your notes.” Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on motor vehicle retail installment contracts.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors), lack of available credit, the rate of inflation (such as the recent increase in inflation) and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, cyber-attacks, public health emergencies, extreme weather conditions, significant changes in the political environment, political instability, armed conflict (such as the ongoing military conflict between Ukraine and Russia) and/or public policy, including increased state, local or federal taxation, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs in connection with obligors suffering a hardship (including hardships related to the COVID-19 pandemic).

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining used vehicle values. Such a decline in the value of vehicles securing outstanding motor vehicle retail installment contracts could weaken collateral coverage and increase the amount of a loss in the event of a default by an obligor. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Any of these factors could affect the performance of your notes and your ability to sell your notes in the secondary market.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to make monthly payments on their motor vehicle retail installment contracts. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they are unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors are unable to make timely payments.

See “Prepayments, Delinquencies, Repossessions and Net Credit Losses—Delinquency, Repossession and Credit Loss Information” and “Static Pool Information” in this prospectus for delinquency and loss information regarding certain motor vehicle retail installment contracts originated and serviced by NMAC.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes

The federal Servicemembers Civil Relief Act, as amended, and similar state laws may provide relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment contract for the purchase of a vehicle. On July 29. 2022, the CFPB and the Department of Justice sent a notification letter to auto lending and leasing companies reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. In particular, under such legislation, members of the military on active duty, including reservists, who have entered into such retail installment contracts before entering into military service, may be entitled to reductions in interest rates and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation.

If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates. For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables—Other Limitations” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your notes

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. Additionally, the CARES Act (as defined below) includes various provisions, such as new requirements affecting credit reporting, designed to protect consumers. The servicer may be prevented from or delayed in collecting amounts due on the receivables if the receivables (or the servicer’s practices) did not comply with consumer protection laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender or may affect the issuing entity’s ability to enforce its rights to collect under the receivable or to repossess the related financed vehicle. NMAC may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws, thereby shortening the weighted average life of your notes. For a description of the impact of repurchases on the weighted average life of the notes, see “Weighted Average Life of the Notes” in this prospectus. To the extent that NMAC fails to make (or is not required to make) such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity or may materially affect collection on such receivables and, in either event, you may experience delays in payments or losses on your notes. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

RISKS RELATED TO THE LIMITED NATURE OF THE ISSUING ENTITY’S ASSETS.

You must rely only upon payments from the issuing entity’s assets for repayment which may not be sufficient to make full payments on your notes

The notes represent indebtedness solely of the issuing entity and will not be insured or guaranteed by NMAC, the depositor, or any of their respective affiliates, or the indenture trustee or any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on the receivables and the credit enhancement for the issuing entity, including overcollateralization, amounts on deposit in the reserve account and the yield supplement overcollateralization amount. However, although funds in the reserve account will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. See “Credit Enhancement” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until the Final Scheduled Distribution Date

If so directed by the holders of the requisite percentage of outstanding notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity. If a liquidation occurs close to the date when one or more classes of notes would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. Also, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal balance of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay the notes in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date or redemption date for your notes. See “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled distribution date will involve the prepayment risks described under “—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which could result in delays in payments or losses on your notes

Generally, each receivable is secured at origination by the related financed vehicle. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the issuing entity may not have a perfected security interest in the financed vehicles in every state. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the servicer’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your note, your investment in the notes as a result of defaults. See “Material Legal Aspects of the Receivables—Security Interests” in this prospectus.

NMAC will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If NMAC sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the Basic Documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. NMAC could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). In the case of electronic contracts, there can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that NMAC maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract. Furthermore, if NMAC becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

NMAC will represent that NMAC has a perfected security interest in the receivables, including the receivables that constitute electronic chattel paper. Such security interest has been transferred to the depositor and thereafter to the issuing entity. From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date. The Servicer will covenant that it will at all times maintain control of the receivables constituting electronic chattel paper, which means that to the extent any of those amendments is evidenced in tangible form, NMAC will maintain its perfected security interest in the receivables by possession of the tangible amendment and control of the electronic contract.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give NMAC (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts. Moreover, there is a risk that maintaining control of the electronic contract and possession of all tangible amendments may not be sufficient as a matter of law to give NMAC a perfected security interest in the receivables that are evidenced both by electronic records and tangible records.

The possibility that NMAC (and accordingly, the issuing entity) may not have a perfected security interest in the financed vehicles or the receivables, or may have a perfected security interest that is junior to that of another party, may affect NMAC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payments on your notes and you may incur losses on your notes.

RISKS RELATED TO THE SERVICER AND OTHER TRANSACTION PARTIES.

Adverse events with respect to NMAC, its affiliates or a third-party service provider may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes

Adverse events with respect to NMAC, its affiliates or a third-party provider to whom NMAC outsources its activities may result in servicing disruptions or reduce the market value and/or liquidity of your notes. NMAC currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of NMAC as the servicer, or if any third-party provider cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Further, servicing disruptions could result from unanticipated events beyond NMAC’s or a third-party provider’s control, such as natural disasters or man-made disasters, civil unrest, political instability, cyber-attacks, armed conflict (such as the military conflict between Ukraine and Russia), public health emergencies (including COVID-19 or similar outbreaks) and economic disruptions, particularly to the extent such events affected NMAC’s or a third-party provider’s business or operations. For example, if significant portions of NMAC’s or a third-party provider’s workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, stay-at-home orders, facility closures or ineffective remote work arrangements, there may be servicing disruptions, which could result in reduced collection effectiveness. Further, if certain third-party providers that NMAC relies on to deliver products and services to support its business fail to fully perform their obligations in a timely manner NMAC’s ability to operate its business or perform its obligations under the Basic Documents could be adversely impacted and a disruption in collection activities with respect to the receivables could occur. See “—Adverse events arising from the Coronavirus outbreak could result in delays in payment or losses on your notes.” NMAC will be required to repurchase certain receivables that do not comply with representations and warranties made by NMAC, and in its capacity as servicer, NMAC will be required to repurchase receivables if it breaches specific servicing obligations with respect to those receivables. If NMAC were to become unable to repurchase any of those receivables and make the related payment to the issuing entity, you may incur losses on your notes.

Further, NMAC has been, or may become, subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of its business. Such proceedings and investigations could result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of NMAC or any of its subsidiaries or affiliates to perform their respective duties under the Basic Documents.

Further, NMAC relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes,” the global credit and financial markets have experienced, and may continue to experience, significant disruption and volatility. If NMAC’s access to funding is reduced or if NMAC’s costs to obtain such funding significantly increase, NMAC’s business, financial condition and results of operations could be materially and adversely affected, which could adversely affect NMAC’s ability to perform its obligations under the Basic Documents and the liquidity and market value of your notes.

In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value and/or liquidity of the related asset-backed securities. NMAC is an indirect wholly-owned subsidiary of NML, a Japanese corporation. Although neither NML nor NMAC is guaranteeing the obligations of the issuing entity, adverse events affecting NML or NMAC may adversely affect your investment in the notes. For example, if NML ceased to manufacture vehicles or support the sale of vehicles, if the credit rating of NML or NMAC were downgraded or if NML faced changes to its ongoing strategic alliances or financial, reputational, regulatory or operational difficulties, such as, for example, the resignation of NML’s chief executive officer in September 2019 and the removal in November 2018 of the Chairman of the Board of Directors of NML for alleged misconduct and the related indictments, criminal complaint, SEC inquiry (including the September 2019 settlement with the SEC with respect to disclosures regarding director and executive compensation), civil lawsuits and fines, those events may reduce the market value of Nissan or Infiniti vehicles or the market value and/or liquidity of your notes. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles or self-help repossessions and dispositions and as a result, reduce amounts available to pay the notes and the timing and amount of payments on your notes. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes” in this prospectus.

Additionally, the ability of the servicer, NMAC, to perform its obligations under the Basic Documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, including due to attacks by hackers, computer viruses or breaches due to errors or malfeasance by employees, contractors or others who have access to its system and networks, its business, financial conditions or results of operations may be materially and adversely affected.

For example, the servicer has been and continues to be subject to the threat of a range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service obligors on the receivables and other customers. The risk of a cyber-attack or other security breach may be more likely as a result of the COVID-19 outbreak and transition to remote work for the majority of NMAC’s workforce (and the workforce of NMAC’s vendors). NMAC may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. For example, obligors may have a private right of action against the servicer if the incident results in unauthorized access or disclosure of personal information. If NMAC fails to effectively manage the cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, as well as its ability to service the receivables, resulting in an increased risk of loss on the notes.

Federal or state financial regulatory reform could have a significant impact on the servicer, any sub-servicer, the sponsor, the originator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of certain entities for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. NMAC is subject to the supervisory and examination authority of the CFPB. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

In addition, the liquidation framework for the resolution of covered financial companies or the covered subsidiaries may apply to NMAC or its affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the Basic Documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in this prospectus. Application of this framework could materially and adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in this prospectus.

In particular, the Federal Trade Commission (“FTC”) and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties. Also, on June 23, 2022, the FTC issued a proposed rule that would (i) prohibit motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) require accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) require dealers to obtain consumers’ express, informed consent for charges, (iv) prohibit the sale of any add-on product or service that confers no benefit to the consumer, and (v) require dealers to keep records of advertisements and customer transactions. At this stage, it is unknown whether a final rule will be issued, the exact requirements of any final rule if issued or if any final rule would have a broader potential impact on auto lending practices.

In October 2020, the CFPB issued a final rule governing the activities of third-party debt collectors. While the final rule did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rule. It is unclear what effect, if any, this final rule or subsequent changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals

granted the defendant trusts’ petition for an interlocutory appeal. Depending upon the outcome of the appeal, the CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In February 2022, the CFPB issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. It is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile retail sale installment sale contracts, such as the issuing entity, and servicers in the future.

On March 25, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law, which provided for the creation of the Federal Pandemic Unemployment Compensation program, which provided an additional $600 per week to individuals collection traditional unemployment compensation and this was extended through the end of 2020. Additionally, on December 27, 2020, the Consolidated Appropriations Act of 2021 was signed into law, which restored the Federal Pandemic Unemployment Compensation program through March 14, 2021. On March 11, 2021, the president of the United States signed the American Rescue Plan Act of 2021, which extended unemployment benefits through September 6, 2021 (though some states discontinued the additional federal unemployment benefits earlier) and provided stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent. It is not known how many obligors of the receivables may have been receiving, or may in the future receive, any such additional unemployment benefits, or what impact such benefits have had on recent historical loss and delinquency information and static pool experience or what impact such benefits may have on the loss and delinquency performance of the receivables in the receivables pool. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise, all of which could materially adversely affect the servicing of the receivables or the timing and amount of payments of principal and interest on your notes.

Further, changes to the regulatory framework in which NMAC operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or laws, regulations, executive orders or other guidance in response to the COVID-19 pandemic could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Bankruptcy of NMAC or the depositor could result in delays in payments or losses on your notes

If NMAC or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. NMAC will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity. However, if NMAC or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that NMAC or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of NMAC, that the depositor or the issuing entity should be consolidated with NMAC for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

1.

the “automatic stay,” which generally prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2.

tax or government liens on NMAC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3.

the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by NMAC at the time NMAC becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the depositor with NMAC for bankruptcy purposes or conclude that the sale of receivables to the depositor or the issuing entity was not a “true sale.” See “Material Legal Aspects of the Receivables—Material Bankruptcy Considerations” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds

So long as NMAC is the servicer, if each condition to making monthly deposits described under “Description of the Transfer and Servicing Agreements—Collections” is satisfied, NMAC, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date. Currently, NMAC does not satisfy these conditions. For any period of time during which NMAC does satisfy these conditions, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the issuing entity on a distribution date, you might incur a loss on your notes.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer

Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the receivables with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and defaults on the receivables and delays or reductions in payments on your notes.

RISKS RELATED TO THE ISSUANCE OF MULTIPLE CLASSES OF NOTES OR RETENTION OF NOTES.

Payment priorities increase risk of loss or delay in payment to certain notes

Based on the priorities described under “Distributions on the Notes—Priority of Payments” in this prospectus, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default and acceleration of the notes has occurred), classes of notes that have higher (i.e., 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, the Class A-3 notes, and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes. Accordingly, the Class A-2 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes; and the Class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes and the Class A-2 notes; and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes

Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand for and market price for notes of that class already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,000,000,000 or $1,250,000,000 is not expected to be known until the day of pricing. NMAC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

There may be a conflict of interest among classes of notes

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters, such as a sale of the collateral after an event of default under some circumstances. Because the holders of more senior classes of note will have different interests than holders of more junior classes of notes when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

RISKS RELATED TO CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or potential rating agency conflict of interest and regulatory scrutiny of the rating agencies, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Further, we note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the hired rating agency for its rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes

You may receive payment of principal of your notes earlier or later than you expected, which may adversely impact your ability to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments.

The sponsor will be required to repurchase receivables from the issuing entity if there is a breach of the representations and warranties relating to those receivables that materially and adversely affects the interests of the noteholders or certificateholders in such receivables. NMAC, as the servicer, also will be required to purchase receivables from the issuing entity if it breaches certain of its servicing obligations with respect to those receivables. Additionally, the servicer may refinance any receivable and deposit the outstanding principal balance of such receivable into the collection account. The servicer also will be entitled to purchase all remaining receivables from the issuing entity once the outstanding aggregate principal balance of the receivables declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

The receivables may be prepaid, in full or in part, either voluntarily, including as a result of marketing programs introduced by NMAC or due to concerns arising from a vehicle recall (regardless of whether the related financed vehicle was affected by the recall), or as a result of defaults, theft of or damage to the related vehicle or for other reasons. If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepaid period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The weighted average life of the notes will generally be shortened if the issuing entity applies principal prepayments on the receivables to the outstanding principal amount of the notes. However, depending on the length of time during which a prepaid simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above, including the recent COVID-19 outbreak. For data regarding prepayment experience in NMAC’s prior securitized pools of receivables, see “Static Pool Information Regarding Certain Previous Securitizations—Prepayment Speeds.” However, NMAC cannot predict the actual prepayment rates for the receivables transferred to the issuing entity on the closing date, and NMAC’s historical prepayment experience does not reflect circumstances similar to the current global outbreak of COVID-19. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than that date.

Financial market disruptions, including as a result of the United Kingdom’s exit from the European Union, and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price

The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes, and a secondary market may not develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the initial purchasers and other broker and dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. Further, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including potential instability and volatility as a result of the exit of the UK from the European Union (the “EU”)) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may continue to cause, a significant reduction in liquidity in the secondary market for asset-backed securities. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

THE ISSUING ENTITY

General

The “issuing entity,” Nissan Auto Receivables 2022-B Owner Trust, is a Delaware statutory trust and will be governed by the amended and restated trust agreement to be dated as of the closing date (the “Trust Agreement”), between Nissan Auto Receivables Company II LLC (“NARC II”), as depositor (the “depositor”), Wilmington Trust, National Association, as owner trustee (the “owner trustee”), and U.S. Bank Trust Company, National Association, as certificate registrar and paying agent. The issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the Basic Documents. On the closing date, the authorized purposes of the issuing entity will be limited to:

1.	acquiring, holding and managing the receivables and the other assets of the issuing entity and proceeds therefrom;

2.	issuing the notes and the certificates;

3.	making payments on the notes and the certificates;

4.	entering into and performing its obligations under each Basic Document to which it is a party;

5.

subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the issuing entity’s property and the making of distributions to the holders of the notes and certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The term “Basic Documents” refers collectively to the indenture, the Trust Agreement, the Purchase Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Administration Agreement, the asset representations review agreement, the Securities Account Control Agreement and the other documents and certificates to be delivered in connection with this transaction.

The issuing entity will issue (a) the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes (collectively, the “notes”) and (b) certificates (the “certificates”), which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity will exchange the notes and the certificates for the receivables and certain other assets from the depositor pursuant to the Sale and Servicing Agreement among the issuing entity, the servicer, the depositor and the indenture trustee (the “Sale and Servicing Agreement”). The notes that will be received by the depositor in exchange for the receivables, other than notes, if any, retained by the depositor or conveyed to affiliates of the depositor (the “retained notes”), are being offered hereby. The certificates will initially be held by the depositor but may be transferred by the depositor on or after the closing date.

Nissan Motor Acceptance Company LLC (“NMAC”) will be appointed to act as the servicer of the receivables (in that capacity, the “servicer”). The servicer will service the receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in this prospectus.

Notes owned by the issuing entity, the depositor, the servicer and their respective affiliates will be entitled to all benefits afforded to the notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the Basic Documents unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively, constitute all the owners of all the notes outstanding.

The issuing entity’s principal office is in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this prospectus. The fiscal year of the issuing entity begins on April 1st of each year.

The depositor, on behalf of the issuing entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the issuing entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Reports to Noteholders” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

If the Base Transaction is issued, the expected capitalization and liabilities of the issuing entity as of the closing date will be as follows:

Capitalization

Receivables (Adjusted Pool Balance)	$1,041,704,274.14
Reserve Account – Initial Balance(1)	$2,604,260.69
YSOC Amount	$140,618,559.27

Total	$1,184,927,094.10

(1)	This amount may be adjusted upwards. To be an amount not less than 0.25% of the related adjusted pool balance as of the cut-off date.

Liabilities

Class A-1 notes	$215,000,000
Class A-2 notes	$354,600,000
Class A-3 notes	$354,600,000
Class A-4 notes	$75,800,000

Total	$1,000,000,000

If the Upsize Transaction is issued, the expected capitalization and liabilities of the issuing entity as of the closing date will be as follows:

Capitalization

Receivables (Adjusted Pool Balance)	$1,302,149,047.88
Reserve Account – Initial Balance(1)	$3,255,372.62
YSOC Amount	$175,694,119.15

Total	$1,481,098,539.65

(1)	This amount may be adjusted upwards. To be an amount not less than 0.25% of the related adjusted pool balance as of the cut-off date.

Liabilities

Class A-1 notes	$270,000,000
Class A-2 notes	$443,300,000
Class A-3 notes	$443,300,000
Class A-4 notes	$93,400,000

Total	$1,250,000,000

Property of the Issuing Entity

After giving effect to the transactions described in this prospectus, the property of the issuing entity will include:

1.	the receivables (including all related receivables files);

2.	the Collection Account and the Reserve Account and funds on deposit therein;

3.	security interests in the Financed Vehicles and any related property;

4.	amounts due or collected under the receivables after the close of business on August 31, 2022 (the “cut-off date”);

5.	the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the obligors;

6.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of receivables which do not meet specified representations made by the Dealers;

7.	the rights of the depositor under the Purchase Agreement;

8.	the rights of the issuing entity under the Sale and Servicing Agreement and the Administration Agreement;

9.	the right of NMAC to realize upon any property (including the right to receive future net liquidation proceeds) that secures a receivable;

10.	the right of NMAC to rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables in effect as of the cut-off date; and

11.	all proceeds of the foregoing.

The Collection Account and the Reserve Account will initially be established with and maintained by U.S. Bank National Association as the account bank (the “account bank”) and will be subject to a securities account control agreement, to be dated as of the closing date (the “Securities Account Control Agreement”), between the account bank, the issuing entity, the servicer and the indenture trustee.

Holders of the notes and certificates will be dependent on payments made on the receivables and proceeds received in connection with the sale or other disposition of the related Financed Vehicles for payments on the notes and certificates. Pursuant to the Purchase Agreement, NMAC will sell and assign to the depositor, without recourse, its entire interest in the receivables, including the security interest in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the issuing entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the receivables, including the security interests in the Financed Vehicles. See “Material Legal Aspects of the Receivables—Security Interests” in this prospectus.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

The Owner Trustee

Wilmington Trust, National Association – also referred to herein as the Owner Trustee – is a national banking association with trust powers incorporated under the federal laws of the United States. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving motor vehicle receivables.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Wilmington Trust, National Association has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust, National Association has not provided or verified the accuracy of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses and indemnity payments of the owner trustee due pursuant to the Trust Agreement will be paid by the administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments, as applicable, are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Trust Agreement” in this prospectus.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as indenture trustee, note registrar and paying agent. U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A. The Indenture Trustee will maintain the accounts of the issuing entity in the name of the Indenture Trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $591 billion as of June 30, 2022, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2022, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2022, U.S. Bank was acting as trustee with respect to over 122,000 issuances of securities with an aggregate outstanding principal balance of over $5.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2022, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, note registrar and paying agent on 172 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $68,988,300,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The indenture trustee will make each monthly statement available to the Noteholders via the indenture trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

At all times, the indenture trustee or its parent must have a long-term debt rating of “Baa3” or better by Moody’s Investors Service, Inc. and “BBB” or better by S&P Global Ratings, or otherwise acceptable to each of the Rating Agencies. The indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition).

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee set forth in the indenture. The indenture trustee may resign at any time with 30 days prior written notice, in which event the servicer, or its successor, will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal amount of the notes may remove the indenture trustee at any time with 30 days prior written notice to the indenture trustee and the owner trustee and appoint a successor. The administrator of the issuing entity may also remove the indenture trustee with 30 days prior written notice if the indenture trustee becomes insolvent or bankrupt, becomes subject to a receiver that takes charge of it or its property, ceases to be eligible to continue in that capacity under the indenture, or otherwise becomes legally or practically incapable of fulfilling its duties under the indenture. In those circumstances, the servicer will be obligated to appoint a successor thereto. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

NMAC, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates. Further, the indenture trustee and one of the underwriters, U.S. Bancorp Investments, Inc., are affiliates.

The fees and expenses and indemnity payments of the indenture trustee due pursuant to the indenture will be paid by the administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments, as applicable, are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture.”

THE DEPOSITOR

NARC II, the depositor, is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The depositor was converted from a Delaware corporation to a Delaware limited liability company on April 1, 2021. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell, directly or indirectly, one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuer and to loan, transfer or otherwise invest any proceeds from receivables; to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuer; to prepare and file registration statements related to securities and any required filings or reports; and prepare prospectuses relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

Since its formation in November 2000, NARC II has been the depositor in each of NMAC’s retail securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s retail securitization program, you should refer to “The Sponsor—Securitization” in this prospectus.

On the closing date, the depositor will convey the receivables to the issuing entity in exchange for the notes and certificates. The depositor will then sell the notes to the underwriters pursuant to an underwriting agreement.

The depositor initially will retain all of the certificates. As the holder of certificates, the depositor will have various rights and obligations under the Trust Agreement, including the right to direct the owner trustee (i) to remove the administrator of the issuing entity, and (ii) to appoint a successor administrator upon resignation and removal of the administrator of the issuing entity. Notwithstanding the foregoing, the rights of any holder of the certificates to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the indenture. For more information regarding the rights and obligations of the depositor upon the initial issuance of the notes, you should refer to “Description of the Trust Agreement” in this prospectus.

The principal executive office of NARC II is located at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 and its telephone number is (615) 725-1121.

THE SPONSOR

General

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC was converted from a California corporation to a Delaware limited liability company on April 1, 2021. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States and the District of Columbia. NNA is a direct wholly owned subsidiary of NML, which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States and the District of Columbia. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other Dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements. Until April 1, 2019, NMAC also provided indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in Puerto Rico.

The principal executive office of NMAC is located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

NMAC is an indirect wholly-owned subsidiary of NML. Although NML is not guaranteeing the issuing entity’s obligations under the notes, NML’s financial condition may affect NMAC’s ability to service the receivables. See “Risk Factors—Risks related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or a third-party service provider may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

Securitization

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization transactions (each, an “Asset-Backed Securitization”). These retail installment contracts, loans and leases are purchased by NMAC from Dealers or are loans made by or on behalf of NMAC to Dealers. NMAC generally holds these loans and leases for an interim period prior to transferring them in connection with an Asset-Backed Securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of retail installment contracts, loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities.

A significant portion of NMAC’s assets are sold in Asset-Backed Securitization transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the Asset-Backed Securitization securities and are not available to NMAC’s creditors generally. At June 30, 2022, NMAC had approximately $16.3 billion, or 43.3% of its consolidated assets, pledged in connection with Asset-Backed Securitization transactions. NMAC expects that Asset-Backed Securitization debt offerings will continue to be a material funding source for NMAC. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event in any material respect.

NMAC’s auto loan Asset-Backed Securitization program was first established and utilized for the Nissan Auto Receivables 1986-A Grantor Trust transaction. For more information regarding NMAC’s experience with respect to its entire portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks, you should refer to “Prepayments, Delinquencies, Repossessions and Net Credit Losses,” “Appendix A—Static Pool Information Regarding Certain Previous Securitizations” and “Appendix B—Historical Pool Performance” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to Regulation RR, NMAC, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5%, as of the closing date, of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. Based on the assumptions provided below, if the Base Transaction is issued, NMAC expects such certificates to have a fair value of between approximately $98,766,516 and $104,945,604, which is between approximately 8.99% and 9.50% of the fair value of all of the notes and certificates issued by the issuing entity. Based on the assumptions provided below, if the Upsize Transaction is issued, NMAC expects such certificates to have a fair value of between approximately $123,484,893 and $131,206,164, which is between approximately 8.99% and 9.50% of the fair value of all of the notes and certificates issued by the issuing entity.

NMAC determined the fair value of the notes and the issuing entity’s certificates in accordance with the fair value assessment described in the FASB Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), under generally accepted accounting principles. Under ASC 820, fair value of the notes and the certificates generally would be the price that would be received by the seller in a sale of the notes and certificates, respectively, in an orderly transaction between unaffiliated market participants. Under ASC 820, buyers and sellers are both assumed to be knowledgeable and possess a reasonable understanding of the asset using all available information. Additionally, both the buyer and the seller are assumed to be able and willing to transact without an external force specifically compelling them to do so. For example, forced sales, forced liquidations and distress sales are not considered to be “orderly transactions.”

ASC 820 establishes a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

•	Level 1: fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

•	Level 2: fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3: fair value is calculated using unobservable inputs, such as the sponsor’s data.

NMAC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. NMAC believes that the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of data not observable in the market and reflecting NMAC’s judgment regarding the assumptions market participants would use in pricing the certificates in a hypothetical sale.

If the Base Transaction is issued, the fair value of each class of notes is assumed to be approximately equal to the initial principal amount set forth for such class on the front cover of this prospectus, or par. If the Upsize Transaction is issued, the fair value of each class of notes is assumed to be approximately equal to the initial principal amount set forth in the table under “Summary—Offered Notes” in this prospectus. This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions in the below table:

Class	Range of Assumed Interest Rates
Class A-1	3.475% - 3.775%
Class A-2	4.16% - 4.51%
Class A-3	4.08% - 4.58%
Class A-4	4.18% - 4.68%

These interest rates are estimated based on recent pricing of asset-backed notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk for publicly registered asset-backed notes secured by motor vehicle receivables in similar transactions.

To calculate the fair value of the issuing entity’s certificates, NMAC used a discounted cash flow method, which is calculated using the forecasted cash flows payable to the holders of the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield. NMAC used an internal model to project future interest payments and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee and deposits necessary to fund the reserve account to an amount equal to the Specified Reserve Account Balance. The forecasted cash flow model assumes that the administrator (and not the issuing entity) will pay the indenture trustee, owner trustee and asset representations reviewer fees and expenses. The resulting net cash flows to the certificateholder are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificate cash flows and the credit risk of the receivables.

In connection with the discounted cash flow calculation described above and after considering NMAC’s actual historical performance of its previous securitized portfolios of retail installment contracts (see “Static Pool Information” below), prepayment, delinquency and loss assumptions used in structuring the notes, the composition of the receivables pools, one of which is to be transferred to the issuing entity, trends in used vehicle values, general macroeconomic conditions and other factors discussed below, NMAC made the assumptions described under “Weighted Average Life of the Notes” (other than (1), (6) and (10) thereunder) as well as the following additional assumptions:

•	if the Base Transaction is issued, the receivables in the related pool had an aggregate principal balance of $1,182,322,833.41 as of the cut-off date;

•	if the Upsize Transaction is issued, the receivables in the related pool had an aggregate principal balance of $1,477,843,167.03 as of the cut-off date;

•

the Class A-1 notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of the actual number of days in an interest accrual period and a 360-day year;

•

the Class A-2 notes, Class A-3 notes and Class A-4 notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of a 360-day year consisting of twelve 30-day months;

•	interest and principal payments on the receivables are calculated using the hypothetical pools and related pool characteristics described under “Weighted Average Life of the Notes”;

•	the receivables prepay in full at a 1.30% ABS rate based on amortization arising from both prepayments and losses, where “ABS” means the “Absolute Prepayment Model,” which represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables monthly; this assumption used to calculate the fair value of the certificates is one of the various prepayment scenarios presented in the ABS Tables set forth in “Weighted Average Life of the Notes”;

•

cumulative net losses on the receivables from the cut-off date through the optional purchase of the issuing entity’s property by the servicer, equal approximately 1.35% as a percentage of the aggregate initial principal balance of the receivables as of the cut-off date;

•

a default timing curve that assumes that 30% of defaults occur in the first year after the cut-off date, 30% of defaults occur in the second year after the cut-off date, 25% of defaults occur in the third year after the cut-off date and 15% of defaults occur in the fourth year after the cut-off date;

•	the servicer exercises its option to purchase the issuing entity’s property (other than the Reserve Account) at the earliest time such option may be exercised;

•	the amount on deposit in the Reserve Account is released to the certificateholder on the distribution date on which the notes are paid in full; and

•

projected cash flows to the certificateholder are discounted at 11% (which reflects an expected market yield derived using qualitative factors which take into account the first loss exposure of the certificate cash flows and credit risk of the receivables, the rate of return that we estimate third-party investors would require to purchase residual interests similar to the certificates, and the current economic environment).

NMAC developed the discount rate, cumulative net losses on the receivables and default timing curve based on the following additional factors:

•

Discount rate— due to the lack of an actively traded market in residual interests similar to the issuing entity’s certificates, this rate reflects a determination by NMAC and the depositor based on, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests and qualitative factors that consider the subordinate nature of the first-loss exposure.

•

Cumulative net losses; default timing curve— the cumulative net loss assumption and the shape of the default timing curve reflect a determination by NMAC and the depositor based on, among other items, the composition of the pool, experience with similar receivables underwritten by NMAC, and the expected cumulative net loss rates as determined by the Rating Agencies. Default and recovery rate estimates are included in the cumulative net loss assumption.

Based upon the foregoing inputs and assumptions, if the Base Transaction is issued, the fair value of the issuing entity’s certificates is expected to be between approximately $98,766,516 and $104,945,604, which is between approximately 8.99% and 9.50% of the aggregate fair value of the notes and the certificates on the closing date. Based upon the foregoing inputs and assumptions, if the Upsize Transaction is issued, the fair value of the issuing entity’s certificates is expected to be between approximately $123,484,893 and $131,206,164, which is between approximately 8.99% and 9.50% of the aggregate fair value of the notes and the certificates on the closing date. NMAC believes that the inputs and assumptions that could have a material impact on the fair value calculation, or that would be material to an evaluation of NMAC’s fair value calculation, are described above. A differing opinion regarding the appropriate inputs and assumptions could materially change the determination of the fair value of the certificates. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above (for example, the use of hypothetical pools rather than the individual characteristics of each receivable) and the actual performance of the receivables is likely to differ from the assumed performance (such as the actual timing and amount of net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary somewhat from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

NMAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates, as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value of the notes and the issuing entity’s certificates.

As described under “Distributions on the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments” below, payments to holders of the issuing entity’s certificates on any distribution date are subordinated to all payments of principal and interest on the notes by, and other expenses of, the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any distribution date on which the issuing entity has insufficient funds to make all of the distributions described under “Distributions on the Notes—Priority of Payments,” any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “The Certificates.”

The depositor does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

THE SERVICER

NMAC will be the servicer. NMAC has been servicing motor vehicle receivables for over two decades. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers in the United States. As used herein, “Dealer” means Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers. NMAC is the servicer for all of the loans and leases that it finances. For a description of the servicing procedures NMAC will utilize in servicing the receivables, see “The Receivables—Servicing of the Receivables” in this prospectus. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable Basic Documents), NMAC generally expects to service the loans and leases financed in an asset-backed securitization for the life of that transaction. The servicer may not resign from its obligations and duties with respect to the receivables under the Sale and Servicing Agreement unless it determines that the duties thereunder are no longer permissible under applicable law. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreements—Servicer Resignation and Termination” in this prospectus.

THE ORIGINATOR

NMAC is responsible for originating the receivables included in the transaction described in this prospectus. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers.

The following chart provides, respectively, market penetration information regarding NMAC’s entire portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks purchased in the United States and NMAC’s total revenues from retail installment contracts for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022 and for the three months ended June 30, 2021 and June 30, 2022.

Overview of NMAC Retail Installment Contract Financing Operations

	For the Three Months Ended June 30,		For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Number of retail installment contracts purchased by NMAC(1)	59,092	96,807	322,857	261,210	314,185	401,348	495,417
Revenues(2)	$230	$244	$953	$1,033	$1,206	$1,232	$1,737

(1)	Includes receivables originated by NMAC, including its Infiniti Financial Services division, in the United States only.
(2)	Dollars in millions. Includes receivables originated in the United States and Mexico.

NMAC primarily purchases retail installment contracts for new, near-new, used and certified pre-owned vehicles from Nissan- and Infiniti-branded Dealers. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four to seven model years old, and other makes of pre-owned vehicles up to seven model years old. Certified pre-owned vehicles are Nissan or Infiniti vehicles which have been inspected by Dealers and meet published standards. Retail installment contracts that are purchased are required to comply with NMAC’s underwriting standards, which emphasize, among other factors, the applicant’s willingness and ability to pay the value of the vehicle to be financed and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “The Receivables—Underwriting Procedures” in this prospectus.

The retail installment contracts NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related Financed Vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and, where permitted by law, obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession. The Dealer is responsible for properly submitting the title application. If NMAC discovers that the Dealer did not record NMAC’s lien on the title, NMAC has the right to reassign that contract back to the Dealer.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer (the “asset representations reviewer”) pursuant to an agreement (the “asset representations review agreement”) among the sponsor, the servicer and the asset representations reviewer. Clayton has been engaged as the asset representations reviewer on more than 500 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the receivables, (b) the asset representations reviewer no longer meets the eligibility requirements of the asset representations review agreement or (c) upon a determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law. Upon the occurrence of one of the foregoing events, the asset representations reviewer will promptly resign and the sponsor will appoint a successor asset representations reviewer. Further, the indenture trustee, at the direction of noteholders evidencing a majority of the voting interests of the notes, shall terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) a Person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	an insolvency event with respect to the asset representations reviewer occurs.

Upon a termination of the asset representations reviewer, the sponsor shall appoint a successor asset representations reviewer. The asset representations reviewer shall pay the reasonable expenses associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review” below) for compliance with the representations and warranties made by the sponsor and the depositor on the receivables if the conditions described below under “Description of the Transfer and Servicing Agreements—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Description of the Transfer and Servicing Agreements—Asset Representations Review—Fees and Expenses for Asset Review” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Transfer and Servicing Agreements—Asset Representations Review” below. The asset representations reviewer is not liable for any action taken, or not taken, in good faith under the asset representations review agreement, or for errors in judgment. However, the asset representations reviewer will be liable for its willful misfeasance, bad faith, breach of agreement or negligence in performing its obligations. The sponsor will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the asset representations review agreement and the performance of its duties thereunder, other than any such loss, liability or expense incurred by the asset representations reviewer through the asset representations reviewer’s own bad faith, willful misfeasance or negligence in performing its obligations under the asset representations review agreement or breach of the asset representations review agreement. The fees and expenses and indemnity payments of the asset representations reviewer due pursuant to the asset representations review agreement will be paid by the sponsor under the asset representations review agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

THE RECEIVABLES

The property of the issuing entity will generally consist of motor vehicle retail installment contracts or installment loans transferred by the depositor to the issuing entity on the closing date (the “receivables”) originated on or after August 7, 2016 between the Dealers and retail purchasers (the “obligors”). The receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the receivables to NMAC (the “Dealer Agreements”). The receivables evidence the indirect financing made available by NMAC to the obligors. Each receivable is a simple interest contract and provides for level monthly payments that provide interest at a specified annual percentage rate (“APR”) and fully amortizes the amount financed over an original term to maturity. The receivables are secured by new, near-new and used automobiles and light-duty trucks, together with all accessions thereto (collectively, the “Financed Vehicles”), including the all-electric Nissan LEAF. “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which may or may not be titled to the Dealer in some states and as such may be classified as new or used vehicles in those states.

General

NMAC purchased the receivables pursuant to agreements between NMAC and Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards described under “—Underwriting Procedures.” Each Dealer will be obligated to repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related obligors or the collectability of those contracts. The sales by the Dealers of installment contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor, other than in connection with the breach of the aforementioned representations and warranties.

The receivables to be held by the issuing entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. NMAC generally selects a pool of receivables that is a representative sample of its overall portfolio of retail installment contracts, subject to the eligibility requirements described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus.

All of the receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the receivable.

Because interest accrues daily throughout each payment period, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

Tangible and Electronic Contracting

Following Dealer and obligor signing of a tangible contract, the Dealer sends the documentation constituting the tangible record related to the applicable receivable to an imaging center, where a third-party contractor images the documentation and transmits the image directly to the servicer’s computer systems for review by NMAC, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable receivable. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated vaulting and security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

If the Base Transaction is issued, approximately 84.43% of the receivables in the related pool described in this prospectus (by aggregate principal balance as of the cut-off date) were originated as electronic contracts. If the Upsize Transaction is issued, approximately 84.39% of the receivables in the related pool described in this prospectus (by aggregate principal balance as of the cut-off date) were originated as electronic contracts. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to NMAC.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify NMAC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing of the Receivables

Monthly statements are (1) delivered to obligors by mail, (2) provided to the obligors via their financial institution’s website, or (3) provided to the obligors on NMAC’s website. Generally, monthly payments are remitted by mail, a vendor web and phone-pay system, electronically through the customer’s bank, MoneyGram, NMAC Portal or by an automated clearing system. Mailed payments are received and processed at a lockbox. A daily payment file is submitted to NMAC electronically and posted to the customer account. The lockboxes utilize optical character recognition billing statement coupons for automated processing.

On a weekly basis, NMAC transmits a look-up file to the lockbox vendor by a secure file transmittal protocol for account number verification and check identification. Insurance checks and unidentified payments are out-sorted and placed in a web decisioning tool for NMAC’s operations center in Dallas, Texas (“NCCD”), to instruct the lockbox vendor for appropriate identification and processing. Under NMAC’s current customary servicing practices, payoffs are generally processed at NCCD with the exception of those that are sent by the customers to the lockbox. NMAC intends to change its customary servicing practices in the future to cease processing payoffs at NCCD and only process payoffs at the lockbox. Payments associated with bankruptcies and recoveries are also processed at NCCD. Payments that cannot be identified are deposited and entered into the Unidentified Payment System and a letter is mailed to the remitter requesting them to contact NCCD with the correct account number. Payments that cannot be deposited because they are damaged, blank or not signed are returned to the customer and the legacy system is documented accordingly.

Under NMAC’s current servicing policies, NMAC considers a receivable to be past due when the obligor fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for 15 days. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent obligors. The first assesses the risk of the delinquent obligor through a behavioral scoring algorithm. The algorithm prioritizes the obligor from high to low risk and calling campaigns are structured to target high-risk obligors. Secondly, based on the score, management determines the best strategy for collection activity. Assessing the score allows the managers to focus resources on higher risk obligors. Lower risk obligors may receive no communication from NMAC unless the delinquency becomes more severe. If the delinquent receivable cannot be brought current or completely collected within 60 days, the account will be assigned to the Late-Stage Collections and assigned to a Consumer Collections Representative until resolution (repayment, charge-off, etc.). If an account reaches 75 days delinquency, NMAC generally attempts to repossess the vehicle while still trying to collect the payments. If the account reaches 120 days without being repossessed or payments received, NMAC’s general policy is to charge off that account. In certain limited circumstances, such as when the 120th day of account delinquency falls on a weekend or holiday, or when approval authority for a given charge-off is pending, or when the processing of an obligor payment that NMAC believes will make the account current is pending, the general policy of 120 day charge off may be extended by a small number of days to account for such circumstances. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted.

Insurance on Financed Vehicles

Each receivable requires the related obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the obligors at the time of origination of the receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the issuing entity for any loss as to which third-party insurance has not been maintained, except to the extent of its obligations under the Purchase Agreement.

Modifications of Receivables

On occasion, NMAC may extend the term of a receivable if the obligor requests such extension, the extension will result in the obligor’s payments under the receivable being brought current and the obligor agrees to continue to make monthly payments (each, a “Term Extension”). NMAC also grants extensions as required by state or federal law. NMAC has established authority levels for approval of Term Extensions. Under NMAC’s current customary servicing practices, and subject to the requirements of state and federal law, Term Extensions do not exceed six months in the life of the receivable. Additionally, NMAC may from time to time, in accordance with its customary servicing practices, lower the monthly payments due on a receivable without reducing the Principal Balance of the related receivable by extending the maturity of the related receivable by up to twelve months on a case-by-case basis. See “Description of the Transfer and Servicing Agreements—Modifications of Receivables” in this prospectus.

Characteristics of the Receivables

NMAC purchased the receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. Although NMAC generally selects a pool of receivables that is a representative sample of its overall portfolio, it is possible that delinquencies or losses on the receivables could exceed those on other retail installment contracts included in NMAC’s portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks. On or before the closing date, NMAC will sell the receivables and other assets relating thereto to the depositor. The depositor will, in turn, transfer the receivables and other assets relating thereto to the issuing entity on the closing date pursuant to the Sale and Servicing Agreement in exchange for the notes and the certificates. The notes that will be received by the depositor in exchange for the receivables are being offered by this prospectus (other than the retained notes, if any). NMAC will continue to service the receivables.

The receivables to be held by the issuing entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. NMAC will make certain representations and warranties with respect to the receivables which, if breached, could result in NMAC being required to repurchase the related receivable. See “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus.

The information concerning the receivables presented throughout this prospectus is based on two pools of receivables as of the cut-off date, one of which will be sold to the issuing entity on the closing date.

If the Base Transaction is issued, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	had an aggregate initial principal balance of $1,182,322,833.41;

•	had a contractual APR between 0.00% and 11.59%;

•	had a remaining term to maturity of not less than 4 payments and not greater than 73 payments;

•	had an original principal balance of not more than $84,974.40 and a remaining principal balance of not less than $2,000.00 or more than $80,982.36; and

•	was originated on or after August 7, 2016.

If the Upsize Transaction is issued, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	had an aggregate initial principal balance of $1,477,843,167.03;

•	had a contractual APR between 0.00% and 11.70%;

•	had a remaining term to maturity of not less than 4 payments and not greater than 73 payments;

•	had an original principal balance of not more than $84,974.40 and a remaining principal balance of not less than $2,000.00 or more than $80,982.36; and

•	was originated on or after August 7, 2016.

The pools described in this prospectus includes receivables secured by the all-electric Nissan LEAF. If the Base Transaction is issued, 3,323 receivables in the related pool described in this prospectus, having an aggregate principal balance of $87,583,400.85 (approximately 7.41% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) are secured by all-electric Nissan LEAF vehicles. If the Upsize Transaction is issued, 4,146 receivables in the related pool described in this prospectus, having an aggregate principal balance of $108,938,765.13 (approximately 7.37% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) are secured by all-electric Nissan LEAF vehicles.

Any receivable for which NMAC’s records as of the cut-off date indicate that the related obligor received an extension or modification related to COVID-19 has been excluded from each receivables pool described in this prospectus.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have on any receivable.

Underwriting Procedures

NMAC purchases automobile and light-duty truck retail installment contracts from Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The receivables are originated by the Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and are purchased in accordance with NMAC’s underwriting procedures and other requirements, as described below. NMAC’s underwriting procedures emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

NMAC requires that retail installment contract applications received from the Dealers be signed by the applicant. In addition, NMAC requests that the applicant provide his or her name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, in the application. NMAC uses the obligor’s monthly self-reported gross income, including any income reported by a co-obligor, on the application at origination, for purposes of calculating the obligor’s payment-to-income ratio. Upon receipt, NMAC obtains one or more credit reports from Equifax, Experian and/or TransUnion. NMAC’s credit decision is influenced by the information provided by the applicant in the application and the credit scores reflected in the credit bureau reports.

Upon receipt, retail installment contract applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®* score, as well as other credit related metrics of the loan (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for

*	FICO® is a federally registered trademark of Fair Isaac Corporation.

example, one or more credit-related criteria are not within certain guidance levels. After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst. Because any applications approved by credit analyst (including credit analysts with the highest approval authority) must still be within NMAC’s underwriting guidelines, NMAC does not consider any such approved applications to be exceptions to its underwriting criteria.

If the Base Transaction is issued, 27,202 receivables in the related pool described in this prospectus, having an aggregate principal balance of $608,359,764.75 (approximately 51.45% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 24,803 receivables in the related pool described in this prospectus, having an aggregate principal balance of $573,963,068.66 (approximately 48.55% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. If the Upsize Transaction is issued, 33,876 receivables in the related pool described in this prospectus, having an aggregate principal balance of $757,462,684.51 (approximately 51.25% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 31,034 receivables in the related pool described in this prospectus, having an aggregate principal balance of $720,380,482.52 (approximately 48.75% of the aggregate principal balance of the receivables in the related pool described in this prospectus as of the cut-off date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in this prospectus, NMAC does not consider any of the receivables in the pools described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each retail installment contract applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing retail installment contract customers. As discussed further under “The Receivables—Credit Scores” below, NMAC utilizes risk models developed by Fair Isaac Corporation. These FICO® scores allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

NMAC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing different ranges of credit risk. If NMAC considers an obligor to be relatively less credit-worthy (and, as a result, a greater risk), NMAC will assign the obligor a higher interest rate and a lower permissible advance rate.

Credit Scores

If the Base Transaction is issued, the weighted average FICO® score (the “Weighted Average Credit Score”) of the receivables in the related pool described in this prospectus as of the cut-off date is 782, with the minimum FICO® score being 660 and the maximum FICO® score being 900. If the Upsize Transaction is issued, the weighted average FICO® score (the “Weighted Average Credit Score”) of the receivables in the related pool described in this prospectus as of the cut-off date is 782, with the minimum FICO® score being 660 and the maximum FICO® score being 900.

NMAC, like most of the auto finance industry, utilizes a generic score developed by Fair Isaac Corporation. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. FICO® scores are based solely on independent third-party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. An applicant’s credit score is one of several factors that are used by NMAC to determine its credit decisions. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes” in this prospectus. The table below illustrates the distribution of receivables by FICO® Score.

No selection procedures believed to be adverse to the noteholders were utilized in selecting the receivables from qualifying retail installment contracts. The receivables were not selected on the basis of their APRs, except to ensure that each receivable’s APR fell within the range set forth under “—Characteristics of the Receivables” above.

Distribution by FICO® Score of the Receivables

If the Base Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by FICO® score was as follows:

Distribution by FICO® Score of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
651 – 700	3,598	6.92%	$87,179,911.49	7.37%
701 – 750	12,219	23.50	294,063,983.31	24.87
751 – 800	14,251	27.40	319,145,661.18	26.99
801 – 850	15,150	29.13	334,221,611.17	28.27
851 – 900	6,787	13.05	147,711,666.26	12.49

Total(1)	52,005	100.00%	$1,182,322,833.41	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Upsize Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by FICO® score was as follows:

Distribution by FICO® Score of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
651 – 700	4,539	6.99%	$110,327,865.52	7.47%
701 – 750	15,174	23.38	365,681,582.57	24.74
751 – 800	17,889	27.56	402,374,534.80	27.23
801 – 850	18,894	29.11	416,251,004.61	28.17
851 – 900	8,414	12.96	183,208,179.53	12.40

Total(1)	64,910	100.00%	$1,477,843,167.03	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Base Transaction is issued, the receivables in the related pool described in this prospectus in the aggregate possess the following characteristics as of the cut-off date:

Aggregate Principal Balance	$1,182,322,833.41
Number of Receivables	52,005
Average Principal Balance	$22,734.79
Range of Principal Balances	$2,000.00 to $80,982.36
Average Original Amount Financed	$29,117.97
Range of Original Amounts Financed	$3,519.66 to $84,974.40
Weighted Average APR	2.39%
Range of APRs	0.00% to 11.59%
Approximate Weighted Average Original Payments to Maturity	65 payments
Range of Original Payments to Maturity	12 payments to 75 payments
Approximate Weighted Average Remaining Payments to Maturity	55 payments
Range of Remaining Payments to Maturity	4 payments to 73 payments
Approximate Percentage by Principal Balance of Receivables with an Original Payment Term of 72 Months or Longer	60.40%
Approximate Weighted Average Credit Score	782
Range of FICO® Scores	660 to 900
Approximate Weighted Average Credit Score of Receivables with an Original Payment Term of 72 Months or Longer	772
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.39% (New) 7.61% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles for Receivables with an Original Payment Term of 72 Months or Longer(1)	96.48% (New) 3.52% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	92.91% (Nissan) 7.09% (Infiniti)

(1)	Percentages may not add to 100.00% due to rounding.

If the Upsize Transaction is issued, the receivables in the related pool described in this prospectus in the aggregate possess the following characteristics as of the cut-off date:

Aggregate Principal Balance	$1,477,843,167.03
Number of Receivables	64,910
Average Principal Balance	$22,767.57
Range of Principal Balances	$2,000.00 to $80,982.36
Average Original Amount Financed	$29,145.66
Range of Original Amounts Financed	$3,519.66 to $84,974.40
Weighted Average APR	2.40%
Range of APRs	0.00% to 11.70%
Approximate Weighted Average Original Payments to Maturity	65 payments
Range of Original Payments to Maturity	12 payments to 75 payments
Approximate Weighted Average Remaining Payments to Maturity	55 payments
Range of Remaining Payments to Maturity	4 payments to 73 payments
Approximate Percentage by Principal Balance of Receivables with an Original Payment Term of 72 Months or Longer	60.47%
Approximate Weighted Average Credit Score	782
Range of FICO® Scores	660 to 900
Approximate Weighted Average Credit Score of Receivables with an Original Payment Term of 72 Months or Longer	772
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.37% (New) 7.63% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles for Receivables with an Original Payment Term of 72 Months or Longer(1)	96.51% (New) 3.49% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	92.80% (Nissan) 7.20% (Infiniti)

(1)	Percentages may not add to 100.00% due to rounding.

We have not provided delinquency, repossession and loss data on the receivables in the pools described in this prospectus, because none of the receivables in either of the pools described in this prospectus, as of the cut-off date, were more than 29 days delinquent. See “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies.”

Distribution by APR of the Receivables

If the Base Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by APR was as follows:

Distribution by APR of the Receivables (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Weighted Average Credit Score
0.00 – 0.49	10,910	20.98%	$197,892,437.19	16.74%	800
0.50 – 0.99	6,924	13.31	164,871,281.62	13.94	798
1.00 – 1.99	8,975	17.26	211,677,201.39	17.90	793
2.00 – 2.99	9,103	17.50	234,105,895.80	19.80	780
3.00 – 3.99	7,592	14.60	184,485,680.12	15.60	769
4.00 – 4.99	5,742	11.04	134,032,304.31	11.34	757
5.00 – 5.99	1,909	3.67	37,522,803.85	3.17	745
6.00 – 6.99	539	1.04	9,957,349.07	0.84	733
7.00 – 7.99	203	0.39	5,095,973.08	0.43	712
8.00 – 8.99	60	0.12	1,379,706.13	0.12	715
9.00 – 9.99	23	0.04	637,805.83	0.05	715
10.00 – 10.99	19	0.04	496,245.47	0.04	717
11.00 – 11.99	6	0.01	168,149.55	0.01	686

Total(1)	52,005	100.00%	$1,182,322,833.410	100.00%	782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Upsize Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by APR was as follows:

Distribution by APR of the Receivables (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Weighted Average Credit Score
0.00 – 0.49	13,626	20.99%	$246,766,568.42	16.70%	800
0.50 – 0.99	8,605	13.26	205,661,329.06	13.92	798
1.00 – 1.99	11,185	17.23	263,655,912.80	17.84	792
2.00 – 2.99	11,395	17.56	293,822,471.75	19.88	780
3.00 – 3.99	9,511	14.65	231,113,920.03	15.64	769
4.00 – 4.99	7,190	11.08	168,379,420.88	11.39	757
5.00 – 5.99	2,369	3.65	46,646,837.28	3.16	745
6.00 – 6.99	652	1.00	12,220,318.70	0.83	734
7.00 – 7.99	246	0.38	6,307,505.85	0.43	712
8.00 – 8.99	76	0.12	1,764,169.74	0.12	713
9.00 – 9.99	26	0.04	719,946.93	0.05	715
10.00 – 10.99	21	0.03	560,593.48	0.04	716
11.00 – 11.99	8	0.01	224,172.11	0.02	691

Total(1)	64,910	100.00%	$1,477,843,167.03	100.00%	782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Geographic Distribution of the Receivables(1)

If the Base Transaction is issued, the geographic distribution of the receivables in the related pool described in this prospectus as of the cut-off date was as follows:

Geographic Distribution of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Alabama	1,159	2.23%	$26,469,287.80	2.24%
Alaska	47	0.09	1,187,219.92	0.10
Arizona	1,568	3.02	35,874,469.70	3.03
Arkansas	740	1.42	17,100,433.64	1.45
California	5,901	11.35	134,461,174.82	11.37
Colorado	1,039	2.00	25,159,866.45	2.13
Connecticut	804	1.55	16,567,722.21	1.40
Delaware	174	0.33	3,778,758.14	0.32
District of Columbia	35	0.07	744,042.18	0.06
Florida	3,719	7.15	85,337,890.22	7.22
Georgia	1,444	2.78	33,537,603.14	2.84
Hawaii	396	0.76	8,898,288.21	0.75
Idaho	134	0.26	3,331,079.03	0.28
Illinois	1,915	3.68	42,942,642.14	3.63
Indiana	786	1.51	18,142,365.92	1.53
Iowa	362	0.70	8,735,278.13	0.74
Kansas	502	0.97	11,952,109.64	1.01
Kentucky	718	1.38	16,686,436.11	1.41
Louisiana	350	0.67	8,067,682.42	0.68
Maine	314	0.60	7,380,459.93	0.62
Maryland	1,093	2.10	24,476,387.77	2.07
Massachusetts	998	1.92	21,289,903.63	1.80
Michigan	562	1.08	13,308,229.97	1.13
Minnesota	913	1.76	21,279,748.35	1.80
Mississippi	837	1.61	20,678,601.92	1.75
Missouri	1,051	2.02	23,925,940.03	2.02
Montana	92	0.18	2,333,600.38	0.20
Nebraska	306	0.59	6,821,432.21	0.58
Nevada	533	1.02	12,802,412.24	1.08
New Hampshire	341	0.66	7,337,005.81	0.62
New Jersey	2,058	3.96	42,955,698.11	3.63
New Mexico	264	0.51	6,223,889.89	0.53
New York	3,229	6.21	70,501,457.88	5.96
North Carolina	1,424	2.74	32,439,845.61	2.74
North Dakota	109	0.21	2,622,412.44	0.22
Ohio	1,627	3.13	35,927,462.60	3.04
Oklahoma	839	1.61	20,152,866.39	1.70
Oregon	377	0.72	8,749,003.67	0.74
Other	4	0.01	71,199.95	0.01
Pennsylvania	2,100	4.04	43,533,872.95	3.68
Rhode Island	165	0.32	3,564,335.28	0.30
South Carolina	995	1.91	22,868,518.64	1.93
South Dakota	64	0.12	1,542,109.57	0.13
Tennessee	1,286	2.47	30,278,234.34	2.56
Texas	4,799	9.23	112,624,822.62	9.53
Utah	209	0.40	5,335,018.16	0.45
Vermont	120	0.23	2,623,842.25	0.22
Virginia	1,799	3.46	39,181,520.87	3.31
Washington	660	1.27	16,231,864.07	1.37
West Virginia	347	0.67	7,897,327.16	0.67
Wisconsin	627	1.21	14,615,780.81	1.24
Wyoming	70	0.13	1,773,678.09	0.15

Total(2)	52,005	100.00%	$1,182,322,833.41	100.00%

(1)	Based solely on the billing addresses of the obligors as of the cut-off date.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Upsize Transaction is issued, the geographic distribution of the receivables in the related pool described in this prospectus as of the cut-off date was as follows:

Geographic Distribution of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Alabama	1,476	2.27%	$33,856,721.64	2.29%
Alaska	58	0.09	1,440,258.15	0.10
Arizona	1,957	3.01	44,325,422.04	3.00
Arkansas	902	1.39	20,912,943.23	1.42
California	7,408	11.41	169,397,637.36	11.46
Colorado	1,288	1.98	31,330,811.23	2.12
Connecticut	985	1.52	20,362,506.80	1.38
Delaware	226	0.35	4,812,105.53	0.33
District of Columbia	44	0.07	978,270.85	0.07
Florida	4,677	7.21	107,414,452.58	7.27
Georgia	1,814	2.79	42,491,073.78	2.88
Hawaii	482	0.74	10,977,731.86	0.74
Idaho	165	0.25	4,047,151.51	0.27
Illinois	2,341	3.61	52,890,210.83	3.58
Indiana	989	1.52	22,924,597.43	1.55
Iowa	465	0.72	11,300,887.61	0.76
Kansas	624	0.96	14,618,063.97	0.99
Kentucky	918	1.41	21,432,720.00	1.45
Louisiana	433	0.67	9,768,060.49	0.66
Maine	377	0.58	8,811,415.80	0.60
Maryland	1,375	2.12	30,601,188.13	2.07
Massachusetts	1,222	1.88	25,915,057.87	1.75
Michigan	698	1.08	16,542,749.23	1.12
Minnesota	1,122	1.73	26,200,812.93	1.77
Mississippi	1,067	1.64	26,109,991.99	1.77
Missouri	1,323	2.04	29,951,933.92	2.03
Montana	118	0.18	2,800,101.92	0.19
Nebraska	379	0.58	8,426,088.76	0.57
Nevada	648	1.00	15,817,351.54	1.07
New Hampshire	431	0.66	9,139,624.54	0.62
New Jersey	2,558	3.94	53,529,356.82	3.62
New Mexico	334	0.51	7,901,706.50	0.53
New York	4,033	6.21	88,422,881.10	5.98
North Carolina	1,779	2.74	40,354,347.44	2.73
North Dakota	139	0.21	3,374,613.54	0.23
Ohio	2,061	3.18	45,565,058.99	3.08
Oklahoma	1,061	1.63	25,391,731.44	1.72
Oregon	470	0.72	10,936,097.65	0.74
Other	5	0.01	76,736.48	0.01
Pennsylvania	2,616	4.03	54,819,469.19	3.71
Rhode Island	212	0.33	4,598,699.04	0.31
South Carolina	1,227	1.89	28,381,350.66	1.92
South Dakota	85	0.13	1,982,660.73	0.13
Tennessee	1,608	2.48	37,698,507.71	2.55
Texas	5,958	9.18	140,489,359.84	9.51
Utah	260	0.40	6,606,532.74	0.45
Vermont	152	0.23	3,368,245.91	0.23
Virginia	2,203	3.39	48,055,178.68	3.25
Washington	861	1.33	21,113,335.38	1.43
West Virginia	430	0.66	9,813,864.20	0.66
Wisconsin	763	1.18	17,653,632.14	1.19
Wyoming	83	0.13	2,111,857.33	0.14

Total(2)	64,910	100.00%	$1,477,843,167.03	100.00%

(1)	Based solely on the billing addresses of the obligors as of the cut-off date.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Model of the Receivables

If the Base Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by model was as follows:

Distribution by Model of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Rogue(1)	16,574	31.87%	$344,542,191.41	29.14%
Frontier	5,289	10.17	137,468,200.08	11.63
Altima	5,818	11.19	115,672,177.71	9.78
Sentra	5,838	11.23	99,228,946.99	8.39
Leaf	3,323	6.39	87,583,400.85	7.41
Pathfinder	2,927	5.63	85,281,889.25	7.21
Kicks	3,167	6.09	59,245,271.71	5.01
Murano	2,345	4.51	56,023,410.90	4.74
Armada	1,020	1.96	40,880,989.50	3.46
Titan	1,005	1.93	34,866,887.04	2.95
Versa	1,625	3.12	24,396,335.05	2.06
QX80	371	0.71	18,582,284.87	1.57
Q50	609	1.17	17,167,500.09	1.45
QX50	536	1.03	16,779,591.71	1.42
Maxima	609	1.17	13,110,315.76	1.11
Other	949	1.82	31,493,440.49	2.66

Total(2)	52,005	100.00%	$1,182,322,833.41	100.00%

(1)	“Rogue” includes both “Rogue” and “Rogue Sport” branded vehicles.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Upsize Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by model was as follows:

Distribution by Model of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Rogue(1)	20,773	32.00%	$432,092,854.62	29.24%
Frontier	6,654	10.25	172,388,660.97	11.66
Altima	7,185	11.07	142,912,759.31	9.67
Sentra	7,254	11.18	122,968,630.07	8.32
Leaf	4,146	6.39	108,938,765.13	7.37
Pathfinder	3,631	5.59	106,785,592.66	7.23
Kicks	3,956	6.09	74,035,366.95	5.01
Murano	2,868	4.42	68,505,981.98	4.64
Armada	1,280	1.97	51,216,628.72	3.47
Titan	1,254	1.93	43,890,515.49	2.97
Versa	2,033	3.13	30,643,849.62	2.07
QX80	473	0.73	23,824,044.87	1.61
Q50	759	1.17	21,524,542.63	1.46
QX50	678	1.04	21,269,516.46	1.44
QX60	542	0.84	17,286,275.79	1.17
Other	1,424	2.19	39,559,181.76	2.68

Total(2)	64,910	100.00%	$1,477,843,167.03	100.00%

(1)	“Rogue” includes both “Rogue” and “Rogue Sport” branded vehicles.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Vehicle Type of the Receivables

If the Base Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by vehicle type was as follows:

Distribution by Vehicle Type of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Car	18,079	34.76%	$366,463,247.71	31.00%
CrossOver	26,236	50.45	584,034,552.99	49.40
SUV	1,393	2.68	59,472,736.39	5.03
Truck	6,294	12.10	172,335,087.12	14.58
Van	3	0.01	17,209.20	0.00 (2)

Total(1)	52,005	100.00%	$1,182,322,833.41	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

If the Upsize Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by vehicle type was as follows:

Distribution by Vehicle Type of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Car	22,463	34.61%	$455,130,945.34	30.80%
CrossOver	32,780	50.50	731,361,221.86	49.49
SUV	1,755	2.70	75,050,135.61	5.08
Truck	7,908	12.18	216,279,176.46	14.63
Van	4	0.01	21,687.76	0.00 (2)

Total(1)	64,910	100.00%	$1,477,843,167.03	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

Distribution by Original and Remaining Payments to Maturity of the Receivables

If the Base Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by original payments to maturity and remaining payments to maturity was as follows:

Distribution by Original Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)		Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)		Weighted Average Credit Score
1 – 12	2	0.00	%(2)	$16,890.06	0.00	%(2)	817
13 – 24	48	0.09		511,850.61	0.04		789
25 – 36	5,834	11.22		104,207,423.06	8.81		804
37 – 48	1,495	2.87		25,215,693.10	2.13		802
49 – 60	14,529	27.94		325,176,577.15	27.50		795
61 – 72	26,926	51.78		635,394,065.98	53.74		778
73 – 84	3,171	6.10		91,800,333.45	7.76		730

Total(1)	52,005	100.00%		$1,182,322,833.41	100.00%		782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

Distribution by Remaining Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Weighted Average Credit Score
1 – 12	3,631	6.98%	$11,633,983.83	0.98%	786
13 – 24	1,514	2.91	14,217,819.05	1.20	799
25 – 36	6,356	12.22	110,745,745.44	9.37	802
37 – 48	4,505	8.66	84,836,054.95	7.18	795
49 – 60	17,863	34.35	432,438,144.55	36.58	789
61 – 72	18,114	34.83	527,719,882.19	44.63	769
73 – 84	22	0.04	731,203.40	0.06	719

Total(1)	52,005	100.00%	$1,182,322,833.41	100.00%	782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

If the Upsize Transaction is issued, the distribution of the receivables in the related pool described in this prospectus as of the cut-off date by original payments to maturity and remaining payments to maturity was as follows:

Distribution by Original Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)		Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)		Weighted Average Credit Score
1 – 12	2	0.00	%(2)	$16,890.06	0.00	%(2)	817
13 – 24	63	0.10		678,763.64	0.05		796
25 – 36	7,290	11.23		129,781,665.04	8.78		804
37 – 48	1,849	2.85		31,033,172.64	2.10		802
49 – 60	18,145	27.95		406,424,970.03	27.50		795
61 – 72	33,612	51.78		795,623,269.56	53.84		778
73 – 84	3,949	6.08		114,284,436.06	7.73		729

Total(1)	64,910	100.00%		$1,477,843,167.03	100.00%		782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

Distribution by Remaining Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Weighted Average Credit Score
1 – 12	4,495	6.92%	$14,368,120.00	0.97%	786
13 – 24	1,898	2.92	17,937,381.46	1.21	798
25 – 36	7,933	12.22	137,802,663.40	9.32	802
37 – 48	5,620	8.66	105,895,540.17	7.17	795
49 – 60	22,298	34.35	540,188,598.46	36.55	789
61 – 72	22,642	34.88	660,862,903.54	44.72	769
73 – 84	24	0.04	787,960.00	0.05	722

Total(1)	64,910	100.00%	$1,477,843,167.03	100.00%	782

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pools described in this prospectus and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the Basic Documents and compared that Rule 193 Information to the related Basic Documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, NMAC also performed a review of the receivables in the pools described in this prospectus to confirm that those receivables satisfied the criteria described under “The Receivables—Characteristics of the Receivables” and the Eligibility Representations described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies.” The first aspect of that review tested the accuracy of the individual receivables data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the receivables. NMAC ensured that a random sample of 125 receivable files, 100 of which relate to the receivables in the pool of receivables described in this prospectus if the Base Transaction is issued and 120 of which relate to the receivables in the pool of receivables described in this prospectus if the Upsize Transaction is issued, was selected to compare certain data points such as FICO® score, APR and origination date that are shown on the data tape to the corresponding information in the applicable loan file. Of the approximately 2,200 aggregate data points checked with respect to the 100 receivable files if the Base Transaction is issued and the approximately 2,640 aggregate data points checked with respect to the 120 receivable files if the Upsize Transaction is issued, two discrepancies were noted. The discrepancies relate to remaining term to maturity. The depositor believes that the discrepancies are immaterial differences between the loan file and the data tape and the depositor has determined that the discrepancies do not impact the statistical information contained under “The Receivables” or the asset-level data described under “The Receivables—Asset Level Information.” Additionally, the depositor believes that the discrepancies do not result in the Rule 193 Information not being accurate in all material respects. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pools described in this prospectus was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables in the pool described in this prospectus if the Base Transaction is issued and the receivables in the pool described in this prospectus if the Upsize Transaction is issued (the “asset-level data”), in each case as an exhibit to the applicable Form ABS-EE for the related pool filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data includes each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable in each pool described in this prospectus, the related asset number, the reporting period covered, general information about the receivable, information regarding the related Financed Vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” in Appendix A to this prospectus sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of motor vehicle retail installment contracts, and also sets forth in tabular format, as of the relevant statistical cut-off date or cut-off date, certain characteristics of these retail installment contracts for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” in Appendix B to this prospectus.

Appendix A includes the following summary information for each of the securitized pools:

•	original number of receivables;

•	original aggregate principal balance;

•	average original principal balance;

•	weighted average APR;

•	weighted average original payments to maturity;

•	weighted average remaining payments to maturity;

•	distribution of receivables by type (new, near-new and used); and

•	distribution of receivables by geography, credit scores and APR.

The foregoing characteristics for the pool of receivables to be acquired by the issuing entity on the closing date will not be identical to the characteristics of any prior securitized pool, and the characteristics of each prior securitized pool vary from securitization to securitization. NMAC’s practice is to select a securitized pool from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by NMAC to be adverse to the applicable issuing entity. However, the composition of the assets in NMAC’s portfolio designated for the “NAROT” securitization transactions has changed over time. This is because NMAC’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time. Despite these differences as identified in the summary information for the prior securitized pools, the prior securitized pools are generally comparable to the receivables in this securitization transaction, because NMAC’s general underwriting guidelines and servicing policies have been generally consistent over time.

However, notwithstanding any general similarities in the characteristics of the prior securitized pools set forth in “Appendix A—Static Pool Information Regarding Certain Previous Securitizations” in this prospectus and the pool of receivables in this securitization transaction, changes in economic, social and geographic conditions and other factors beyond NMAC’s control may have a greater impact on the performance of the pool of receivables than any similarities or differences in these characteristics. For example, patterns of loss, prepayment and delinquency for automobile receivables, including those in the pool of receivables transferred to the issuing entity, may differ significantly during periods of economic disruption or downturn than in other times.

As a result of each of the foregoing, the performance of the prior receivables securitization transactions sponsored by NMAC may not correspond to or be an accurate predictor of the performance of this receivables securitization transaction. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes,” “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Geographic concentration of the obligors may increase the risk of loss on your notes,” “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financial vehicle, which may result in losses on your notes” and “Risk Factors— Risks related to the characteristics, servicing and performance of the receivables—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” and “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes” in this prospectus. Except after the acceleration of the notes following an Event of Default, no principal payments will be made on the Class A-2 notes until the Class A-1 notes have been paid in full, no principal payments will be made on the Class A-3 notes until the Class A-1 notes and the Class A-2 notes have been paid in full, and no principal payments will be made on the Class A-4 notes until the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full. However, upon the acceleration of the notes following an Event of Default, the principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid ratably according to the respective outstanding principal amounts of those classes of notes, after the Class A-1 notes have been paid in full. See “The Notes—Payments of Principal” in this prospectus.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary—Terms of the Notes—Final Scheduled Distribution Dates” in this prospectus. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes if final payment on such notes occurs significantly earlier than such notes’ respective final scheduled distribution dates. No prediction can be made as to the rate of prepayments on the receivables in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes” in this prospectus.

Although the receivables have different APRs, disproportionate rates of prepayments between receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the noteholders. However, higher rates of prepayments of receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the receivables and may decrease the amounts available to be deposited in the Reserve Account. For a more detailed discussion of prepayment risks, see “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes” and “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—You may suffer losses on your notes due to receivables with low annual percentage rates” in this prospectus.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET CREDIT LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of motor vehicle retail installment contracts since March 28, 2017 is set forth under “Appendix A—Static Pool Information Regarding Certain Previous Securitizations—Prepayment Speeds” in this prospectus.

Delinquency, Repossession and Credit Loss Information

Set forth below is delinquency and credit loss information relating to NMAC’s portfolio of U.S. retail installment contracts for new, near-new and used automobiles and light duty-trucks. The portfolio consists of retail installment contracts in all 50 states, the District of Columbia and Puerto Rico.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a retail installment contract against the allowance for credit losses when the retail installment contract becomes 120 days past due, when a repossessed vehicle is sold at auction, when the account is determined to be uncollectible or within five days after NMAC’s receipt of notice that a debtor intends to pay NMAC under a plan proposed within a proceeding under the Bankruptcy Code. NMAC credits any recoveries from charge-offs related to a contract to the allowance.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile loans. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the receivables sold to the issuing entity on the closing date will be similar to that set forth below. See “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes,” “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Geographic concentration of the obligors may increase the risk of loss on your notes,” “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses on your notes” and “Risk Factors— Risks related to the characteristics, servicing and performance of the receivables—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

Delinquency Experience(1)

	At June 30,		At March 31,
	2022	2021	2022	2021	2020	2019	2018
Number of Contracts Outstanding	1,077,714	1,200,740	1,111,754	1,225,917	1,436,269	1,589,753	1,673,349
Delinquencies as a Percentage of Number of Contracts Outstanding(2)
30-59 Days	1.37%	1.27%	1.27%	1.16%	1.63%	1.41%	1.47%
60-89 Days	0.34%	0.33%	0.28%	0.28%	0.50%	0.37%	0.35%
90 Days or more	0.10%	0.31%	0.09%	0.11%	0.18%	0.13%	0.12%

(1)

The information in this Delinquency Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties or affiliates but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

Net Credit Loss and Repossession Experience(1)

(dollars in thousands)

	At or For the Three Months Ended June 30,		At or For the Twelve Months Ended March 31,
	2022(6)	2021(6)	2022	2021	2020	2019	2018
Principal Amount Outstanding	$18,941,453	$20,245,432	$19,503,983	$20,057,689	$23,077,351	$26,631,024	$29,179,716
Average Principal Amount Outstanding(2)	$19,228,175	$20,161,764	$19,956,014	$21,347,078	$24,922,118	$27,896,534	$29,345,263
Number of Contracts Outstanding	1,077,714	1,200,740	1,111,754	1,225,917	1,436,269	1,589,753	1,673,349
Average Number of Contracts Outstanding(2)	0	1,208,906	1,164,674	1,317,716	1,515,721	1,633,946	1,662,985
Number of Repossessions(3)	202	4,464	16,219	21,397	37,837	40,500	38,986
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	0.30%	1.48%	1.39%	1.62%	2.50%	2.48%	2.34%
Net Charge-Offs(4)	$34,681	$65,319	$208,998	$444,321	$548,894	$566,039	$553,281
Recoveries(5)	$25,955	$49,323	$149,616	$157,119	$148,753	$152,111	$149,828
Net Losses	$8,726	$15,996	$59,382	$287,202	$400,141	$413,928	$403,453
Net Losses as a Percent of Principal Amount Outstanding	0.18%	0.32%	0.30%	1.43%	1.73%	1.55%	1.38%
Net Losses as a Percent of Principal Amount Outstanding(7)	0.23%	0.42%	0.36%	1.42%	1.57%	1.33%	1.16%
Net Losses as a Percent of Average Principal Amount Outstanding	0.18%	0.32%	0.30%	1.35%	1.61%	1.48%	1.37%
Net Losses as a Percent of Average Principal Amount Outstanding(7)	0.23%	0.42%	0.35%	1.35%	1.47%	1.28%	1.15%

(1)

The information in this Net Credit Loss and Repossession Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and, other than as described in Note (7), includes receivables which NMAC has sold to third parties or affiliates but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. All amounts and percentages are based on the principal balances of the receivables which include unearned interest.

(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	The number of repossessions excludes accounts that have been subsequently reinstated.
(4)

Charge-offs represent the then-outstanding principal balance of receivables that became defaulted in the period less expected disposition proceeds and other expected recoveries with respect to such receivable based on NMAC’s historical recovery data or, if actual disposition proceeds and recoveries with respect to such receivable have been received, the amount of such proceeds and recoveries, in each case, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.
(6)

The percentages for the three months ended June 30, 2021 and June 30, 2022 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

(7)

The net loss information set forth in this row reflects U.S. retail installment contracts for new, near-new and used automobiles and light duty-trucks, excluding receivables which NMAC has sold to a third party or an affiliate (other than an affiliate that is a subsidiary of NMAC).

Nissan has experienced higher overall levels of losses on its total portfolio of U.S. retail installment contracts with an original payment term of 72 months or longer than on retail installment contracts with shorter original payment terms.

If the Base Transaction is issued, as of the cut-off date, approximately 60.40% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus have an original payment term of 72 months or longer. If the Base Transaction is issued, as of the cut-off date, 96.48% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer are related to new vehicles. If the Base Transaction is issued, as of the cut-off date, 3.52% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer are related to near-new vehicles. If the Base Transaction is issued, as of the cut-off date, the Weighted Average Credit Score of the obligors of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer is approximately 772.

If the Upsize Transaction is issued, as of the cut-off date, approximately 60.47% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus have an original payment term of 72 months or longer. If the Upsize Transaction is issued, as of the cut-off date, 96.51% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer are related to new vehicles. If the Upsize Transaction is issued, as of the cut-off date, 3.49% (based on the aggregate principal balance as of the cut-off date) of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer are related to near-new vehicles. If the Upsize Transaction is issued, as of the cut-off date, the Weighted Average Credit Score of the obligors of the receivables in the related pool described in this prospectus with an original payment term of 72 months or longer is approximately 772.

REPURCHASES AND REPLACEMENTS

The transaction documents for prior securitizations of retail installment contracts sponsored by NMAC contain covenants requiring the repurchase of an underlying receivable for the breach of a representation or warranty that materially and adversely affects the interests of the noteholders and is not cured. For the three-year period ending June 30, 2022, no assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties. NMAC, as securitizer, discloses in a report on Form ABS-15G all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. Please refer to the Form ABS-15G filed by NMAC on January 24, 2022 for additional information. The CIK number of NMAC is 0001540639.

WEIGHTED AVERAGE LIFE OF THE NOTES

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the notes may also be affected by (1) repurchases by the servicer or the sponsor of receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred, and (2) exercise by the servicer or the depositor of its right to purchase all of the assets of the issuing entity at its option under the circumstances described in this prospectus, thereby triggering a redemption of the notes. The term “weighted average life” means the average amount of time during which each dollar of principal of a receivable is outstanding. The receivables generally will be prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an obligor generally may not sell or transfer the Financed Vehicle securing the related receivable without the consent of the servicer.

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the “Absolute Prepayment Model” (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled distribution dates. Reinvestment risk associated with early payment of the notes will be borne exclusively by the holders of such notes. For a more detailed discussion of prepayment risks, see “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the notes” in this prospectus.

The tables captioned “Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages (Base Transaction)”; “Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages (Base Transaction)”; “Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages (Base Transaction)”; “Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages (Base Transaction)”; “Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages (Upsize Transaction)”; “Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages (Upsize Transaction)”; “Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages (Upsize Transaction)”; and “Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages (Upsize Transaction)” (the “ABS Tables”) in this prospectus have been prepared on the basis of the characteristics of the receivables described above and the following assumptions (collectively, the “ABS Assumptions”):

1.	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

2.	each scheduled monthly payment on each receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;

3.	payments are made on the notes on each distribution date (and each such date is assumed to be the 15th day of each applicable month), commencing on October 15, 2022;

4.	the balance in the Reserve Account on each distribution date is the Specified Reserve Account Balance described under “Summary—Enhancement—Reserve Account” in this prospectus;

5.	there is no event resulting in the acceleration of the notes;

6.	the servicer does not exercise its option to purchase the receivables unless otherwise indicated;

7.	each hypothetical pool has an assumed cut-off date of August 31, 2022;

8.	the Class A-1 notes will be paid interest on the basis of the actual number of days in that interest accrual period and a 360-day year;

9.	the Class A-2 notes, Class A-3 notes and Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

10.	interest accrues on the Class A-1 notes at 3.775%, Class A-2 notes at 4.51%, Class A-3 notes at 4.58% and Class A-4 notes at 4.68%;

11.	the notes are purchased on September 28, 2022; and

12.	the Servicing Rate for each calendar month is equal to a rate of one-twelfth of 1.00% and the servicer has not collected any Supplemental Servicing Fee.

The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having certain characteristics as set forth below and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, remaining payments to maturity and age as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining payments to maturity.

If the Base Transaction is issued:

Pool	Aggregate Principal Balance	APR	Remaining Payments to Maturity	Age
1	$9,986,874.25	0.801%	8	63
2	$11,800,682.02	0.551%	22	28
3	$105,936,986.43	0.447%	29	9
4	$75,979,959.12	1.246%	45	14
5	$403,422,651.83	1.904%	54	10
6	$386,541,082.74	2.454%	65	7
7	$107,965.00	3.655%	73	2
8	$1,647,109.58	4.963%	8	63
9	$2,417,137.03	5.528%	19	47
10	$4,808,759.01	5.562%	31	31
11	$8,856,095.83	5.440%	43	19
12	$29,015,492.72	5.029%	55	9
13	$141,178,799.45	5.043%	67	6
14	$623,238.40	5.329%	73	2

If the Upsize Transaction is issued:

Pool	Aggregate Principal Balance	APR	Remaining Payments to Maturity	Age
1	$12,327,518.33	0.785%	8	63
2	$14,953,988.02	0.563%	21	29
3	$132,066,072.77	0.443%	29	9
4	$94,665,521.95	1.258%	45	14
5	$503,855,132.00	1.903%	54	10
6	$483,869,083.76	2.460%	65	7
7	$136,886.83	3.725%	73	2
8	$2,040,601.67	4.947%	8	63
9	$2,983,393.44	5.503%	19	47
10	$5,736,590.63	5.566%	31	31
11	$11,230,018.22	5.427%	43	20
12	$36,333,466.46	5.027%	55	9
13	$176,993,819.78	5.041%	67	6
14	$651,073.17	5.340%	73	2

The tables captioned “YSOC Amount Schedule (Base Transaction)” and “YSOC Amount Schedule (Upsize Transaction)” (the “YSOC Amount Schedules”) set forth below are utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages, depending on whether the issuing entity issues the Base Transaction or the Upsize Transaction, respectively. The YSOC Amounts shown below are assumed for modeling purposes based on the applicable pool as of the assumed cut-off date of August 31, 2022. The actual initial YSOC Amount for the actual pool of receivables will be calculated on or prior to the closing date. The actual YSOC Amount as of any distribution date may differ from the schedules below depending on the actual prepayments, losses and repurchases on the receivables pool transferred to the issuing entity on the closing date with APRs less than the Required Rate. For purposes of the YSOC Amount Schedules set forth below, the Required Rate is assumed to be 8.25%.

YSOC Amount Schedule (Base Transaction)

Distribution Date	Yield Supplement Overcollateralization Amount	Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$140,618,559.27	October 2025	$20,756,604.35
October 2022	$135,813,848.40	November 2025	$19,100,369.21
November 2022	$131,095,215.85	December 2025	$17,519,591.03
December 2022	$126,463,407.40	January 2026	$16,014,525.77
January 2023	$121,919,174.36	February 2026	$14,585,415.78
February 2023	$117,463,273.55	March 2026	$13,232,454.08
March 2023	$113,096,173.72	April 2026	$11,955,538.30
April 2023	$108,817,408.27	May 2026	$10,754,822.70
May 2023	$104,625,798.56	June 2026	$9,630,203.23
June 2023	$100,519,461.77	July 2026	$8,581,132.32
July 2023	$96,497,821.53	August 2026	$7,607,392.66
August 2023	$92,561,313.55	September 2026	$6,709,222.58
September 2023	$88,710,162.88	October 2026	$5,886,013.46
October 2023	$84,944,639.41	November 2026	$5,135,296.99
November 2023	$81,264,999.57	December 2026	$4,452,690.09
December 2023	$77,671,739.14	January 2027	$3,834,240.58
January 2024	$74,165,456.31	February 2027	$3,275,651.95
February 2024	$70,746,791.42	March 2027	$2,772,215.74
March 2024	$67,416,309.27	April 2027	$2,320,384.55
April 2024	$64,174,621.13	May 2027	$1,918,835.00
May 2024	$61,022,367.33	June 2027	$1,565,799.16
June 2024	$57,960,116.62	July 2027	$1,257,260.05
July 2024	$54,988,367.96	August 2027	$989,984.77
August 2024	$52,107,700.32	September 2027	$761,872.70
September 2024	$49,318,600.48	October 2027	$570,845.83
October 2024	$46,621,246.58	November 2027	$415,043.43
November 2024	$44,015,035.67	December 2027	$291,105.88
December 2024	$41,497,948.89	January 2028	$195,847.55
January 2025	$39,067,567.50	February 2028	$125,225.59
February 2025	$36,721,450.00	March 2028	$74,494.65
March 2025	$34,456,533.35	April 2028	$39,506.53
April 2025	$32,269,909.50	May 2028	$18,102.50
May 2025	$30,161,312.11	June 2028	$7,572.21
June 2025	$28,130,485.03	July 2028	$3,003.60
July 2025	$26,175,248.29	August 2028	$736.08
August 2025	$24,294,316.72	September 2028	$30.27
September 2025	$22,488,010.84	October 2028 and thereafter	$0.00

YSOC Amount Schedule (Upsize Transaction)

Distribution Date	Yield Supplement Overcollateralization Amount	Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$175,694,119.15	October 2025	$25,932,323.21
October 2022	$169,691,743.37	November 2025	$23,862,283.01
November 2022	$163,796,823.46	December 2025	$21,886,525.64
December 2022	$158,010,290.72	January 2026	$20,005,406.57
January 2023	$152,333,083.33	February 2026	$18,219,248.31
February 2023	$146,766,146.40	March 2026	$16,528,297.54
March 2023	$141,310,067.66	April 2026	$14,932,437.70
April 2023	$135,964,314.15	May 2026	$13,431,879.44
May 2023	$130,727,442.33	June 2026	$12,026,506.52
June 2023	$125,597,077.58	July 2026	$10,715,608.44
July 2023	$120,572,511.32	August 2026	$9,498,959.35
August 2023	$115,654,286.88	September 2026	$8,376,850.31
September 2023	$110,842,688.01	October 2026	$7,348,472.76
October 2023	$106,138,064.83	November 2026	$6,410,747.66
November 2023	$101,540,760.61	December 2026	$5,558,171.47
December 2023	$97,051,378.58	January 2027	$4,785,706.64
January 2024	$92,670,670.81	February 2027	$4,088,025.43
February 2024	$88,399,426.02	March 2027	$3,459,262.55
March 2024	$84,238,346.13	April 2027	$2,894,940.92
April 2024	$80,188,174.03	May 2027	$2,393,432.87
May 2024	$76,249,692.17	June 2027	$1,952,570.20
June 2024	$72,423,611.94	July 2027	$1,567,373.46
July 2024	$68,710,565.97	August 2027	$1,233,794.59
August 2024	$65,111,260.77	September 2027	$949,150.04
September 2024	$61,626,300.02	October 2027	$710,828.29
October 2024	$58,255,873.28	November 2027	$516,594.14
November 2024	$54,999,263.98	December 2027	$362,203.47
December 2024	$51,853,928.76	January 2028	$243,630.91
January 2025	$48,816,897.58	February 2028	$155,833.50
February 2025	$45,885,014.22	March 2028	$92,836.40
March 2025	$43,054,494.73	April 2028	$49,350.27
April 2025	$40,321,737.54	May 2028	$22,714.12
May 2025	$37,686,440.83	June 2028	$9,560.81
June 2025	$35,148,302.59	July 2028	$3,795.12
July 2025	$32,704,653.78	August 2028	$921.63
August 2025	$30,353,862.36	September 2028	$32.83
September 2025	$28,096,297.74	October 2028 and thereafter	$0.00

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages (Base Transaction)(1)

Distribution Date	Class A-1 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	88.82%	85.63%	83.40%	81.02%	76.05%
November 2022	77.69%	71.46%	67.14%	62.70%	57.88%
December 2022	66.61%	57.49%	51.21%	45.04%	40.06%
January 2023	55.60%	43.72%	35.62%	28.30%	22.60%
February 2023	44.64%	30.15%	20.37%	12.47%	5.50%
March 2023	33.73%	16.79%	5.46%	0.00%	0.00%
April 2023	22.88%	3.62%	0.00%	0.00%	0.00%
May 2023	12.09%	0.00%	0.00%	0.00%	0.00%
June 2023	1.99%	0.00%	0.00%	0.00%	0.00%
July 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	0.38	0.30	0.27	0.24	0.22
Weighted Average Life (years) to Call(2)(3)	0.38	0.30	0.27	0.24	0.22

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages (Base Transaction)(1)

Distribution Date	Class A-2 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	98.15%	93.18%
April 2023	100.00%	100.00%	94.48%	88.91%	83.25%
May 2023	100.00%	94.33%	85.85%	79.86%	73.55%
June 2023	100.00%	86.91%	77.58%	71.00%	64.06%
July 2023	95.11%	79.58%	69.46%	62.32%	54.79%
August 2023	89.05%	72.36%	61.49%	53.82%	45.75%
September 2023	83.02%	65.24%	53.67%	45.51%	36.94%
October 2023	77.01%	58.23%	46.00%	37.39%	28.36%
November 2023	71.04%	51.32%	38.49%	29.45%	20.00%
December 2023	65.10%	44.51%	31.12%	21.70%	11.86%
January 2024	59.18%	37.80%	23.91%	14.14%	3.95%
February 2024	53.30%	31.20%	16.85%	6.77%	0.00%
March 2024	47.45%	24.71%	9.95%	0.00%	0.00%
April 2024	41.63%	18.31%	3.20%	0.00%	0.00%
May 2024	35.87%	12.05%	0.00%	0.00%	0.00%
June 2024	30.14%	5.89%	0.00%	0.00%	0.00%
July 2024	24.44%	0.00%	0.00%	0.00%	0.00%
August 2024	18.90%	0.00%	0.00%	0.00%	0.00%
September 2024	13.39%	0.00%	0.00%	0.00%	0.00%
October 2024	7.91%	0.00%	0.00%	0.00%	0.00%
November 2024	2.45%	0.00%	0.00%	0.00%	0.00%
December 2024	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	1.48	1.20	1.06	0.97	0.89
Weighted Average Life (years) to Call(2)(3)	1.48	1.20	1.06	0.97	0.89

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages (Base Transaction)(1)

Distribution Date	Class A-3 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	96.25%
March 2024	100.00%	100.00%	100.00%	99.58%	88.77%
April 2024	100.00%	100.00%	100.00%	92.59%	81.51%
May 2024	100.00%	100.00%	96.61%	85.78%	74.48%
June 2024	100.00%	100.00%	90.18%	79.16%	67.67%
July 2024	100.00%	99.83%	83.89%	72.72%	61.08%
August 2024	100.00%	93.98%	77.84%	66.54%	54.75%
September 2024	100.00%	88.23%	71.94%	60.53%	48.63%
October 2024	100.00%	82.57%	66.18%	54.70%	42.73%
November 2024	100.00%	77.02%	60.57%	49.05%	37.05%
December 2024	97.03%	71.57%	55.11%	43.59%	31.58%
January 2025	91.64%	66.23%	49.80%	38.30%	26.33%
February 2025	86.27%	60.98%	44.64%	33.20%	21.30%
March 2025	81.81%	56.54%	40.21%	28.79%	16.90%
April 2025	77.38%	52.18%	35.90%	24.52%	12.68%
May 2025	73.00%	47.92%	31.73%	20.41%	8.64%
June 2025	68.65%	43.76%	27.69%	16.45%	4.77%
July 2025	64.32%	39.67%	23.76%	12.65%	1.09%
August 2025	60.01%	35.67%	19.96%	8.99%	0.00%
September 2025	55.73%	31.75%	16.29%	5.49%	0.00%
October 2025	51.47%	27.92%	12.74%	2.14%	0.00%
November 2025	47.24%	24.17%	9.32%	0.00%	0.00%
December 2025	43.03%	20.51%	6.02%	0.00%	0.00%
January 2026	38.84%	16.94%	2.84%	0.00%	0.00%
February 2026	34.68%	13.45%	0.00%	0.00%	0.00%
March 2026	30.54%	10.05%	0.00%	0.00%	0.00%
April 2026	26.43%	6.73%	0.00%	0.00%	0.00%
May 2026	22.38%	3.53%	0.00%	0.00%	0.00%
June 2026	18.37%	0.42%	0.00%	0.00%	0.00%
July 2026	14.74%	0.00%	0.00%	0.00%	0.00%
August 2026	11.14%	0.00%	0.00%	0.00%	0.00%
September 2026	7.55%	0.00%	0.00%	0.00%	0.00%

Distribution Date	Class A-3 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
October 2026	3.98%	0.00%	0.00%	0.00%	0.00%
November 2026	0.44%	0.00%	0.00%	0.00%	0.00%
December 2026	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(2)	3.14	2.69	2.40	2.21	2.03
Weighted Average Life (years) to Call(2)(3)	3.14	2.69	2.40	2.21	2.03

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages (Base Transaction)(1)

Distribution Date	Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	88.70%
September 2025	100.00%	100.00%	100.00%	100.00%	73.15%
October 2025	100.00%	100.00%	100.00%	100.00%	58.46%
November 2025	100.00%	100.00%	100.00%	95.04%	44.63%
December 2025	100.00%	100.00%	100.00%	80.81%	31.65%
January 2026	100.00%	100.00%	100.00%	67.29%	19.53%
February 2026	100.00%	100.00%	99.05%	54.50%	8.28%
March 2026	100.00%	100.00%	85.39%	42.44%	0.00%
April 2026	100.00%	100.00%	72.33%	31.10%	0.00%
May 2026	100.00%	100.00%	59.93%	20.52%	0.00%
June 2026	100.00%	100.00%	48.13%	10.66%	0.00%
July 2026	100.00%	88.87%	37.53%	1.81%	0.00%
August 2026	100.00%	76.13%	27.46%	0.00%	0.00%
September 2026	100.00%	63.74%	17.91%	0.00%	0.00%
October 2026	100.00%	51.71%	8.89%	0.00%	0.00%
November 2026	100.00%	40.05%	0.40%	0.00%	0.00%
December 2026	85.57%	28.75%	0.00%	0.00%	0.00%

Distribution Date	Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
January 2027	69.21%	17.83%	0.00%	0.00%	0.00%
February 2027	52.96%	7.29%	0.00%	0.00%	0.00%
March 2027	36.83%	0.00%	0.00%	0.00%	0.00%
April 2027	28.15%	0.00%	0.00%	0.00%	0.00%
May 2027	20.05%	0.00%	0.00%	0.00%	0.00%
June 2027	11.98%	0.00%	0.00%	0.00%	0.00%
July 2027	3.95%	0.00%	0.00%	0.00%	0.00%
August 2027	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	4.47	4.11	3.76	3.47	3.15
Weighted Average Life (years) to Call(2)(3)	4.44	4.09	3.75	3.47	3.15

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages (Upsize Transaction)(1)

Distribution Date	Class A-1 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	88.87%	85.70%	83.47%	81.11%	76.21%
November 2022	77.79%	71.59%	67.28%	62.88%	58.10%
December 2022	66.76%	57.68%	51.43%	45.31%	40.35%
January 2023	55.79%	43.98%	35.91%	28.64%	22.96%
February 2023	44.88%	30.47%	20.73%	12.88%	5.93%
March 2023	34.03%	17.16%	5.89%	0.00%	0.00%
April 2023	23.22%	4.05%	0.00%	0.00%	0.00%
May 2023	12.48%	0.00%	0.00%	0.00%	0.00%
June 2023	2.42%	0.00%	0.00%	0.00%	0.00%
July 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	0.39	0.31	0.27	0.24	0.22
Weighted Average Life (years) to Call(2)(3)	0.39	0.31	0.27	0.24	0.22

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages (Upsize Transaction)(1)

Distribution Date	Class A-2 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	98.42%	93.46%
April 2023	100.00%	100.00%	94.75%	89.19%	83.52%
May 2023	100.00%	94.60%	86.12%	80.13%	73.81%
June 2023	100.00%	87.17%	77.85%	71.26%	64.32%
July 2023	95.37%	79.85%	69.72%	62.58%	55.05%
August 2023	89.31%	72.62%	61.75%	54.08%	46.01%
September 2023	83.27%	65.50%	53.93%	45.77%	37.19%
October 2023	77.26%	58.48%	46.26%	37.64%	28.61%
November 2023	71.28%	51.57%	38.74%	29.71%	20.26%
December 2023	65.34%	44.76%	31.37%	21.96%	12.12%
January 2024	59.42%	38.05%	24.16%	14.40%	4.20%
February 2024	53.53%	31.44%	17.10%	7.02%	0.00%
March 2024	47.68%	24.95%	10.20%	0.00%	0.00%
April 2024	41.85%	18.55%	3.44%	0.00%	0.00%
May 2024	36.09%	12.28%	0.00%	0.00%	0.00%
June 2024	30.35%	6.12%	0.00%	0.00%	0.00%
July 2024	24.79%	0.17%	0.00%	0.00%	0.00%
August 2024	19.25%	0.00%	0.00%	0.00%	0.00%
September 2024	13.75%	0.00%	0.00%	0.00%	0.00%
October 2024	8.27%	0.00%	0.00%	0.00%	0.00%
November 2024	2.82%	0.00%	0.00%	0.00%	0.00%
December 2024	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	1.48	1.20	1.06	0.97	0.90
Weighted Average Life (years) to Call(2)(3)	1.48	1.20	1.06	0.97	0.90

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages (Upsize Transaction)(1)

Distribution Date	Class A-3 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	96.51%
March 2024	100.00%	100.00%	100.00%	99.84%	89.03%
April 2024	100.00%	100.00%	100.00%	92.84%	81.78%
May 2024	100.00%	100.00%	96.86%	86.04%	74.75%
June 2024	100.00%	100.00%	90.42%	79.42%	67.95%
July 2024	100.00%	100.00%	84.23%	73.06%	61.40%
August 2024	100.00%	94.32%	78.18%	66.87%	55.08%
September 2024	100.00%	88.57%	72.28%	60.86%	48.96%
October 2024	100.00%	82.92%	66.52%	55.03%	43.06%
November 2024	100.00%	77.37%	60.92%	49.39%	37.38%
December 2024	97.40%	71.93%	55.46%	43.92%	31.91%
January 2025	92.00%	66.58%	50.15%	38.64%	26.66%
February 2025	86.64%	61.34%	44.99%	33.54%	21.63%
March 2025	82.19%	56.89%	40.56%	29.12%	17.23%
April 2025	77.75%	52.53%	36.25%	24.86%	13.01%
May 2025	73.37%	48.28%	32.08%	20.75%	8.96%
June 2025	69.02%	44.11%	28.03%	16.79%	5.10%
July 2025	64.69%	40.02%	24.10%	12.98%	1.41%
August 2025	60.38%	36.02%	20.30%	9.32%	0.00%
September 2025	56.10%	32.10%	16.63%	5.82%	0.00%
October 2025	51.84%	28.27%	13.08%	2.47%	0.00%
November 2025	47.60%	24.52%	9.65%	0.00%	0.00%
December 2025	43.39%	20.86%	6.35%	0.00%	0.00%
January 2026	39.20%	17.28%	3.18%	0.00%	0.00%
February 2026	35.04%	13.79%	0.13%	0.00%	0.00%
March 2026	30.90%	10.39%	0.00%	0.00%	0.00%
April 2026	26.78%	7.07%	0.00%	0.00%	0.00%
May 2026	22.74%	3.87%	0.00%	0.00%	0.00%
June 2026	18.72%	0.76%	0.00%	0.00%	0.00%
July 2026	15.09%	0.00%	0.00%	0.00%	0.00%
August 2026	11.49%	0.00%	0.00%	0.00%	0.00%
September 2026	7.90%	0.00%	0.00%	0.00%	0.00%

Distribution Date	Class A-3 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
October 2026	4.33%	0.00%	0.00%	0.00%	0.00%
November 2026	0.78%	0.00%	0.00%	0.00%	0.00%
December 2026	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	3.14	2.70	2.41	2.22	2.03
Weighted Average Life (years) to Call(2)(3)	3.14	2.70	2.41	2.22	2.03

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages (Upsize Transaction)(1)

Distribution Date	Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	90.06%
September 2025	100.00%	100.00%	100.00%	100.00%	74.28%
October 2025	100.00%	100.00%	100.00%	100.00%	59.38%
November 2025	100.00%	100.00%	100.00%	96.53%	45.33%
December 2025	100.00%	100.00%	100.00%	82.08%	32.17%
January 2026	100.00%	100.00%	100.00%	68.37%	19.89%
February 2026	100.00%	100.00%	100.00%	55.39%	8.48%
March 2026	100.00%	100.00%	86.76%	43.14%	0.00%
April 2026	100.00%	100.00%	73.50%	31.64%	0.00%
May 2026	100.00%	100.00%	60.92%	20.90%	0.00%
June 2026	100.00%	100.00%	48.94%	10.89%	0.00%
July 2026	100.00%	90.31%	38.18%	1.90%	0.00%
August 2026	100.00%	77.37%	27.95%	0.00%	0.00%
September 2026	100.00%	64.80%	18.25%	0.00%	0.00%
October 2026	100.00%	52.59%	9.09%	0.00%	0.00%
November 2026	100.00%	40.74%	0.48%	0.00%	0.00%
December 2026	86.99%	29.27%	0.00%	0.00%	0.00%

Distribution Date	Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
January 2027	70.38%	18.18%	0.00%	0.00%	0.00%
February 2027	53.88%	7.49%	0.00%	0.00%	0.00%
March 2027	37.51%	0.00%	0.00%	0.00%	0.00%
April 2027	28.68%	0.00%	0.00%	0.00%	0.00%
May 2027	20.45%	0.00%	0.00%	0.00%	0.00%
June 2027	12.26%	0.00%	0.00%	0.00%	0.00%
July 2027	4.10%	0.00%	0.00%	0.00%	0.00%
August 2027	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(2)	4.48	4.11	3.77	3.47	3.16
Weighted Average Life (years) to Call(2)(3)	4.45	4.11	3.76	3.47	3.16

(1)

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.

(2)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

NOTE FACTORS AND POOL FACTORS

The “Note Factor” for any distribution date with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the closing date. The servicer will compute the Note Factor each month for each class of notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Factor for that month.

The “Pool Factor” for any distribution date for a particular class of notes will be a seven-digit decimal figure indicating the principal amount of that class of notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the cut-off date. The servicer will compute the Pool Factor for each month for each class of notes.

Pursuant to the indenture, the registered holders of the notes (other than the retained notes, if any, which may be issued as definitive notes) will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”) unless definitive notes are issued under the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. Registered holders of the notes will receive monthly reports via the indenture trustee’s website concerning the payments received on the receivables, the Pool Balance, the related Note Factors, the related Pool Factors and various other items of information pertaining to the issuing entity. Noteholders of record during each calendar year will be furnished information by the indenture trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the noteholders by delivering a written request addressed to the indenture trustee at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603. See “Description of the Transfer and Servicing Agreements—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes (proceeds from the sale of the notes minus the underwriting discount in the amount of $        , payable to the underwriters) to purchase the receivables from NMAC pursuant to the Purchase Agreement by and between NMAC, as the seller, and Nissan Auto Receivables Company II LLC, as the purchaser.

NMAC or its affiliates may apply a portion of the net proceeds of the sale of the receivables to the depositor to the repayment of debt, including “warehouse” debt. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” debt.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

THE NOTES

General

The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized indenture, together with the other Basic Documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

The notes will be issued as registered notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any retained notes may be issued as definitive notes. The notes issued in book-entry form initially will be registered in the name of Cede & Co., the nominee of DTC. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below. Unless and until definitive notes are issued, all references herein to distributions, notices, reports and statements to noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Book-Entry Registration

Each class of notes offered by this prospectus (other than certain retained notes, if any) will be represented by one or more certificates registered in the name of Cede as nominee of DTC. Noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from direct participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders, as those terms will be used in the relevant agreements, and will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the direct participants and the indirect participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of direct participants that in turn can only act on behalf of indirect participants, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the notes will be paid by the issuing entity to DTC as the record holder of those notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process could delay receipt of payments from the issuing entity with respect to an investor’s beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and an investor’s recourse will be limited to its remedies against those entities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”; together with the direct participants, “participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all of the notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede or such other DTC nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuing entity as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or indenture trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity or indenture trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the issuing entity or indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive, certificated notes are required to be printed and delivered.

The depositor, the owner trustee, the indenture trustee, the administrator or the noteholders may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, definitive, certificated notes will be printed and delivered to DTC. See “—Definitive Notes” in this prospectus.

None of the servicer, the depositor, the administrator, the indenture trustee or the owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The notes (other than retained notes, if any) will be issued in fully registered, certificated form (“definitive notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.

DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and none of the depositor, the owner trustee or the administrator is able to locate a qualified successor (and if the administrator has made such determination, the administrator has given written notice thereof to the indenture trustee);

2.

the depositor, the indenture trustee or the administrator at its option, to the extent permitted by applicable law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.

after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the aggregate outstanding principal amount of the notes, voting as a single class, advise the indenture trustee through DTC and its direct participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interests of the noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all noteholders through DTC’s direct participants of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes as definitive notes to the noteholders.

Payments on the definitive notes will be made by the indenture trustee directly to the holders of the definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest and principal payments on the notes on each distribution date will be made to the holders in whose names the definitive notes were registered at the close of business on the related Record Date. Payments will be made by check mailed to the addresses of such holders as they appear on the note register, except that a noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the indenture trustee at least five Business Days prior to the distribution date. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final payment to noteholders. The indenture trustee or a paying agent will provide such notice to the registered noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Noteholder Communication; List of Noteholders

A Note Owner or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification to the effect that the investor is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). In each monthly distribution report on Form 10-D under the Exchange Act with respect to the issuing entity, the depositor will include disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the Basic Documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the Basic Documents and a description of the method other investors may use to contact the requesting investor. The sponsor and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Three or more holders of the notes of any class or one or more holders of notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

The indenture trustee or the owner trustee, as the case may be, will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

Payments of Interest

The Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will bear interest at a fixed rate per annum. Interest on the principal amounts of all classes of the notes will accrue at the respective per annum interest rates set forth in “Summary—Terms of the Notes—Per annum interest rates” in this prospectus (each, an “Interest Rate”) and will be payable to the noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “distribution date”), commencing October 17, 2022. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the city and state where the corporate trust office of the indenture trustee is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed; provided that, when used in the context of a distribution date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

Interest on the outstanding principal amount of the Class A-1 notes will accrue at the related Interest Rate from and including the most recent distribution date on which interest has been paid (or from and including the closing date with respect to the first distribution date) to but excluding the current distribution date (each, an “Interest Period” with respect to the Class A-1 notes). Interest on the outstanding principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the closing date with respect to the first distribution date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each such class of notes). Interest on the Class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first distribution date, the related Interest Period for the Class A-1 notes will be days and interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be days.

Interest accrued but not paid on any distribution date will be due on the next distribution date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts after the Total Servicing Fee has been paid, pro rata and with the same priority among each of the classes of notes. See “Credit Enhancement—Reserve Account” and “Distributions on the Notes” in this prospectus.

Interest payments to each class of notes will have the same priority, including after an acceleration of the notes following the occurrence of an Event of Default. Depending on the collections on the receivables, the amount available for interest payments could be less than the amount of interest payable on the notes on any distribution date, in which case the holders of the notes (the “noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of notes) of the aggregate amount available to be distributed in respect of interest on the notes.

Payments of Principal

Until the notes have been paid in full, principal payments to noteholders will be made on each distribution date in the amount and order of priority described under “Distributions on the Notes—Priority of Payments” in this prospectus. Generally, on each distribution date, the amount payable to the holders of the notes will be the Noteholders’ Principal Distributable Amount.

The actual distribution date on which the outstanding principal amount of any class of notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this prospectus.

If the principal amount of a class of notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that distribution date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that distribution date. See “Distributions on the Notes—Priority of Payments” in this prospectus.

Following the occurrence of an Event of Default and an acceleration of the notes (unless and until such acceleration has been rescinded), interest on and principal of the notes will be made on each distribution date in the priority set forth under “Distributions on the Notes—Post-Acceleration Priority of Payments.”

Bankruptcy Provision

Each of the parties to the Basic Documents, and each noteholder, by accepting the note or a beneficial interest in the notes, will covenant and agree that, prior to the date that is one year and one day after the payment in full of all securities issued by the depositor, the issuing entity, any other trust created by the depositor or any limited liability company or corporation wholly owned by the depositor (each, a “Bankruptcy Remote Party”), it will not acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Bankruptcy Remote Party.

Notices

Noteholders will be notified in writing by the indenture trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the servicer promptly upon an Authorized Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Basic Documents, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the notes. However, such notes will not be considered outstanding for voting purposes unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the notes outstanding. See “The Issuing Entity,” “Description of the Trust Agreement—Restrictions on Actions by the Owner Trustee,” “—Resignation and Removal of the Owner Trustee,” and “Description of the Transfer and Servicing Agreements—Removal or Replacement of Servicer” in this prospectus.

DISTRIBUTIONS ON THE NOTES

On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “determination date”), the servicer will deliver to the owner trustee, each paying agent and the indenture trustee, with a copy to each Rating Agency, a servicer’s certificate containing, among other things, the amount of funds collected on or in respect of the receivables and the Total Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each distribution date, the servicer will also prepare a report containing all information necessary to make the distributions described under “—Priority of Payments” below.

The indenture trustee will make payments to the noteholders out of the amounts on deposit in the Collection Account. The “Collection Account” is established by the servicer in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The amounts to be distributed to the noteholders will be determined in the manner described below.

Calculation of Available Amounts

The amount of funds available for distribution on a distribution date is referred to in this prospectus as Available Amounts. “Available Amounts” means, with respect to any distribution date, the sum of (i) all Collections received by the servicer during the related Collection Period, (ii) the sum of the Repurchase Payments deposited into the Collection Account with respect to each receivable that is to become a repurchased receivable on such distribution date and (iii) in the case of an Optional Purchase, the Optional Purchase Price.

“Collections” means, for any distribution date, the sum of the following amounts received during the related Collection Period: (i) all collections on receivables, (ii) without duplication of amounts described in clause (i), all Net Liquidation Proceeds and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account.

A “Defaulted Receivable” will be (a) a receivable (other than a receivable as to which a Repurchase Payment has been made) that, by its terms, is delinquent 120 days or more, (b) with respect to a receivable that is delinquent for less than 120 days, the servicer has (i) determined, in accordance with its customary servicing practices, that eventual payment in full is unlikely, or (ii) repossessed the related Financed Vehicle or, (c) a receivable with respect to which the servicer has received notification that the related obligor is subject to a Chapter 13 bankruptcy proceeding.

A “Liquidated Receivable” will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the servicer.

“Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the servicer for the account of the obligor, plus any amounts required by law to be remitted to the obligor.

Priority of Payments

On each distribution date prior to an acceleration of the notes, the servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the servicer) with respect to the related Collection Period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of Available Amounts on deposit in the Collection Account for such distribution date, in the following order of priority:

1.	to the servicer, the Base Servicing Fee and any unpaid Base Servicing Fees from one or more prior Collection Periods;

2.

on a pro rata basis (based on the amounts distributable pursuant to this clause to each class of noteholders), to the Class A-1 noteholders, the Noteholders’ Interest Distributable Amount for such class, to the Class A-2 noteholders, the Noteholders’ Interest Distributable Amount for such class, to the Class A-3 noteholders, the Noteholders’ Interest Distributable Amount for such class and to the Class A-4 noteholders, the Noteholders’ Interest Distributable Amount for such class;

3.

to the Class A-1 noteholders, until the principal amount of the Class A-1 notes is reduced to zero, then to the Class A-2 noteholders, until the principal amount of the Class A-2 notes is reduced to zero, then to the Class A-3 noteholders, until the principal amount of the Class A-3 notes is reduced to zero, and then to the Class A-4 noteholders, until the principal amount of the Class A-4 notes is reduced to zero, the Noteholders’ Principal Distributable Amount for such distribution date;

4.	to the Reserve Account, an amount, if any, necessary to increase the balance of funds therein to the Specified Reserve Account Balance, that amount being the “Required Reserve Deposit”;

5.

to the indenture trustee, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the indenture, but only to the extent that such fees, expenses or indemnity payments, as applicable, have not been paid by the administrator and have been outstanding for at least 60 days;

6.

to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the administrator and have been outstanding for at least 60 days;

7.

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the asset representations review agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days; and

8.	to an account for distribution to the certificateholders (the “certificateholders”), any remaining Available Amounts.

Post-Acceleration Priority of Payments

Following the occurrence of an Event of Default that results in the acceleration of the notes and unless and until such acceleration has been rescinded, on each distribution date, the indenture trustee will make the following deposits and distributions on such distribution date, to the extent of Available Amounts on deposit in the Collection Account for such distribution date, in the following order of priority:

1.

pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the indenture and the Trust Agreement, respectively, but only to the extent that such fees, expenses or indemnity payments, as applicable, have not been paid by the administrator and have been outstanding for at least 60 days;

2.

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the asset representations review agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days;

3.	to the servicer, the Base Servicing Fees and any unpaid Base Servicing Fees from one or more prior Collection Periods;

4.

on a pro rata basis (based on the amounts distributable pursuant to this clause for each class of noteholders), to the Class A-1 noteholders, the Noteholders’ Interest Distributable Amount for such class, to the Class A-2 noteholders, the Noteholders’ Interest Distributable Amount for such class, to the Class A-3 noteholders, the Noteholders’ Interest Distributable Amount for such class and to the Class A-4 noteholders, the Noteholders’ Interest Distributable Amount for such class;

5.

to the Class A-1 noteholders, until the principal amount of the Class A-1 notes is reduced to zero, and then to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, on a pro rata basis, based on the respective outstanding principal amounts of those classes of notes, until the principal amount of such classes of notes is reduced to zero; and

6.	to an account for distribution to the certificateholders, any remaining Available Amounts.

Upon the sale of the issuing entity’s estate under the circumstances described in this prospectus under “Description of the Indenture—Remedies Upon an Event of Default” following an Event of Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If, after the occurrence of an Event of Default and an acceleration of the notes, such acceleration has been rescinded by the noteholders as described under “Description of the Indenture—Remedies Upon an Event of Default,” the issuing entity will continue to pay interest and principal on the notes on each distribution date in the manner set forth under “Distributions on the Notes—Priority of Payments” in this prospectus.

Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and interest on and principal of the notes on any distribution date are insufficient to make such payments, funds will be withdrawn from the Reserve Account up to the amount on deposit in the Reserve Account to make such payment.

For the purposes of this prospectus, the following terms will have the following meanings:

The “Adjusted Pool Balance” will mean, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

The “Noteholders’ Distributable Amount” means, with respect to any distribution date, the sum of the Noteholders’ Interest Distributable Amount for that distribution date plus the Noteholders’ Principal Distributable Amount for that distribution date.

The “Noteholders’ Interest Carryover Shortfall” means, with respect to any distribution date and a class of notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding distribution date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding distribution date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding distribution date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

The “Noteholders’ Interest Distributable Amount” means, with respect to any distribution date and a class of notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such class and distribution date and the Noteholders’ Interest Carryover Shortfall for such class and distribution date.

The “Noteholders’ Monthly Interest Distributable Amount” means, with respect to any distribution date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding distribution date, after giving effect to all payments of principal to noteholders of that class on or prior to that distribution date (or, in the case of the first distribution date, on the original principal amount of that class).

The “Noteholders’ Principal Carryover Shortfall” means, with respect to any distribution date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding distribution date over the amount in respect of principal that is actually paid as principal on the notes on such previous distribution date. The Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the notes on any distribution date, but is used solely for reporting purposes.

The “Noteholders’ Principal Distributable Amount” means, with respect to any distribution date, an amount equal to the Principal Distribution Amount for such distribution date until the outstanding principal amount of each class of notes has been reduced to zero, and for any distribution date thereafter, an amount equal to zero.

The “Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the Adjusted Pool Balance as of the beginning of the related Collection Period, or in the case of the first Collection Period, as of the cut-off date, over (y) the Adjusted Pool Balance as of the end of the related Collection Period and (ii) any Noteholders’ Principal Distributable Amount not paid to the noteholders on a prior distribution date because Available Amounts on such distribution date were not sufficient to make such payments; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any class of notes shall not be less than the amount necessary to reduce the outstanding principal amount of such class to zero.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation by such Rating Agency (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published rating criteria to this effect) that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the notes, or (b) that such Rating Agency shall have been given notice of such event or action at least ten days prior to such event or action (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action.

“Required Rate” means, with respect to any distribution date, 8.25%.

“YSOC Amount” means, with respect to any Collection Period and the related distribution date, the aggregate amount by which the principal balance as of the last day of such Collection Period of each receivable owned by the issuing entity (other than a non-collectible receivable, a Defaulted Receivable or a repurchased receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of such receivable is the greater of the Required Rate or the receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the principal balance of the receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.

Payment of Notes

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the Transfer and Servicing Agreements, except as otherwise provided in the Sale and Servicing Agreement.

CREDIT ENHANCEMENT

Overcollateralization

Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the YSOC Amount described below) generating Collections that will be available to cover credit losses on the receivables. If the Base Transaction is issued, the initial amount of overcollateralization will be at least $41,704,274.14, or approximately 4.00% of the Adjusted Pool Balance as of the cut-off date and approximately 4.17% of the aggregate initial principal amount of the notes. If the Upsize Transaction is issued, the initial amount of overcollateralization will be at least $52,149,047.88, or approximately 4.00% of the Adjusted Pool Balance as of the cut-off date and approximately 4.17% of the aggregate initial principal amount of the notes.

Reserve Account

The issuing entity will cause to be established and maintained a trust account (the “Reserve Account”), which will be a segregated account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The Reserve Account will be created on or prior to the closing date and the issuing entity will cause to be deposited an amount equal to at least $2,604,260.69, if the Base Transaction is issued, or at least $3,255,372.62, if the Upsize Transaction is issued, which, in each case, is approximately 0.25% of the related Adjusted Pool Balance as of the cut-off date (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of the Required Reserve Deposit, if any, for each distribution date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.

On each distribution date, to the extent that amounts in the Collection Account or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (1) through (3) under “Distributions on the Notes—Priority of Payments” or clauses (1) through (5) under “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus, the indenture trustee or the owner trustee, as applicable, will withdraw amounts then on deposit in the Reserve Account, up to the amount of any such deficiency, and deposit such amounts into the Collection Account for application pursuant to such clauses.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the notes and may be invested in one or more Eligible Investments by the indenture trustee, as directed in writing by the servicer. Income on such Eligible Investments (net of losses and expenses) will be paid to the servicer on each distribution date. If the amount on deposit in the Reserve Account on any distribution date (after giving effect to all deposits to and withdrawals from the Reserve Account on that distribution date) is greater than the Specified Reserve Account Balance for that distribution date, the indenture trustee or the owner trustee, as applicable, will release such excess amount to the certificateholders. Upon any such distribution, the issuing entity, owner trustee, indenture trustee and the noteholders will have no further rights in, or claims to, such amounts.

For any distribution date, the “Specified Reserve Account Balance” will be 0.25% of the related Adjusted Pool Balance as of the cut-off date.

“Eligible Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit insured up to the maximum amount insurable by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the notes that mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents.

The certificateholders will not be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the noteholders.

The Reserve Account and the subordination of the certificates are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the Reserve Account, noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the noteholders.

YSOC Amount

The YSOC Amount, with respect to any Collection Period and the related distribution date, is the aggregate amount by which the principal balance as of the last day of such Collection Period of each receivable owned by the issuing entity (other than a non-collectible receivable, a Defaulted Receivable or a repurchased receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of such receivable is the greater of 8.25% or the receivable’s contract rate and that such scheduled payments are made on the last day of each month and each month has 30 days. The actual initial YSOC Amount for the actual pool of receivables will be calculated on or prior to the closing date. At any time, the Adjusted Pool Balance shall equal the Pool Balance minus the YSOC Amount.

THE CERTIFICATES

General

On the closing date, the certificates will be issued under the Trust Agreement to the depositor in definitive form; however, the certificates may be transferred by the depositor on or after the closing date. However, the portion of the certificates being retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted by those rules. Payments on the certificates will be subordinated to payments on the notes. The certificates will not bear interest.

Distributions on the Certificates

Payments will be made to the certificateholders on each distribution date in the priority and in the amount set forth under “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus. No payments will be made to the certificateholders, as beneficial owners of the issuing entity, on any distribution date until all principal and interest on the notes that is due and payable on that distribution date has been paid in full. See “The Notes—Payments of Principal” and “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The description of the terms of the indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of the closing date (the “Administration Agreement”) by and among the issuing entity, the indenture trustee, the owner trustee and NMAC, as administrator (the “administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the notes.

Sale and Assignment of Receivables

On the closing date, NMAC will sell and assign to the depositor, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the receivables, including the security interests in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the issuing entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the receivables constituting the receivables pool, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule on file with the indenture trustee (a “Schedule of Receivables”), but the existence and characteristics of the related receivables will not be verified by the owner trustee. The owner trustee will, concurrently with the transfer and assignment, on behalf of the issuing entity, execute and deliver the related notes and certificates. The net proceeds received from the sale of the certificates and the notes will be applied to the purchase of the receivables from the depositor and to make the initial deposit into the Reserve Account. The depositor will initially retain the certificates and may sell them to an affiliate of NMAC.

Representations and Warranties; Remedies

General

NMAC, pursuant to the Purchase Agreement, will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related Financed Vehicle, the characterization of the receivable under the UCC, the assignability of each receivable, the contents of the related receivable file and the compliance of the origination of each receivable with applicable law.

On or before the distribution date following the end of the Collection Period (defined below), which includes the 60th day (or, if the depositor elects, an earlier date) after the date that the sponsor discovers or receives notice of a breach of any Eligibility Representation of the sponsor in the Purchase Agreement with respect to any receivable as described above that materially and adversely affects the interests of the noteholders or certificateholders in any receivable, unless the breach is corrected or cured, NMAC, pursuant to the Purchase Agreement, will be required to repurchase that receivable (a “repurchased receivable”), at a price equal to the Repurchase Payment for that receivable. Any such breach will be deemed not to materially and adversely affect the noteholders’ or certificateholders’ interests in that receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. An investor, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify the sponsor of a breach by delivering written notice to the sponsor identifying the receivable and the related breach of an Eligibility Representation. The “Repurchase Payment” with respect to a receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected on that repurchased receivable, if any, in that Collection Period. This repurchase obligation will constitute the sole remedy available to the indenture trustee, the investors, the certificateholders, the depositor or the issuing entity for any uncorrected and uncured breach by NMAC of those representations and warranties.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation and the related receivable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor that it is, in fact, a beneficial owner of notes. NMAC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such disclosure. Repurchase requests that are not resolved to the reasonable satisfaction of the requesting party may, subject to certain conditions, be resolved via dispute resolution proceedings as described in “—Requests to Repurchase and Dispute Resolution” below.

Asset Representations Review

As discussed above under “—Representations and Warranties; Remedies,” each of the sponsor and the depositor will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any distribution date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger;” and

•	The investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the review conditions are satisfied (the first date on which the review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each distribution date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any distribution date and the related Collection Period is 4.90%.

NMAC believes that the Delinquency Trigger is appropriate based on an analysis of the historical rate of receivables 60 days or more delinquent over the life of NMAC’s securitized portfolios of retail installment contracts from 2006 through 2021 (the “Reference Portfolios”). The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak 60-Day Delinquent Receivables ratio of the Reference Portfolios, rounding to the nearest 0.05%. The previous historical peak of the delinquency ratio was utilized to account for typical seasonal increases in delinquencies. Because the Reference Portfolios have not experienced significant historical delinquencies and given the relatively stable economic period for these transactions, the multiple is intended to account for future volatility and stressed economic conditions. Additionally, the multiple is expected to generate a Delinquency Trigger which would be met before any losses on the Notes would occur.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose whether the Delinquency Percentage on any distribution date exceeds the Delinquency Trigger. If the Delinquency Percentage on any distribution date exceeds the applicable Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (as of the filing of the Form 10-D that disclosed the Delinquency Percentage) (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer should conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for any expenses incurred in connection with such disclosure and reimbursing any expenses incurred by the indenture trustee in connection therewith.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders and the depositor will disclose on Form 10-D that a vote has been called. The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred. The sponsor, the depositor and the issuing entity are required under the Basic Documents to reasonably cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with TIA Section 316(c).

Within five business days of the Review Satisfaction Date, the indenture trustee will send a notice (the “Review Notice”) to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses,” the asset representations reviewer will be paid an annual fee of $5,000 from the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable for which the Asset Review was started. The asset representations reviewer will also be reimbursed for all reasonable out-of-pocket expenses incurred or made by it. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by NMAC and, to the extent the Review Expenses remain unpaid after 60 days, they will be payable out of amounts on deposit in the Collection Account as described under “Distributions on the Notes— Priority of Payments” and “—Post-Acceleration Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally involve comparing the Eligibility Representations to a variety of sources, including the data points contained in the data tape that relate to the Eligibility Representations, the original retail installment contract and other documents in the receivables file, and other records of NMAC, as originator, and the servicer with respect to that Subject Receivable. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable but will include the result of the previous tests in the review report. The servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the asset representations reviewer to facilitate the Asset Review, and will provide the asset representations reviewer with access to the receivable files and all other relevant documents related to each Subject Receivable. The servicer will provide access to these materials within ten days after receipt of the Review Notice. However, the servicer may redact these materials to remove any personally identifiable customer information. The Asset Review will not determine whether noncompliance with the Eligibility Representations should result in a repurchase of the related Subject Receivable under the Basic Documents and the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance by the servicer with its covenants with respect to the servicing of the receivables.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials from the servicer. However, if additional review materials are provided to the asset representations reviewer in accordance with the asset representations review agreement, the review period will be extended for an additional 30 days. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the sponsor and the depositor of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will only be responsible for determining whether there was noncompliance with any Eligibility Representation with respect to any Subject Receivable. If the asset representations reviewer determines that there was such noncompliance, the sponsor and the depositor will investigate whether such noncompliance resulted in a breach that materially and adversely affects the interests of the noteholders or certificateholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor and the depositor, as applicable, will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

If the depositor, an investor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) or the indenture trustee (acting at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus (the party or parties requested to repurchase a receivable, the “requested party” or “requested parties”) and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. If the requesting party is the indenture trustee or the owner trustee, the indenture trustee or the owner trustee, as applicable, will follow the direction of the related investor or of the certificateholder, as applicable, during the mediation or arbitration. If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more investors) are requesting parties, then the indenture trustee as requesting party (at the direction of the investor that directed the indenture trustee to make the repurchase request) shall have the right to make the selection of mediation or arbitration. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to the requested parties, with a copy to the issuing entity, the owner trustee and the indenture trustee. Under no circumstances will the indenture trustee be liable for any costs, expenses and/or liabilities that could be allocated to the requesting party.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the Purchase Agreement. A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded, subject to a determinations by the parties to the existing mediation or arbitration that such a joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

Custody of Documents Evidencing the Receivables

Pursuant to the Sale and Servicing Agreement, the issuing entity will designate the servicer as custodian to directly or indirectly through subservicers maintain (a) physical possession as the issuing entity’s agent of the tangible records constituting or forming a part of the related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of the retail installment contracts and any other electronic records relating to the receivables.

To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as NMAC is servicing the receivables.

Accounts

The Collection Account and the Reserve Account (each, an “Account”) generally will be maintained with the account bank, indenture trustee or the owner trustee so long as (i) the account bank’s, the indenture trustee’s or the owner trustee’s certificate of deposit rating is at least “P-1” by Moody’s Investors Service, Inc. and at least “A-2” by S&P Global Ratings, the account bank’s, indenture trustee’s or the owner trustee’s long-term senior unsecured debt obligations have a rating of at least “Aa2” by Moody’s Investors Service, Inc. and at least “BBB” by S&P Global Ratings or the account bank, indenture trustee or the owner trustee have such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition (the “Required Deposit Rating”) and the account bank’s indenture trustee’s or the owner trustee’s deposits are insured by the FDIC or (ii) each Account is maintained in a segregated trust account in the trust department of the account bank, indenture trustee or the owner trustee, as the case may be.

If the short-term unsecured debt obligations of the account bank, the indenture trustee or the owner trustee, as the case may be, do not have the Required Deposit Rating or if the servicer notifies the account bank, the indenture trustee and the owner trustee that an Account should be moved, then the servicer shall, with the assistance of the account bank, the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to (1) segregated trust accounts in a bank selected by the servicer whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the account bank, the indenture trustee or the owner trustee.

Funds in the Collection Account and the Reserve Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next distribution date. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related receivables exceeds the amount of cash in the Reserve Account a temporary shortfall in the amounts paid to the noteholders could result, which could, in turn, increase the average life of the notes. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the servicer on each distribution date and shall be the property of the servicer.

Servicing Procedures

The servicer will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment contracts it services for itself. Additionally, under the Sale and Servicing Agreement, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. The servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer may refinance any receivable and deposit the outstanding principal balance of such receivable into the Collection Account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the Financed Vehicle. In addition, the servicer may make certain modifications with respect to the receivables in accordance with its customary servicing practices, subject to the limitations set forth in “—Modifications of Receivables” below.

In addition, the servicer will covenant that, except as may be required by state or federal law or court order, or as otherwise contemplated in the Sale and Servicing Agreement (including the provisions in the immediately preceding paragraph), it will not release any Financed Vehicle from the security interest granted by the related receivable, except in the event of payment in full (or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices) or certain other specified circumstances.

If the servicer (i) modifies a receivable as described under “—Modifications of Receivables” below or (ii) releases the security interest in a Financed Vehicle (except (x) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (y) in connection with repossession or (z) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle), the servicer or the issuing entity will inform the other party and the indenture trustee promptly, in writing, upon the discovery of such action if it would materially and adversely affect the interests of the noteholders or certificateholders in any receivable. If the breach materially and adversely affects the interests of the noteholders or certificateholders in such receivable and is not corrected or cured, then the servicer shall repurchase such receivable from the issuing entity on or before the distribution date following the end of the Collection Period that includes the 60th day (or, if the servicer elects, an earlier date) after the date that the servicer became aware of or was notified of such breach, at a price equal to the Repurchase Payment for that receivable. Any such breach will be deemed not to materially and adversely affect the noteholders’ or certificateholders’ interests in that receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. This purchase obligation will constitute the sole remedy available to the issuing entity, the noteholders, certificateholders, the indenture trustee or the owner trustee for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its customary servicing practices and procedures to recover all amounts due upon that receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale (unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance), or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.

Modifications of Receivables

Pursuant to the Sale and Servicing Agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period prior to the latest final scheduled distribution date of any notes or (2) reduces the APR or Principal Balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, then the servicer will be required to purchase that receivable from the issuing entity if such change in the receivable would materially and adversely affect the interests of the noteholders or certificateholders in such receivable. This purchase obligation is described under “—Servicing Procedures” above.

The servicer may from time to time, in accordance with its customary servicing practices, permit an extension on payments due on a receivable, offer an obligor an opportunity to defer payments on a receivable or lower the monthly payments due on a receivable without reducing the Principal Balance of the related receivable by extending the maturity of the related receivable by up to twelve months, in each case, on a case by case basis. See “The Receivables—Modifications of Receivables” in this prospectus. Any of these deferrals or extensions may extend the maturity of the related receivables and increase the weighted average life of the notes. As a result, the weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. See “Weighted Average Life of the Notes.”

Collections

The servicer will deposit into the Collection Account not later than the second Business Day after identification for each Collection Period the sum of (i) all collections on receivables, (ii) without duplication of amounts described in clause (i), all net liquidation proceeds, and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account (collectively, “Collections”). However, the servicer may retain such amounts until the Business Day prior to the related distribution date if both of the following conditions are met:

1.	NMAC is the servicer; and

2.	NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s Investors Service, Inc. and at least “A-1” by S&P Global Ratings.

Notwithstanding the foregoing, the servicer may deposit Collections into the Collection Account on any other alternate remittance schedule (but not later than the related distribution date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and are not required to be segregated from its own funds.

NMAC or the servicer, as the case may be, will remit the aggregate Repurchase Payments of receivables to be purchased from the issuing entity to the Collection Account on the Business Day immediately preceding the related distribution date. The servicer may instruct the indenture trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related distribution date. On each distribution date, all net income or other gain from the investment of funds on deposit in the Collection Account and the Reserve Account in respect of the related Collection Period will be distributed to the servicer.

Collections on or in respect of a receivable made during a Collection Period (including Repurchase Payments) will be applied to such receivable in accordance with the servicer’s customary servicing practices.

Statements to Trustees and Issuing Entity

On or prior to each determination date, the servicer will provide to the indenture trustee and the owner trustee a statement setting forth with respect to the notes substantially the same information that is required to be provided in the periodic reports provided to noteholders described under “—Statements to Noteholders” below.

Statements to Noteholders

On or prior to each determination date, the servicer will prepare and provide to the indenture trustee and the owner trustee a statement to be delivered to the noteholders and the certificateholders on the distribution date that will include among other information, the following information regarding the notes with respect to that distribution date:

1.	the amount of the payment allocable to the principal amount of each class of notes;

2.	the amount of the payment allocable to interest on or with respect to each class of notes;

3.	the YSOC Amount;

4.	the Pool Balance as of the close of business on the last day of the related Collection Period;

5.	the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

6.

the amount of the Base Servicing Fee paid to the servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from the prior distribution date and the amount of any Supplemental Servicing Fee, if any, paid to the servicer with respect to the related Collection Period;

7.

the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, with respect to each class of notes, and the change in such amounts from the preceding distribution date;

8.

the aggregate outstanding principal amount of the notes, the Note Factor and the Pool Factor with respect to each class of notes after giving effect to all payments in respect of principal on such distribution date;

9.	the balance of the Reserve Account on such distribution date, after giving effect to changes thereto on such distribution date and the amount of such changes;

10.	the amount of defaults and net losses on the receivables for the related Collection Period;

11.	the number of delinquencies on the receivables as a percentage of the number of receivables;

12.	the aggregate Principal Balance of 60-Day Delinquent Receivables for such distribution date;

13.	the Delinquency Percentage;

14.	the Delinquency Trigger;

15.

any material changes in practices with respect to charge-offs, collection and management of delinquent receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

16.	any material modifications, extensions or waivers to receivables terms, fees, penalties or payments during the Collection Period; and

17.	any material breaches of representations, warranties or covenants with respect to the receivables.

Each amount set forth in subclauses (1) and (2) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes.

Copies of the statements may be obtained by the noteholders or the certificateholders by delivering a request in writing addressed to the indenture trustee or the owner trustee at its address set forth in this prospectus.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the issuing entity, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder and received any payment a statement containing information for the purposes of that noteholder’s preparation of federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Compensation for Servicer and Administrator

As servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the receivables under the Sale and Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Basic Documents. As compensation for the performance of its obligations as administrator under the Administration Agreement and as reimbursement for its expenses related thereto, NMAC will be entitled to a monthly payment of compensation in an amount to be agreed to between the administrator and the servicer, which will be solely an obligation of the servicer.

The Base Servicing Fee for the calendar month immediately preceding any distribution date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first distribution date, the aggregate principal balance of the receivables on the cut-off date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each distribution date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period (the “Supplemental Servicing Fee”). The servicer will also be entitled to receive any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account. See “—Collections” above. The servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) for each Collection Period on the following distribution date related to that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount.

The Total Servicing Fee will compensate the servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment statements to obligors, reporting tax information to obligors, paying costs of collections and policing the collateral. The Total Servicing Fee will also compensate the servicer for administering the receivables, including accounting for collections and furnishing monthly statements to the owner trustee and indenture trustee with respect to payments. The servicer will be required to pay all expenses incurred by it in connection with its duties as servicer, including taxes imposed on the servicer, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the receivables (excluding repurchased receivables and Defaulted Receivables) as of the close of business on such day. The “Principal Balance” of a receivable as of any date will equal the outstanding principal balance of such receivable calculated by the servicer in accordance with its customary servicing practices.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, NMAC (as servicer or in any other capacity) will be permitted to make the deposit of collections and amounts deposited in respect of purchases of receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer or any of its affiliates with respect to that Collection Period. The servicer, however, will account for the foregoing deposits and payments (except for the Supplemental Servicing Fee, to the extent that the servicer is entitled to retain such amounts) as if all of the foregoing deposits and payments were made individually.

Optional Purchase

The outstanding notes will be paid in full on any distribution date on which NMAC, as servicer, exercises its option to purchase the issuing entity’s property (other than the Reserve Account) by depositing in the Collection Account an amount equal to the Optional Purchase Price net of payments to be made to the servicer or any of its affiliates. NMAC, as servicer may purchase the receivables on any distribution date when the Pool Balance shall have declined to 5% or less of the outstanding aggregate principal balance of the receivables as of the cut-off date (an “Optional Purchase”), as described below under “—Termination.” The “Optional Purchase Price” for the outstanding notes will be equal to an amount equal to the greater of (a) the aggregate Repurchase Payments for the receivables (including receivables that became defaulted receivables in the Collection Period preceding the distribution date on which the Optional Purchase occurs) and (b) the sum of (i) the aggregate outstanding principal amount of the notes, (ii) the Noteholders’ Interest Distributable Amount for all Classes of notes for that distribution date and (iii) any amounts due to the indenture trustee and the owner trustee under clauses (5) and (6) of “Distributions on the Notes—Priority of Payments” above.

Removal or Replacement of Servicer

The indenture trustee or noteholders evidencing a majority of the outstanding aggregate principal amount of the notes, acting together as a single class, may terminate the rights and obligations of the servicer under the Sale and Servicing Agreement upon the occurrence of any of the following events (each, a “Servicer Default”):

1.

any failure by the servicer to deliver or cause to be delivered to the account bank, the owner trustee or the indenture trustee, as applicable, for deposit in any account any required payment or to direct the account bank, the owner trustee or the indenture trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for ten Business Days after (a) receipt by the servicer of written notice of the failure from the indenture trustee or the holders of notes evidencing not less than a majority in principal amount of the outstanding notes, acting together as the single class, or (b) discovery of that failure by an authorized officer of the servicer;

2.

any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the noteholders or certificateholders, and that failure continues unremedied for 90 days after receipt by the servicer of written notice of the failure from the indenture trustee or the holders of notes evidencing not less than a majority in principal amount of those outstanding notes, acting together as a single class; provided, however, that a failure under this clause (2) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence; or

3.	the occurrence of an insolvency event with respect to the servicer.

Under those circumstances, after receipt by the servicer of written notice of the termination of all of the rights and obligations of the servicer under the Sale and Servicing Agreement from the indenture trustee or the holders of notes evidencing a majority of the aggregate principal amount of the outstanding notes, acting together as a single class, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default or the termination or resignation of the servicer, the administrator will give notice thereof to the Rating Agencies. Upon payment in full of interest on and principal of the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the receivables to a successor servicer will be paid by the predecessor servicer.

Notwithstanding the foregoing, if the predecessor servicer is the indenture trustee, NMAC will reimburse the indenture trustee for all reasonable costs and expense incurred in connection with transferring the servicing of the receivables to a successor servicer.

Upon the termination or resignation of the servicer, the servicer, subject to that termination or removal, will continue to perform its functions as servicer, in the case of (a) termination, only until the date specified in the termination notice or, if no such date is specified therein, the date of the servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) the date 45 days from the delivery to the owner trustee and the indenture trustee of the resignation notice, and (2) the date upon which the predecessor servicer becomes unable to act as servicer, as specified in the resignation notice.

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Any compensation payable to a successor servicer may not be in excess of that permitted for the predecessor servicer.

If a successor servicer has not been appointed by the time the predecessor servicer has ceased to act as servicer, the indenture trustee will, without further action, be automatically appointed the successor servicer. If the indenture trustee is unwilling or legally unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The indenture trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the Sale and Servicing Agreement and all references in the Sale and Servicing Agreement to the servicer shall apply to that successor servicer. The issuing entity may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than that permitted the predecessor servicer under the Sale and Servicing Agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

Waiver of Past Servicer Defaults

The holders of notes evidencing a majority of the aggregate outstanding principal amount of the notes, or if a Servicer Default does not adversely affect the indenture trustee or the noteholders, the holders of certificates evidencing a majority of the aggregate outstanding balance of the certificates may, on behalf of all those noteholders or certificateholders, waive in writing any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from the Collection Account in accordance with the Sale and Servicing Agreement. No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Servicer Resignation and Termination

The servicer may not resign from its obligations and duties under the Sale and Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the Sale and Servicing Agreement.

The rights and obligations of the servicer under the Sale and Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described above under “—Removal or Replacement of Servicer.”

Material Matters Regarding the Servicer

Indemnification by and Limitation of Liability of the Servicer. Under the Sale and Servicing Agreement, neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents, the rights and duties of the parties thereto and the interests of the noteholders or certificateholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

The servicer will indemnify the owner trustee, indenture trustee and the issuing entity for any loss, liability, claim damage or reasonable expense to the extent such loss, liability, claim, damage or reasonable expense arose out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.

Merger or Consolidation of Servicer. Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the servicer, will be the successor of the servicer under the Sale and Servicing Agreement. For as long as NMAC is the servicer, it may at any time delegate any or all of its duties as servicer under the Sale and Servicing Agreement to any of its affiliates or specific duties as servicer through subcontractors provided that no such subcontracting will relieve the servicer of its responsibilities with respect to such duties.

Appointment of Co-Trustees

As a matter of Delaware law, the issuing entity will be viewed as a separate legal entity, distinct from the owner trustee, and the issuing entity will be viewed as the issuer of the certificates. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee acting jointly (or in some instances, the owner trustee acting alone) or the indenture trustee, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the Sale and Servicing Agreement and the Trust Agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

Amendment

The Sale and Servicing Agreement may be amended by the seller and the servicer without the consent of the indenture trustee, any noteholder, the issuing entity, the owner trustee or any other person, if one of the following requirements is met:

1.

an opinion of counsel or officer’s certificate of the seller or the servicer to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its affiliates, the Sale and Servicing Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The seller and the servicer may also amend the Sale and Servicing Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

Termination

The respective obligations of the depositor, the servicer, NMAC (so long as NMAC has rights or obligations under the Sale and Servicing Agreement), the owner trustee and the indenture trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of:

1.	the maturity or other liquidation of the last receivable and the final disposition of all amounts received upon liquidation of any remaining receivables; or

2.

the election by the servicer to purchase the issuing entity’s property (other than the Reserve Account) as described under “—Optional Purchase” above, and the payment to the noteholders and the certificateholders of all amounts required to be paid to them pursuant to the Basic Documents.

The indenture trustee will give written notice of termination to each noteholder of record. The final distribution to any noteholder will be made only upon presentation and surrender of that holder’s note at any office or agency of the indenture trustee specified in the notice of termination.

Evidence of Compliance

So long as any of the notes are outstanding:

1.

the servicer will be required to furnish to the issuing entity a report regarding the servicer’s assessment of compliance with the “servicing criteria” set forth in Item 1122(d) of Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125 (“Regulation AB”), as such regulation may be amended from time to time, subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005); Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638. 79 Fed. Reg. 57184 (September 24, 2014)) or by the staff of the SEC, or as may be provided in writing by the SEC or its staff from time to time, and the servicer’s assessment report will identify any material instance of noncompliance;

2.

the servicer will be required to cause a firm of independent registered public accountants to furnish to the issuing entity, the indenture trustee, the servicer and the depositor an attestation report detailing the servicer’s assessment of its compliance with the “servicing criteria” set forth in Item 1122(d) of Regulation AB as of and for the period ending the end of each fiscal year of the issuing entity;

3.

the indenture trustee will be required to furnish to the issuing entity a report regarding the indenture trustee’s assessment of compliance with the “servicing criteria” set forth in Item 1122(d) of Regulation AB, and the servicer’s assessment report will identify any material instance of noncompliance; and

4.

the indenture trustee will be required to cause a firm of independent registered public accountants to furnish to the issuing entity, the servicer and the depositor an attestation report detailing the indenture trustee’s assessment of its compliance with the “servicing criteria” set forth in Item 1122(d) of Regulation AB as of and for the period ending the end of each fiscal year of the issuing entity.

The Sale and Servicing Agreement will also provide for delivery to the indenture trustee, owner trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ attestation report referred to above (so long as the depositor is filing the servicer’s assessment report with respect to the issuing entity under the Exchange Act), a certificate signed by an officer of the servicer with respect to the prior twelve months (or, in the case of the first certificate, from the closing date), providing the information required under Item 1123 of Regulation AB. The servicer has agreed to give the indenture trustee, the owner trustee and each Rating Agency notice of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under the Sale and Servicing Agreement.

Copies of such statements, certificates and reports may be obtained by any noteholder or certificateholder by a request in writing addressed to the indenture trustee or owner trustee, as the case may be, at the related corporate trust office. The depositor will file an annual report on Form 10-K with the SEC within 90 days after the end of each fiscal year of the issuing entity. The annual report will contain the statements, certificates and reports disclosed above.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the indenture pursuant to which the issuing entity will issue the notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Events of Default

“Events of Default” under the indenture include:

1.	a default for five Business Days or more in the payment of any interest on any of the notes when the same becomes due and payable;

2.	a default in the payment of the principal of any of the notes on the related final scheduled distribution date or redemption date of the notes;

3.

a material default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the principal amount of the notes then outstanding acting together as a single class;

4.

any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and the breach not having been cured within 60 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the principal amount of the notes then outstanding acting together as a single class; and

5.	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal amount of the notes outstanding, voting together as a single class, may waive any past default or Event of Default and its consequences prior to the declaration of the acceleration of the maturity of the notes or the liquidation or sale of the issuing entity property, except a default in the payment of principal of or interest on the notes or in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available in the Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date or redemption date for that class of notes. In addition, as described below, following the occurrence of an Event of Default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the indenture as described under “—Remedies Upon an Event of Default.” In that case, even if the maturity of the notes has been accelerated, there may not be any funds to pay principal of the notes.

The issuing entity will be required to give the indenture trustee, the owner trustee and the administrator (and the administrator will provide notice to each Rating Agency) prompt written notice of each Event of Default, each Servicer Default and each default on the part of NMAC under the Purchase Agreement and the Sale and Servicing Agreement.

Remedies Upon an Event of Default

If an Event of Default occurs and is continuing, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal amount of the notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then aggregate outstanding principal amount of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

1.

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes and all other amounts that would then be due if the Event of Default giving rise to that declaration had not occurred and (2) all amounts paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

2.	all Events of Default (other than the nonpayment of principal of the notes that has become due solely due to that acceleration) have been cured or waived.

Following an Event of Default and acceleration of the notes, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the receivables or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as set forth in “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus. However, the indenture trustee is prohibited from selling or otherwise liquidating the receivables following an Event of Default (other than the Events of Default described in (1) and (2) under “—Events of Default” above), unless:

1.	the holders of all outstanding notes consent to the sale or liquidation;

2.	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale or liquidation;

3.

the indenture trustee determines that the proceeds of the receivables may not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of all notes, voting as a single class; or

4.

the servicer exercises its option to purchase the issuing entity’s property (other than the Reserve Account) as described under “Description of the Transfer and Servicing Agreements—Optional Purchase.”

The indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes with respect to (2) and (3) above.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the indenture, the holders of a majority of the principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

No holder of a note will have the right to institute any proceeding with respect to the indenture or the other Basic Documents unless that holder of a note or notes previously has given to the indenture trustee written notice of a continuing Event of Default or breach of the Basic Documents by a party thereto (an “Action”), and:

1.	the Event of Default or Action, as applicable, arises from the servicer’s failure to remit payments when due; or

2.

(a) the holders of not less than 25% in principal amount of the outstanding notes have requested, in writing, that the indenture trustee institute the proceeding in its own name as indenture trustee; (b) the holder or holders of notes have offered the indenture trustee reasonable indemnity; (c) the indenture trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the issuing entity, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes or for the agreements of the issuing entity contained in the indenture.

Certain Covenants

The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state or the District of Columbia;

2.

that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	the Rating Agency Condition has been satisfied with respect to the merger or consolidation;

5.

the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity, to any noteholder or to any certificateholder;

6.	any action that is necessary to maintain each lien and security interest created by the Trust Agreement, Sale and Servicing Agreement or indenture shall have been taken; and

7.

the issuing entity will have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture complies with the covenants under the indenture and that all conditions precedent provided in the indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

The issuing entity will not, among other things:

1.

except as expressly permitted by the indenture, the Sale and Servicing Agreement or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity unless directed to do so by the indenture trustee;

2.

claim any credit on or make any deduction from the principal of and interest payable on the notes (other than amounts withheld under the Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

3.

except as expressly permitted by the indenture, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the indenture to be impaired, permit the lien of the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to those notes under the indenture, (c) permit any lien (other than the lien created by the indenture in favor of the indenture trustee) or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest in the assets of the issuing entity or the proceeds of those assets (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related obligor), or (d) permit the lien of the indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the issuing entity; or

4.	assume or incur any indebtedness other than the notes or as expressly contemplated by the indenture or the other Basic Documents.

Replacement of the Indenture Trustee

The indenture trustee may resign at any time with 30 days prior written notice to the issuing entity. Noteholders representing at least a majority of the outstanding principal amount of the notes may remove the indenture trustee at any time with 30 days prior written notice and appoint a successor indenture trustee by so notifying the indenture trustee and the owner trustee. The administrator may remove the indenture trustee if the indenture trustee:

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property; or

4.	otherwise becomes incapable of fulfilling its duties under the indenture.

Upon the resignation or removal of the indenture trustee, the servicer shall promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor indenture trustee’s duties and obligations to the successor indenture trustee will be paid by the administrator to the extent not paid by the successor indenture trustee.

Duties of Indenture Trustee

The indenture trustee will:

1.	perform such duties, and only such duties, as are specifically set forth in the indenture;

2.

rely, as to the truth of the statements and the correctness of the opinions expressed in the indenture, on certificates or opinions furnished to the indenture trustee that conform to the requirements of the indenture;

3.

examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to an indenture trustee to determine whether or not they conform on their face to the requirements of the indenture; and

4.

give prompt written notice to the servicer and owner trustee if an Authorized Officer of the indenture trustee, pursuant to the Sale and Servicing Agreement, has actual knowledge or receives written notice that a representation or warranty with respect to a receivable is incorrect or that a covenant of the servicer has been breached with respect to a receivable.

The indenture trustee will not be deemed to have knowledge of any Event of Default, or any occurrence that is, or with notice or the lapse of time or both would become an Event of Default, unless an Authorized Officer of the indenture trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the indenture.

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the receivables. The indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture.

Other than in connection with the initiation of an Asset Review by the noteholders, and its obligations in connection with such Asset Review, the indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or the Sale and Servicing Agreement or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights.

Compensation and Indemnity

The administrator will:

1.	pay the indenture trustee from time to time reasonable compensation for its services;

2.	reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee; and

3.

except as otherwise provided in the indenture, indemnify each of the indenture trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the performance of its duties as indenture trustee.

The indenture trustee will not be indemnified by the administrator against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in performing its duties.

Annual Compliance Statement

The servicer will be required to deliver annually to the indenture trustee a written statement as to the fulfillment of its obligations under the Sale and Servicing Agreement, and the issuing entity will be required to deliver to the indenture trustee an officer’s certificate certifying compliance with all conditions and covenants under the indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The indenture trustee will deliver, at the expense of the issuing entity, to each noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The indenture trustee will be required to furnish to any noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Basic Documents.

If required by the Trust Indenture Act of 1939 (the “TIA”) Section 313(a), within 60 days after the end of each fiscal year of the issuing entity, beginning with the fiscal year ending March 31, 2023, the indenture trustee will mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth the information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owed by the issuing entity to the indenture trustee, in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as such, and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral upon the delivery to the indenture trustee for cancellation of all of the notes or, subject to certain exceptions, upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes and satisfaction of certain other conditions set forth in the indenture.

Amendment and Notices

Except as provided below, the Indenture may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders and (ii) any amendment that adversely affects the interests of the certificateholders, the indenture trustee, the owner trustee, the servicer or the administrator will require the prior consent of each person whose interests are adversely affected.

An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that such amendment will not materially and adversely affect such noteholders. The consent of the certificateholder, the owner trustee, the servicer or the administrator will be deemed to have been given if the depositor does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or indemnities under the Basic Documents or otherwise.

Under the Indenture, the indenture trustee will be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the administrator will deliver to the indenture trustee an officer’s certificate to that effect, and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

The Indenture may also be amended with the consent of the holders of a majority of the outstanding aggregate principal amount of the notes voting as a single class, and with prior written notice by the administrator to the Rating Agencies; provided that, without the consent of the holder of each outstanding note affected thereby, no amendment or supplemental indenture may, among other things:

1.

change the final scheduled distribution date of or the date of payment of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate for any note or the redemption price for any note;

2.

reduce the percentage of the aggregate outstanding principal amount, the consent of the holders of which is required for any amendment or supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of an event of default thereunder and their consequences as provided for in the indenture;

3.

modify or alter the provisions of the indenture regarding the determination of which notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the indenture;

4.

reduce the percentage of the aggregate outstanding principal amount of the notes required to direct the indenture trustee to direct the issuer to sell the receivables pursuant to the indenture, if the proceeds of such sale would be insufficient to pay the aggregate outstanding principal amount of and accrued but unpaid interest on the notes;

5.

reduce the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the indenture that specify the applicable percentage of aggregate outstanding principal amount of the notes necessary to amend the indenture;

6.

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

7.	impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment.

Any demand, notice or communication to be delivered pursuant to the indenture or the other Basic Documents to any Rating Agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the notes.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement that will govern the issuing entity and pursuant to which the certificates will be issued. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

The owner trustee will administer the issuing entity in the interest of the holders of the certificates (each, a “certificateholder”), subject to the lien of the indenture, in accordance with the Trust Agreement and the other Basic Documents.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the Trust Agreement or the other Basic Documents that are required to be performed by the administrator under the Administration Agreement, the indenture trustee under the indenture or the servicer under the Sale and Servicing Agreement.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the Trust Agreement, (ii) the other Basic Documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the Trust Agreement.

Other than in connection with an Asset Review, the owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or the Sale and Servicing Agreement, or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement or the Sale and Servicing Agreement at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

1.	initiate or settle any claim or lawsuit involving the issuing entity (except claims or lawsuits brought in connection with the collection of the receivables);

2.	file an amendment to the certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the indenture in circumstances where the consent of any noteholder is required;

4.	amend any of the Basic Documents where such amendment materially adversely affects the certificateholders; or

5.	appoint a successor Note Registrar, Paying Agent or Certificate Registrar or consent to assignment of their respective obligations under the indenture or Trust Agreement, as applicable;

unless (1) the owner trustee provides prior written notice thereof to the certificateholders and (2) the certificateholders do not object in writing to any such proposed action within 10 days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the direction of the certificateholders, (a) remove or appoint a successor administrator pursuant to the Administration Agreement, (b) remove the servicer pursuant to the Sale and Servicing Agreement, or (c) sell the receivables after the termination of the indenture, except as expressly provided in the Basic Documents. However, the owner trustee will not be required to follow any direction of the certificateholders if doing so would be contrary to any obligation of the owner trustee or the issuing entity under any of the Basic Documents. The owner trustee may not commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of all certificateholders and delivery to the owner trustee of a written certification by each certificateholder that such certificateholder reasonably believes that the issuing entity is insolvent.

The right of the depositor or the certificateholders to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the indenture.

Restrictions on Certificateholders’ Powers

The certificateholders will not direct the owner trustee, and that owner trustee is not obligated to follow any direction from the certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the issuing entity or the owner trustee under the Trust Agreement or any of the other Basic Documents or (ii) would be contrary to the purpose of the issuing entity.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon thirty (30) days written notice to the servicer, the depositor and the indenture trustee, whereupon the servicer will be obligated to appoint a successor owner trustee. The administrator may remove the owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee, the servicer will appoint a successor owner trustee. All reasonable costs and expenses incurred in connection with removing and replacing the owner trustee will be paid by the administrator to the extent not paid by the successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of the owner trustee and the appointment of a successor owner trustee to each Rating Agency.

The owner trustee and any successor thereto must at all times:

1.	be subject to supervision or examination by federal or state authorities;

2.	have a combined capital and surplus of at least $50,000,000; and

3.	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the owner trustee ceases to be eligible in accordance with the Trust Agreement, if the administrator, by unilateral act, decides to remove the owner trustee and provides the owner trustee with notice thereof, if the owner trustee fails to resign after written request therefor by the administrator, or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the administrator may, but will not be required to, remove the owner trustee.

Insolvency Event

The Trust Agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the issuing entity without the unanimous prior approval of the certificateholders and the delivery to the owner trustee by each certificateholder of a certificate certifying that such certificateholders reasonably believe that the issuing entity is insolvent.

Termination

The Trust Agreement will terminate upon the earlier of (a) the maturity or other liquidation of the last receivable owned by the issuing entity and the final distribution of all funds or other property or proceeds of the issuing entity property in accordance with the terms of the indenture, Sale and Servicing Agreement and Trust Agreement, and (b) the election by the servicer to purchase the issuing entity’s property (other than the Reserve Account) and the payment to the noteholders and the certificateholders of all amounts required to be paid to them under the indenture and Trust Agreement. See “Description of the Transfer and Servicing Agreements—Optional Purchase.”

Liabilities and Indemnification

The administrator will indemnify the owner trustee, the certificate registrar and the paying agent and their respective successors and assigns, agents, officers and employees (the “Indemnified Parties”) for any expenses incurred by or asserted against the owner trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust estate, the administration of the Owner Trust estate or the action or inaction of the owner trustee under the Trust Agreement. The depositor will not be entitled to make any claim upon the issuing entity’s property for the payment of any such liabilities or indemnified expenses. The administrator shall not be liable for or required to indemnify any Indemnified Party for expenses resulting from the willful misconduct, bad faith or negligence of that Indemnified Party. The owner trustee will not be liable for:

1.	any error in judgment of an officer of the owner trustee made in good faith, unless it is proved that the owner trustee was negligent in performing its duties;

2.

any action taken or omitted to be taken in good faith in accordance with the instructions of the holders of certificates evidencing a majority of the aggregate certificate percentage interest, the indenture trustee, the administrator or the servicer;

3.	payments on the notes in accordance with their terms; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the indenture trustee.

No provision in the Trust Agreement or any other Basic Document will require the owner trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement or under any other Basic Document if the owner trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the issuing entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the certificates, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any noteholder, certificateholder or third-party dealing with the issuing entity or the issuing entity’s property, other than as expressly provided for in the Trust Agreement and the other Basic Documents.

Amendment

The Trust Agreement may be amended by the owner trustee and the depositor without the consent of the indenture trustee, any noteholder, the issuing entity or any other person, if one of the following requirements is met:

1.

an opinion of counsel or officer’s certificate of the depositor to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its affiliates, the Trust Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The owner trustee and the depositor may also amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrator (the “administrator”), will enter into an agreement (an “Administration Agreement”) with the issuing entity, the owner trustee and the indenture trustee pursuant to which the administrator will agree, to the extent provided in that Administration Agreement, to perform the administrative obligations required to be performed by the issuing entity and the owner trustee under the Basic Documents. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. As compensation for the performance of the administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to receive a monthly administration fee as described in “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in this prospectus. The administrator will pay the fees and expenses of the indenture trustee and owner trustee.

Amendment

The Administration Agreement may be amended by the issuing entity, the administrator, and the indenture trustee, with the consent of the owner trustee but without the consent of any noteholder or certificateholder, or any other person, if one of the following requirements is met:

1.

an opinion of counsel or officer’s certificate of the administrator to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its affiliates, the Administration Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The issuing entity, the administrator, and the indenture trustee, with the consent of the owner trustee, may also amend the Administration Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each distribution date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Base Servicing Fee	One-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding Collection Period, or in the case of the first distribution date, at the cut-off date.	Servicer	Payable prior to payment of interest on and principal of the notes.

Unpaid indenture trustee fees(1)	$3,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the Basic Documents.(2)	Indenture trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

Unpaid owner trustee fees(1)	$2,500 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the Basic Documents.(2)	Owner trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

Unpaid asset representations reviewer fees(1)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the Basic Documents.	Asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

Asset Review expenses(1)	$200 for each receivable reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the Basic Documents.	Asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

(1)

NMAC is required to pay the fees, expenses and indemnity payments, as applicable, of the indenture trustee, the owner trustee and the asset representations reviewer. However, to the extent NMAC fails to make these payments for a period of 60 days, these amounts will be paid out of Collections in accordance with the priority of payments set forth under “Distributions on the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments,” as applicable.

(2)	The fees and expenses described above do not change upon an Event of Default, although actual expenses incurred may be higher after an Event of Default.
(3)

Following an Event of Default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments of interest on and principal of the notes as described in “Distributions on the Notes—Post-Acceleration Priority of Payments.”

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the receivables to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

Security Interests

General. In states in which retail installment contracts such as the receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC.

Perfection. The servicer, the depositor and the issuing entity will take the following actions to perfect the rights of the trustee in the receivables. Pursuant to the Sale and Servicing Agreement, the depositor and the issuing entity will designate the servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as the issuing entity’s agent tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the depositor or to the issuing entity as long as NMAC is servicing the receivables. However, UCC financing statements reflecting the sale and assignment of the receivables by NMAC to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of NMAC and the depositor will reflect that sale and assignment. Because the receivables that are evidenced by tangible chattel paper will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be junior to that of a subsequent purchaser. Similarly, the issuing entity’s interest in receivables that constitute electronic chattel paper could be junior to that of a subsequent purchaser if a subsequent purchaser were able to obtain control of the receivables without knowledge of the assignment. In addition, in some cases, the indenture trustee’s security interest in collections that have been received by the servicer but not yet remitted to the Collection Account could be defeated.

Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.

The retail installment contracts acquired by NMAC from Dealers will be assigned to NMAC. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and, where permitted by law, obtaining possession of that certificate of title. Because NMAC continues to service the contracts as servicer under the Sale and Servicing Agreement, the obligors on the contracts will not be notified of the sale from NMAC to the depositor or the sale from the depositor to the issuing entity.

Pursuant to the Purchase Agreement, NMAC will sell and assign, together with the retail installment contracts, the security interests in the Financed Vehicles to the depositor and, pursuant to the Sale and Servicing Agreement, the depositor will assign such security interests in the Financed Vehicles to the issuing entity. However, because of the administrative burden and expense, none of NMAC, the depositor or the issuing entity will amend any certificate of title to identify the issuing entity as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer by NMAC to the depositor of the security interests in the Financed Vehicles and the transfer by the depositor to the issuing entity of such security interests in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that issuing entity pursuant to the Sale and Servicing Agreement.

In most states, an assignment of contracts and interests in vehicles such as that under the Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the issuing entity, because the issuing entity will not be listed as lienholder on the certificates of title, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In the Purchase Agreement, NMAC will represent and warrant, and in the Sale and Servicing Agreement, the depositor will represent and warrant, all action necessary to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles for which NMAC had failed, as of the cut-off date, to obtain and assign to the depositor a perfected security interest, the security interest of the depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the issuing entity’s or the noteholders’ interest in the related receivables, however, it would constitute a breach of the warranties of NMAC under the Purchase Agreement or the depositor under the Sale and Servicing Agreement. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Accordingly, pursuant to the Purchase Agreement, NMAC would be required to purchase that receivable unless the breach was cured. Pursuant to the Sale and Servicing Agreement, the depositor will assign to the issuing entity its rights to cause NMAC to purchase that receivable under the Purchase Agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which could result in delays in payments or losses on your notes” in this prospectus.

As mentioned above, the requirements for the creation, perfection, transfer and release of liens in Financed Vehicles are generally governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability of the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation which provides that a dealer who receives a vehicle for resale and satisfies any security interest in such vehicle, but has not received a release of the security interest for such vehicle, may apply to the commissioner of motor vehicles for a certificate of title free of liens, upon the submission of proof that the security interest in such vehicle has been satisfied. The law authorizes the commissioner to release a lien on a vehicle to a dealer without the confirmation or involvement of the lienholder. Because the lien on a vehicle may be released without confirmation from the lienholder that the lien and security interest have actually been satisfied, it is possible that the lien on the vehicles in New York may be released by Dealers through negligence, mistake, fraud, inadvertence or similar circumstances.

Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the obligor will request NMAC to surrender possession of the certificate of title or NMAC will receive notice as a result of its lien noted on the certificate of title and accordingly NMAC will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related receivable if it fails to do so and that failure has a material and adverse effect on the issuing entity’s interest in the receivable. Any such failure will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable.

Priority of Liens Arising by Operation of Law. Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid taxes and, in some cases, storage liens, take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. See “—Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus. NMAC will represent and warrant to the depositor in the Purchase Agreement, and the depositor will represent and warrant to the issuing entity in the Sale and Servicing Agreement, that, as of the cut-off date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs, taxes or storage could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee or any noteholders if a lien arises or confiscation occurs that would not give rise to NMAC’s repurchase obligation under the Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an obligor under a retail installment contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have, in some cases, held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Material Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the depositor with those of NMAC. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to the certificate of formation and limited liability company agreement containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its managers).

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

1.

a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the depositor or the issuing entity; or

3.	an attempt were made to litigate any of the foregoing issues.

On the closing date, special counsel to the depositor will deliver opinions based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if NMAC were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•

determine that the transfer of receivables pursuant to the Purchase Agreement constitutes a sale of such receivables to the depositor by NMAC, effective to transfer ownership of the same, as opposed to recharacterizing the transfers as NMAC’s grant of a security interest in the receivables, and would accordingly neither (1) find the receivables to be property of such Debtor’s estate within the meaning of Section 541 of the Bankruptcy Code, 11 U.S.C. § 541, nor (2) enforce the automatic stay imposed by Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), to prevent the deposit in the Collection Account in accordance with the Basic Documents.

•	not disregard the separate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of NMAC.

Among other things, the opinions will assume that each of the depositor and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not recharacterize the transfer of receivables as a grant of a security interest to secure a financing or conclude that the assets and liabilities of the depositor should be consolidated with those of NMAC.

NMAC will warrant in the Purchase Agreement that the sale of the receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing of NMAC. In addition, if the transfer of receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable. In addition, while NMAC is the servicer, cash collections on the receivables may be commingled with the funds of NMAC and, in the event of a bankruptcy of NMAC, the issuing entity may not have a perfected interest in those collections.

NMAC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if NMAC were to become a debtor in a bankruptcy case.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority (known as the Orderly Liquidation Framework or “OLA”) to act as receiver of financial companies and their subsidiaries in specific situations as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in many respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the depositor or the issuing entity, or its creditors.

Potential Applicability to NMAC, the Depositor and Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To date, no such regulations have been issued by the FDIC. As a result, the foregoing Acting General Counsel’s interpretation currently remains in effect. To the extent any future regulations or actions of the FDIC or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated in an OLA proceeding are the Purchase Agreement, the Sale and Servicing Agreement, and the Administration Agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the requirement to request bankruptcy court relief from the “automatic stay” in bankruptcy.

The transfer of receivables under the Purchase Agreement will be structured with the intent that it would be treated as a legal true sale under applicable state law. If the transfer is so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the receivables using its repudiation power. However, if the transfer were not respected as a legal true sale, then the depositor would be treated as having made a loan to NMAC, secured by the receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. Under OLA, in the case of any debt for borrowed money, actual direct compensatory damages are no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfer under the Purchase Agreement is respected as a legal true sale, as receiver for NMAC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•

if the issuing entity were a covered subsidiary, require the indenture trustee or the holders of the notes to go through an administrative claims procedure to establish their rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including the depositor or the issuing entity); or

•	repudiate NMAC’s ongoing servicing obligations under the Sale and Servicing Agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets (such as the receivables) in the possession of the FDIC, as receiver, (2) any property (such as the receivables) in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity as described above but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there are provisions of the Dodd-Frank Act that state that previous transfers of receivables by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers under OLA.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, the transfer of the receivables by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s (the “CFPB”) Regulations B and Z (formerly issued by the Federal Reserve Board), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Credit Title Act, state adoptions of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability or may be subject to claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the receivable may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. California law may also allow obligors to recover attorneys’ fees and costs. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of NMAC’s warranties under the Purchase Agreement and would, if the breach materially and adversely affects the interests of the noteholders or certificateholders in such receivable, create an obligation of NMAC to repurchase the receivable unless the breach is corrected or cured. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

NMAC and the depositor will represent and warrant under the Purchase Agreement and the Sale and Servicing Agreement, respectively, that each receivable complied at the time it was originated or made with all requirements of applicable law. Accordingly, if an obligor has a claim against the issuing entity for violation of any law in respect of the related receivable at the time it was originated or made and that claim materially and adversely affects the noteholders’ or certificateholders’ interests in a receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and would create an obligation of NMAC to repurchase the receivable unless the breach is corrected or cured. Any such claim will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. See “Description of the Transfer and Servicing Agreements— Representations and Warranties; Remedies” in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act, and the regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Control, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile retail and lease financing.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. NMAC is subject to the supervisory and examination authority of the CFPB.

The CFPB and the United States Department of Justice (the “DOJ”) have in recent years conducted fair lending investigations of several indirect automobile lenders, including NMAC, to determine whether their dealer markup and compensation policies resulted in any discriminatory practices, and several of those automobile lenders have entered into settlements with these U.S. government agencies with respect to such policies. While it discussed such matters with the agencies, NMAC did not ultimately enter into a settlement with respect to its policies. In late 2016 the investigation was closed.

The CFPB and nine states began a supervisory examination of NMAC in 2016. In March 2017, NMAC received the multi-state examination results. NMAC responded to the various state findings and perceived infractions alleged by the regulators. While some states requested NMAC to provide refunds for various several perceived infractions, there were no fines or sanctions levied or any other disciplinary actions taken by any of the states.

On August 24, 2017, NMAC received the CFPB’s Final Examination Report (the “Report”). The Report identified certain matters requiring attention (“MRAs”), most concerning the CFPB’s general finding that NMAC’s compliance policies and procedures were materially undeveloped. NMAC responded to all MRAs and made all adjustments requested in the examination report. In the aftermath of the 2016 examination, the enforcement division of the CFPB served NMAC with two Civil Investigative Demands (the “CIDs”) in September 2017 and February 2019. They required NMAC to produce specified documents, data and materials concerning the five most material findings from the examination. NMAC responded to these CIDs. On August 19, 2019, the CFPB enforcement division informed NMAC that it intended to recommend to its leadership that the agency commence an enforcement action against NMAC.

In October 2020, NMAC agreed to a settlement with the CFPB, agreeing to pay a penalty of $4.0 million to the CFPB and to provide cash and credit redress to customers determined to have been the subject of wrongful repossessions in amounts of up to $750,000 and approximately $14,500, respectively. In addition to the above, from time to time, NMAC is a party to legal proceedings, and are presently a party to, and are vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Plaintiffs in class action proceedings may seek to recover amounts which are large and may be indeterminable for some period of time. Some of the legal proceedings to which NMAC is a party may include claims for rescission and/or set-off, among other forms of relief. Costs to defend legal proceedings and the cost of actual settlements, judgments or resolutions of these legal proceedings, as well as the Superior counterclaims, may negatively affect NMAC’s business and financial performance.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Failure to comply with consumer protection laws may result in losses on your notes” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Under the terms of the Relief Act, an obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. The Relief Act provides for extension of payments during a period of service upon request of the obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released Financed Vehicle during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes at their issue price in the initial distribution thereof and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special federal tax counsel to the issuing entity, subject to the qualifications set forth in this discussion. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	insurance companies;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	corporations subject to the corporate alternative minimum tax on adjusted financial statement income;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	certain U.S. expatriates;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	pass-through entities and persons who are investors in such pass-through entities.

Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity subject to U.S. federal income taxation as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Internal Revenue Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that for U.S. federal income tax purposes, the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Holders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although special federal tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position, and the tax opinions are not binding on the IRS or on any court. Holders will be deemed to agree, by their purchase of the notes, to treat the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

Tax Treatment of Issuing Entity

At closing, the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity. If the issuing entity is treated as a partnership for U.S. federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under the partnership audit rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Holders of the Notes

Stated Interest and OID: Stated interest on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with a Holder’s method of tax accounting. It is possible that one or more classes of notes offered hereunder will be issued with more than a de minimis amount (i.e., less than 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation. A U.S. Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Internal Revenue Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Holders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” and “Weighted Average Life of the Notes” in this prospectus. Accordingly, U.S. Holders are advised to consult their own tax advisors regarding the impact of any prepayments of the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

Short Term Debt. A U.S. Holder of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Internal Revenue Code.

A U.S. Holder of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such Holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note except to the extent it exceeds the sum of any interest income and OID accrued on such note. However, such Holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by such owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the Holder’s yield to maturity and daily compounding.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a U.S. Holder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the U.S. Holder held such note and the denominator of which is the number of days from the date the U.S. Holder acquired such note until its maturity date. The U.S. Holder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. Holder may elect to include market discount in gross income as it accrues and, if such U.S. Holder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a U.S. Holder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such U.S. Holder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such U.S. Holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. Such U.S. Holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Acquisition Premium. A U.S. Holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “—Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Total Accrual Election. A U.S. Holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Stated Interest and OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a U.S. Holder sells a note, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular U.S. Holder will equal the U.S. Holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Holder with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Holder with respect to the note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate U.S. Holders, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. U.S. Holders must aggregate capital gains and losses for each taxable year. In the event a U.S. Holder realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Potential Acceleration of Income. An accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Internal Revenue Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). U.S. Holders should consult their tax advisors with regard to these rules.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Tax Consequences to Non-U.S. Holders of the Notes

Interest (including OID) paid (or accrued) to a Non-U.S. Holder generally will be considered “portfolio interest,” and, except as described below with respect to FATCA and backup withholding, generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder), and,

1.

the Non-U.S. Holder is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code;

2.	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

4.	the Non-U.S. Holder does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Non-U.S. Holder must provide the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the owner of the note is a Non-U.S. Holder and providing the Non-U.S. Holder’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) provided by the Non-U.S. Holder and the Non-U.S. Holder must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) within 30 days of that change. If interest paid to a Non-U.S. Holder is not considered portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Non-U.S. Holder must provide the indenture trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the Non-U.S. Holder is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year of disposition or certain other conditions are not met.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Internal Revenue Code (“FATCA”), withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the issuing entity or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on any notes as a result of a Holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, under rules previously scheduled to take effect on January 1, 2019, to payments from the disposition of property producing such payments (e.g. notes). Proposed Treasury Regulations eliminate withholding on payments from such dispositions of such property. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Backup Withholding and Information Reporting

U.S. Holders. Under current U.S. federal income tax law, backup withholding at specified rates and information reporting requirements may apply to payments of principal and interest (including OID) made to, and to the proceeds of sale before maturity by, certain noncorporate U.S. Holders of notes. Backup withholding will apply to a U.S. Holder if:

•	such U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) to the payor in the manner required;

•	such U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, such U.S. Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Section 7701(a) of the Internal Revenue Code), tax-exempt organizations or qualified pension and profit-sharing trusts.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, in their particular situations.

Non-U.S. Holders. Backup withholding will not apply to payments of principal or interest (including OID) made by the issuing entity or its paying agent on a note if a Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption (absent the issuing entity’s actual knowledge or reason to know that the Non-U.S. Holder is actually a U.S. Holder). Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

The issuing entity must report annually to the IRS on IRS Form 1042-S the amount of interest (including OID) paid on the notes and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Information reporting may also apply to payments made outside the United States, and payments on the sale, exchange, retirement or other disposition of a note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes:

•	a United States person;

•	a controlled foreign corporation;

•	a U.S. branch of a foreign bank or foreign insurance company;

•	a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

•	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period,

but the payment will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. Holder and no exception to backup withholding is otherwise established.

Non-U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, including as impacted by FATCA, in their particular situations.

Tax Regulations for Related-Party Note Acquisitions

The United States Department of the Treasury and the IRS issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)) generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the Trust Agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. As a result, the issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of these rules.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, special federal tax counsel to the issuing entity will issue an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes are treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may experience adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. Payments on the recharacterized notes would likely be treated as “guaranteed payments,” in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments,” note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of equity interests in the issuing entity with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Internal Revenue Code. Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) and (y) a withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest).

In addition, as described above, the partnership audit rules apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of the issuing entity, notes, or Holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. It is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a certificateholder or a noteholder treated as an equity owner (including non-resident certificateholders and noteholders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) or other employee benefit plans or plans that are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Certain Plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code. However, such Plans may be subject to similar restrictions under applicable federal, state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Plan Assets Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes which are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor or a Plan that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the servicer, the sponsor, the administrator, the owner trustee, the depositor, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to (a) represent, warrant and covenant that either (i) it is not acquiring and will not hold the note (or interest therein) for, on behalf of or with the assets of a Benefit Plan Investor or Plan subject to Similar Law; or (ii) the acquisition, holding and disposition of the note (or interest therein) does not and will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law and (b) acknowledge and agree that Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the notes at any time that the ratings on the notes are below investment grade or the notes have been characterized as other than indebtedness for applicable local law purposes.

A Plan fiduciary considering the acquisition of notes should consult its legal and financial advisors regarding the matters discussed above and other applicable legal requirements. Moreover, each fiduciary of a Benefit Plan Investor that is subject to ERISA should determine whether, under the general fiduciary standards of ERISA, an investment in the notes or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

LEGAL PROCEEDINGS

Other than disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, the indenture trustee, the owner trustee, the asset representations reviewer, the issuing entity, the servicer or NMAC, as originator, or of which any property of the foregoing is the subject, that are material to noteholders.

In 2011, NMAC was awarded a final, non-appealable judgment of approximately $40 million, now up to approximately $80 million with accruing interest, in a case relating to a breach of contract claim against Superior Automotive Group (“Superior”), one of NMAC’s former dealer groups, stemming from defaults on Superior’s credit lines (the “Initial Judgment”). On May 22, 2017, a jury awarded approximately $256 million in a verdict against NMAC in favor of Superior in a new trial of Superior’s lender liability tort claims against NMAC, arising out of a similar set of facts as those culminating in the Initial Judgment (the “Superior Matter”). Judgment was entered on August 22, 2017 by the trial court in the Superior Matter. NMAC filed motions for a new trial and for judgment notwithstanding the verdict. On October 18, 2017, the Superior Court of California ruled in favor of NMAC, vacated the May 22, 2017 jury verdict, and granted NMAC’s motion for a new trial regarding the Superior Matter on the grounds of (1) irregularity of the proceedings and (2) juror misconduct. In December 2017, Superior appealed that ruling to the California Appellate Court. In April 2021, the California Court of Appeal affirmed the trial court’s ruling in favor of NMAC. The trial court has now set this matter for trial on April 3, 2023. NMAC’s primary judgment against Superior for approximately $80 million remains undisturbed.

CERTAIN RELATIONSHIPS

The depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in this prospectus, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. The owner trustee and the indenture trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee, the asset representations reviewer, and the indenture trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types. Further, the indenture trustee and one of the underwriters, U.S. Bancorp Investments, Inc., are affiliates.

RATINGS OF THE NOTES

NMAC, as sponsor (the “sponsor”), expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (each such nationally recognized statistical rating organization then rating the notes, a “Rating Agency”). The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Although the Rating Agencies are not contractually obligated to do so, we believe that each Rating Agency will monitor the ratings using its normal surveillance procedures. Any Rating Agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Rating Agencies. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or potential rating agency conflict of interest and regulatory scrutiny of the rating agencies, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

LEGAL OPINIONS

Certain legal matters relating to the notes and federal income tax and other matters will be passed upon for the issuing entity, the depositor and the servicer by the general counsel of the servicer, Mayer Brown LLP and Richards, Layton & Finger, P.A. In addition, certain matters relating to the issuance of the notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the depositor has agreed to sell to each of the underwriters named below (collectively, the “underwriters”), and each of the underwriters has severally agreed to purchase, the principal amount of notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Wells Fargo Securities, LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
HSBC Securities (USA) Inc.	$	$	$	$
Mizuho Securities USA LLC	$	$	$	$
BNP Paribas Securities Corp.	$	$	$	$
MUFG Securities Americas Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
U.S. Bancorp Investments, Inc.	$	$	$	$

Total	$	$	$	$

In the Underwriting Agreement, the underwriters have severally and not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes listed in the table above if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The depositor has been advised by the underwriters that they propose initially to offer to the public the notes purchased by the underwriters, at the applicable prices set forth on the cover of this prospectus, and to specified dealers at that price less the initial concession not in excess of    % of the principal amount of the notes per Class A-1 note,    % per Class A-2 note,    % per Class A-3 note and    % per Class A-4 note. The underwriters may allow, and those dealers may reallow, a concession not in excess of    % per Class A-1 note,    % per Class A-2 note,    % per Class A-3 note and    % per Class A-4 note to some other dealers. If all of the notes are not sold at the initial offering price, or at any time after the initial public offering of the notes, the public offering price, those concessions and the selling terms may be changed. In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

Any retained notes will not be sold to the underwriters under the Underwriting Agreement. Subject to certain conditions, retained notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the retained notes. If the retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor and NMAC have agreed to jointly and severally indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan Motor Co., Ltd. and its affiliates.

The notes are new issues of securities with no established trading markets. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class, in each case as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The issuing entity may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the underwriters.

NMAC or its affiliates may apply a portion of the net proceeds of the sale of the receivables to the depositor to the repayment of debt, including “warehouse” debt. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and will receive a portion of such proceeds as repayment of such “warehouse” debt.

The underwriters have advised the depositor that in connection with the offering to the public of the notes purchased by the underwriters, the underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters represent that the underwriters will engage in any such transactions. If the underwriters engage in such transactions, they may discontinue them at any time.

Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of the notes to purchasers hereunder will settle more than two Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

In connection with any sale of notes outside of the United States, the underwriters may act through one or more of their affiliates.

Offering Restrictions

United Kingdom

Each underwriter will represent and agree that: (a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any UK Retail Investor in the United Kingdom; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

For the purposes of subparagraph (a) above:

(a)

the expression “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA, (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a UK Qualified Investor; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

European Economic Area

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:

(a)

the expression “EEA Retail Investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not an EU Qualified Investor; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the money market fund and its advisor to satisfy those requirements. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Certain Investment Considerations

The issuing entity will rely on the exemption or exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exceptions or exclusions may be available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain European Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitization and amending certain other EU directives and regulations, as amended (the “EU Securitization Regulation”) is directly applicable in member states of the EU and will be applicable in any non-EU states of the European Economic Area (“EEA”) in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain due diligence conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor,” defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all “institutional investors,” the “EU Affected Investors”).

None of NMAC, the depositor, the underwriters or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to the transaction described in this prospectus in accordance with the EU Securitization Regulation or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable the compliance by EU Affected Investors with the EU Due Diligence Requirements, or to comply with the requirements of any other law or regulation now or hereafter in effect in the EU or any EEA member state, in relation to risk retention, due diligence and monitoring, credit granting standards or any other conditions with respect to investments in securitization transactions by EU Affected Investors. The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation by any person.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements with respect to an investment in the notes described in, and offered by, this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such EU Affected Investor. The EU Due Diligence Requirements and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of an EU Affected Investor and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of the EU Securitization Regulation, the EU Due Diligence Requirements and compliance with any other applicable regulations and the suitability of the offered notes for investment. The transaction described in this prospectus is structured in a way that is unlikely to allow EU Affected Investors to comply with the EU Due Diligence Requirements.

Requirements for Certain UK Regulated Investors and Affiliates

From 1 January 2021, relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 applicable at that date as it forms part of the domestic law of the UK as “retained EU law” by operation of the EUWA and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 and as further amended from time to time (the “UK Securitization Regulation”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Due Diligence Requirements”) by an “institutional investor” defined in the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA, (b) a reinsurance undertaking as defined in section 417(1) of the FSMA, (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorised for the purposes of section 31 of the FSMA, (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK, (e) a management company as defined in section 237(2) of the FSMA, (f) a UCITS as defined by section 236A of the FSMA which is an authorised open ended investment company as defined in section 237(3) of the FSMA, and (g) a CRR firm (a “UK CRR Firm”) as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of UK CRR firms (such affiliates, together with all such institutional investors, “UK Affected Investors”).

None of NMAC, the depositor, the underwriters or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to the transaction described in this prospectus in accordance with the UK Securitization Regulation or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable the compliance by UK Affected Investors with the UK Due Diligence Requirements, or to comply with the requirements of any other law or regulation now or hereafter in effect in the UK, in relation to risk retention, due diligence and monitoring, credit granting standards or any other conditions with respect to investments in securitization transactions by UK Affected Investors. The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the UK Securitization Regulation by any person.

Failure by a UK Affected Investor to comply with the UK Due Diligence Requirements with respect to an investment in the notes described in, and offered by, this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such UK Affected Investor. The UK Due Diligence Requirements and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of a UK Affected Investor and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of the UK Securitization Regulation, the UK Due Diligence Requirements and compliance with any other applicable regulations and the suitability of the offered notes for investment. The transaction described in this prospectus is structured in a way that is unlikely to allow UK Affected Investors to comply with the UK Due Diligence Requirements.

INDEX OF TERMS

10 percent shareholder	128
60-Day Delinquent Receivables	90
AAA	92
ABS	61
ABS Assumptions	61
ABS Table	61
Account	93
account bank	28
acquisition premium	127
Action	104
adjusted pool balance	3
Adjusted Pool Balance	85
Administration Agreement	88, 112
administrator	88, 112
amortizable bond premium	127
APR	38
ASC 820	33
asset representations review agreement	37
asset representations reviewer	1, 37
Asset Review	91
Asset-Backed Securitization	32
asset-level data	55
Available Amounts	83
banking organization	78
bankruptcy court	117
Bankruptcy Remote Party	82
Base Servicing Fee	97
Base Transaction	1
Basic Documents	26
Beneficial Owner	79
Benefit Plan Investor	133
Business Day	81
CARES Act	21
Cede	iv, 77
certificateholder	109
certificateholders	84
certificates	26
CFPB	20, 121
CIDs	122
Clayton	37
clearing agency	78
clearing corporation	78
Clearstream Banking Luxembourg	78
Collection Account	83
Collection Period	97
Collections	83, 95
covered subsidiary	118
COVID-19	11
CRR	138
cut-off	28
cut-off date	5
Dealer	36
Dealer Agreements	38
Dealer Recourse	39
defaulted receivable	83

definitive notes	80
Delinquency Percentage	90
Delinquency Trigger	90
depositor	1, 26
determination date	83
direct participants	78
distribution date	2, 81
Dodd-Frank Act	20, 118
DOJ	122
DSTs	30
DTC	iv, 77
DTCC	79
EEA	138
Eligibility Representations	89
Eligible Investments	87
ERISA	133
EU	25
EU Affected Investors	138
EU Due Diligence Requirements	138
EU Prospectus Regulation	vi
EU Qualified Investor	vi
EU Securitization Regulation	138
Euroclear	78
Euroclear Operator	78
EUWA	v
event of default	4
Events of Default	102
Exchange Act	27
FATCA	129
FDIC	118
financed vehicles	6
Financed Vehicles	38
FSMA	v
FTC	20
FTC Rule	121
HDC Rule	121
hired rating agencies	9
Holder-in-Due-Course	121
Holders	125
Indemnified Parties	111
indenture trustee	1
indirect participants	79
Initial Judgment	134
Insolvency Laws	117
Instituting Noteholders	90
Interest Period	81
Interest Rate	81
Internal Revenue Code	124
Investment Company Act	137
investors	81
IRS	124
issuing entity	1, 26
Liquidated Receivable	83
MiFID II	vi
MRAs	122

I-1

NARC II	26
NCCD	40
NCMSLT Action	30
Near-new	39
Net Liquidation Proceeds	83
New	39
NMAC	iv, 1, 26
NNA	32
Non-U.S. Holder	125
Note Factor	77
Note Owner	77
Noteholder Direction	91
noteholders	82
Noteholders’ Distributable Amount	85
Noteholders’ Interest Carryover Shortfall	85
Noteholders’ Interest Distributable Amount	85
Noteholders’ Monthly Interest Distributable Amount	86
Noteholders’ Principal Carryover Shortfall	86
Noteholders’ Principal Distributable Amount	86
notes	26
NRSRO	24
obligors	6, 38
OID	125
OLA	118
Optional Purchase	98
Optional Purchase Price	98
Order	v
owner trustee	1, 26
participants	79
Plan Assets Regulation	133
Plans	133
Pool Balance	97
Pool Factor	77
portfolio interest	128
prepayments	60
PRIIPs Regulation	vi
Principal Balance	97
Principal Distribution Amount	86
PTCE	133
Purchase Agreement	89
Rating Agency	135
Rating Agency Condition	86
receivables	6, 38
record date	2
Reference Portfolios	90
Regulation AB	101
Regulation RR	9
Relevant Persons	v
Relief Act	121
Report	122
Repurchase Payment	89
repurchased receivable	89
requested parties	92
requested party	92
requesting party	92

Required Deposit Rating	93
Required Rate	86
Required Reserve Deposit	84
Reserve Account	87
Reserve Account Initial Deposit	87
retained notes	26
Review Expenses	91
Review Notice	91
Review Satisfaction Date	90
RMBS	30
Rule 193 Information	55
Sale and Servicing Agreement	26
Schedule of Receivables	89
SEC	iv, 27
Securities Account Control Agreement	28
servicer	26
Servicer Default	98
Servicing Rate	97
Similar Law	133
specified reserve account balance	7
Specified Reserve Account Balance	87
sponsor	135
Student Loans	30
Subject Receivables	90
Superior	134
Superior Matter	134
Supplemental Servicing Fee	97
Term Extension	41
TIA	30, 107
TIN	129
Total Servicing Fee	97
Transfer and Servicing Agreements	88
Trust Agreement	26
U.S. Bank	29
U.S. Bank N.A.	29
U.S. Bank Trust Co.	29
U.S. Holder	125
UCITS	138
UK	v
UK Affected Investors	139
UK CRR	139
UK CRR Firm	139
UK Due Diligence Requirements	139
UK PRIIPS Regulation	v
UK Prospectus Regulation	v
UK Qualified Investor	v
UK Securitization Regulation	139
underwriters	135
Underwriting Agreement	135
Upsize Transaction	1
verification documents	81
Weighted Average Credit Score	43
weighted average life	60
YSOC Amount	86
YSOC Amount Schedules	63

I-2

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment contracts in each of NMAC’s securitized portfolios consisted of retail installment contracts originated by a Dealer and assigned to NMAC on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “The Receivables — Underwriting Procedures” in this prospectus. NMAC’s underwriting standards and procedures have remained relatively stable over time and so the prior securitized portfolios are generally comparable to the pools of receivables described in this prospectus. Nevertheless, the original characteristics of each prior securitized portfolio will likely differ in certain respects from the pools of receivables described in this prospectus, and the losses, prepayments and delinquencies for the pools of receivables described in this prospectus may differ from the information shown in this Appendix A for prior securitized portfolios. As of the relevant cut-off date, the retail installment contracts in the securitized portfolios consisted of the following characteristics:

Nissan Auto Receivables Owner Trust 2017-A (“NAROT 2017-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	March 28, 2017

Cut-off Date	February 28, 2017

Number of Receivables	50,499

Aggregate Principal Balance	$1,112,068,200.74

Average Principal Balance	$22,021.59

Range of Principal Balances	$2,000.00 to $73,738.24

Average Original Amount Financed	$27,817.41

Range of Original Amounts Financed	$3,750.00 to $79,915.43

Weighted Average APR	2.05%

Range of APRs	0.00% to 10.07%

Approximate Weighted Average Original Payments to Maturity	66	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	54	payments

Range of Remaining Payments to Maturity	2 to 69	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.45%	(New)

	5.55%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	78.67%	(Nissan)

	21.33%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	17.89%

California	16.90%

Florida	6.83%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	775	50,499	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	15,895	31.48%	$332,229,798.59	29.87%

0.50% to 0.99%	5,288	10.47	141,443,152.15	12.72

1.00% to 1.99%	6,773	13.41	171,811,373.24	15.45

2.00% to 2.99%	6,957	13.78	147,746,463.61	13.29

3.00% to 3.99%	6,293	12.46	128,554,149.32	11.56

4.00% to 4.99%	5,932	11.75	117,912,121.51	10.60

5.00% to 5.99%	2,196	4.35	45,210,882.01	4.07

6.00% to 6.99%	781	1.55	17,483,521.15	1.57

7.00% to 7.99%	230	0.46	5,544,753.81	0.50

8.00% to 8.99%	120	0.24	3,155,382.61	0.28

9.00% to 9.99%	32	0.06	918,107.76	0.08

10.00% to 10.99%	2	0.00 (4)	58,494.98	0.01

Totals(1)	50,499	100.00%	$1,112,068,200.74	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2017-B (“NAROT 2017-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	August 23, 2017

Cut-off Date	July 31, 2017

Number of Receivables	90,183

Aggregate Principal Balance	$1,543,518,690.50

Average Principal Balance	$17,115.41

Range of Principal Balances	$2,000.00 to $70,328.06

Average Original Amount Financed	$25,949.49

Range of Original Amounts Financed	$4,536.69 to $80,000.00

Weighted Average APR	1.64%

Range of APRs	0.00% to 10.57%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	18 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	49	payments

Range of Remaining Payments to Maturity	2 to 67	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.66%	(New)

	5.34%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	95.38%	(Nissan)

	4.62%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	13.41%

California	13.27%

Florida	6.91%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	772	90,183	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	40,318	44.71%	$751,282,688.11	48.67%

0.50% to 0.99%	8,312	9.22	149,403,410.19	9.68

1.00% to 1.99%	5,059	5.61	79,533,598.28	5.15

2.00% to 2.99%	12,316	13.66	176,496,927.42	11.43

3.00% to 3.99%	10,255	11.37	155,476,477.30	10.07

4.00% to 4.99%	8,771	9.73	135,123,207.85	8.75

5.00% to 5.99%	2,890	3.20	52,027,165.55	3.37

6.00% to 6.99%	1,245	1.38	22,689,650.57	1.47

7.00% to 7.99%	593	0.66	11,941,865.43	0.77

8.00% to 8.99%	310	0.34	6,856,587.42	0.44

9.00% to 9.99%	104	0.12	2,414,200.32	0.16

10.00% to 10.99%	10	0.01	272,912.06	0.02

Totals(1)	90,183	100.00%	$1,543,518,690.50	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2017-C (“NAROT 2017-C”)

Composition of the Receivables as of the Cut-off Date

Closing Date	December 13, 2017

Cut-off Date	October 31, 2017

Number of Receivables	86,929

Aggregate Principal Balance	$1,662,304,331.51

Average Principal Balance	$19,122.55

Range of Principal Balances	$2,000.00 to $72,401.05

Average Original Amount Financed	$25,915.96

Range of Original Amounts Financed	$4,000.00 to $79,941.95

Weighted Average APR	2.16%

Range of APRs	0.00% to 11.00%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	53	payments

Range of Remaining Payments to Maturity	2 to 69	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.38%	(New)

	5.62%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	97.66%	(Nissan)

	2.34%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	15.00%

California	11.74%

Florida	7.78%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	775	86,929	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	25,499	29.33%	$563,640,962.70	33.91%

0.50% to 0.99%	7,757	8.92	163,492,983.24	9.84

1.00% to 1.99%	4,703	5.41	89,580,325.43	5.39

2.00% to 2.99%	17,386	20.00	278,035,370.62	16.73

3.00% to 3.99%	13,544	15.58	234,031,316.96	14.08

4.00% to 4.99%	12,231	14.07	211,470,416.50	12.72

5.00% to 5.99%	3,816	4.39	77,916,273.11	4.69

6.00% to 6.99%	1,398	1.61	31,239,938.80	1.88

7.00% to 7.99%	399	0.46	8,553,894.65	0.51

8.00% to 8.99%	151	0.17	3,351,829.54	0.20

9.00% to 9.99%	35	0.04	718,671.55	0.04

10.00% to 10.99%	9	0.01	232,397.35	0.01

11.00% to 11.99%	1	0.00 (4)	39,951.06	0.00 (4)

Totals(1)	86,929	100.00%	$1,662,304,331.51	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2018-A (“NAROT 2018-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	February 28, 2018

Cut-off Date	January 31, 2018

Number of Receivables	49,347

Aggregate Principal Balance	$1,114,467,625.30

Average Principal Balance	$22,584.30

Range of Principal Balances	$2,000.00 to $75,324.09

Average Original Amount Financed	$27,952.48

Range of Original Amounts Financed	$4,484.09 to $80,000.00

Weighted Average APR	2.47%

Range of APRs	0.00% to 11.26%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	55	payments

Range of Remaining Payments to Maturity	3 to 70	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.39%	(New)

	5.61%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	85.13%	(Nissan)

	14.87%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	17.31%

California	11.01%

Florida	7.62%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	776	49,347	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	13,796	27.96%	$330,031,114.45	29.61%

0.50% to 0.99%	3,119	6.32	82,548,570.73	7.41

1.00% to 1.99%	3,295	6.68	90,377,210.76	8.11

2.00% to 2.99%	8,817	17.87	183,894,724.60	16.50

3.00% to 3.99%	7,395	14.99	153,524,223.62	13.78

4.00% to 4.99%	7,678	15.56	148,141,856.20	13.29

5.00% to 5.99%	3,148	6.38	72,873,803.35	6.54

6.00% to 6.99%	1,214	2.46	30,563,070.31	2.74

7.00% to 7.99%	576	1.17	15,168,547.69	1.36

8.00% to 8.99%	222	0.45	5,105,634.07	0.46

9.00% to 9.99%	63	0.13	1,618,596.38	0.15

10.00% to 10.99%	22	0.04	566,575.97	0.05

11.00% to 11.99%	2	0.00 (4)	53,697.17	0.00 (4)

Totals(1)	49,347	100.00%	$1,114,467,625.30	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2018-B (“NAROT 2018-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	July 25, 2018

Cut-off Date	June 30, 2018

Number of Receivables	48,649

Aggregate Principal Balance	$1,128,824,647.21

Average Principal Balance	$23,203.45

Range of Principal Balances	$2,000.20 to $73,598.54

Average Original Amount Financed	$28,487.43

Range of Original Amounts Financed	$5,000.00 to $79,968.23

Weighted Average APR	2.61%

Range of APRs	0.00% to 11.57%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	56	payments

Range of Remaining Payments to Maturity	3 to 71	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.80%	(New)

	5.20%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	84.24%	(Nissan)

	15.76%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	8.76%

California	8.41%

Florida	5.95%

Pennsylvania	5.83%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	774	48,649	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	13,309	27.36%	$335,432,741.59	29.72%

0.50% to 0.99%	1,913	3.93	51,385,375.54	4.55

1.00% to 1.99%	5,355	11.01	146,971,910.90	13.02

2.00% to 2.99%	6,611	13.59	127,201,566.03	11.27

3.00% to 3.99%	7,566	15.55	157,959,613.02	13.99

4.00% to 4.99%	7,558	15.54	152,625,212.78	13.52

5.00% to 5.99%	3,701	7.61	86,879,859.29	7.70

6.00% to 6.99%	1,527	3.14	40,833,538.26	3.62

7.00% to 7.99%	563	1.16	14,690,827.29	1.30

8.00% to 8.99%	289	0.59	7,628,213.63	0.68

9.00% to 9.99%	174	0.36	4,888,857.13	0.43

10.00% to 10.99%	69	0.14	1,966,294.74	0.17

11.00% to 11.99%	14	0.03	360,637.01	0.03

Totals(1)	48,649	100.00%	$1,128,824,647.21	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2018-C (“NAROT 2018-C”)

Composition of the Receivables as of the Cut-off Date

Closing Date	December 12, 2018

Cut-off Date	November 30, 2018

Number of Receivables	48,987

Aggregate Principal Balance	$1,146,026,063.89

Average Principal Balance	$23,394.49

Range of Principal Balances	$2,000.18 to $80,434.43

Average Original Amount Financed	$28,776.96

Range of Original Amounts Financed	$4,000.00 to $84,733.24

Weighted Average APR	2.95%

Range of APRs	0.00% to 12.92%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	55	payments

Range of Remaining Payments to Maturity	3 to 72	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.99%	(New)

	5.01%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	84.44%	(Nissan)

	15.56%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

California	15.12%

Texas	15.04%

Florida	15.03%

Alabama	5.23%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	776	48,987	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.99%	14,510	29.62%	$346,770,191.31	30.26%

1.00% to 1.99%	4,473	9.13	120,136,847.38	10.48

2.00% to 2.99%	5,525	11.28	135,129,255.96	11.79

3.00% to 3.99%	7,667	15.65	156,619,988.92	13.67

4.00% to 4.99%	7,305	14.91	155,298,996.00	13.55

5.00% to 5.99%	5,760	11.76	131,042,904.51	11.43

6.00% to 6.99%	2,266	4.63	60,354,603.88	5.27

7.00% to 7.99%	759	1.55	20,910,344.62	1.82

8.00% to 8.99%	381	0.78	10,149,360.29	0.89

9.00% to 9.99%	202	0.41	5,539,564.89	0.48

10.00% to 10.99%	71	0.14	2,018,791.39	0.18

11.00% to 11.99%	44	0.09	1,346,349.97	0.12

12.00% to 12.99%	24	0.05	708,864.77	0.06

Totals(1)	48,987	100.00%	$1,146,026,063.89	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2019-A (“NAROT 2019-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	February 13, 2019

Cut-off Date	January 31, 2019

Number of Receivables	58,285

Aggregate Principal Balance	$1,394,407,179.62

Average Principal Balance	$23,923.95

Range of Principal Balances	$1,999.41 to $80,944.23

Average Original Amount Financed	$29,769.83

Range of Original Amounts Financed	$4,100.00 to $84,998.64

Weighted Average APR	3.26%

Range of APRs	0.00% to 12.59%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	55	payments

Range of Remaining Payments to Maturity	3 to 73	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.45%	(New)

	5.55%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	75.85%	(Nissan)

	24.15%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	14.94%

Tennessee	7.93%

California	6.97%

Illinois	5.31%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	771	58,285	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.99%	14,146	24.27%	$335,297,508.11	24.05%

1.00% to 1.99%	6,458	11.08	171,948,418.90	12.33

2.00% to 2.99%	6,419	11.01	172,262,840.07	12.35

3.00% to 3.99%	8,200	14.07	177,234,979.14	12.71

4.00% to 4.99%	9,003	15.45	198,936,417.99	14.27

5.00% to 5.99%	8,077	13.86	180,278,253.65	12.93

6.00% to 6.99%	3,582	6.15	89,356,472.10	6.41

7.00% to 7.99%	1,187	2.04	32,648,890.30	2.34

8.00% to 8.99%	735	1.26	22,450,532.94	1.61

9.00% to 9.99%	310	0.53	8,937,592.52	0.64

10.00% to 10.99%	107	0.18	3,140,631.83	0.23

11.00% to 11.99%	53	0.09	1,667,283.41	0.12

12.00% to 12.99%	8	0.01	247,358.66	0.02

Totals(1)	58,285	100.00%	$1,394,407,179.62	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2019-B (“NAROT 2019-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	May 28, 2019

Cut-off Date	April 30, 2019

Number of Receivables	62,136

Aggregate Principal Balance	$1,378,201,975.60

Average Principal Balance	$22,180.41

Range of Principal Balances	$2,000.00 to $80,605.05

Average Original Amount Financed	$28,413.45

Range of Original Amounts Financed	$4,996.50 to $84,985.37

Weighted Average APR	3.51%

Range of APRs	0.00% to 12.71%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	18 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	55	payments

Range of Remaining Payments to Maturity	3 to 73	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.77%	(New)

	7.23%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	88.50%	(Nissan)

	11.50%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	16.70%

California	12.43%

Florida	6.65%

Illinois	6.63%

Georgia	5.67%

New York	5.50%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	773	62,136	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.99%	15,432	24.84%	$335,812,315.12	24.37%

1.00% to 1.99%	5,847	9.41	145,005,947.14	10.52

2.00% to 2.99%	5,755	9.26	124,669,628.46	9.05

3.00% to 3.99%	7,899	12.71	157,773,811.56	11.45

4.00% to 4.99%	9,835	15.83	209,287,486.11	15.19

5.00% to 5.99%	8,870	14.28	195,211,090.31	14.16

6.00% to 6.99%	5,017	8.07	122,081,614.11	8.86

7.00% to 7.99%	1,707	2.75	43,321,867.76	3.14

8.00% to 8.99%	904	1.45	22,395,491.47	1.62

9.00% to 9.99%	535	0.86	13,418,218.97	0.97

10.00% to 10.99%	213	0.34	5,766,120.68	0.42

11.00% to 11.99%	100	0.16	2,861,408.28	0.21

12.00% to 12.99%	22	0.04	596,975.63	0.04

Totals(1)	62,136	100.00%	$1,378,201,975.60	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2019-C (“NAROT 2019-C”)

Composition of the Receivables as of the Cut-off Date

Closing Date	October 23, 2019

Cut-off Date	September 30, 2019

Number of Receivables	58,181

Aggregate Principal Balance	$1,364,914,302.27

Average Principal Balance	$23,459.79

Range of Principal Balances	$1,999.86 to $82,311.60

Average Original Amount Financed	$28,557.16

Range of Original Amounts Financed	$4,315.47 to $84,991.30

Weighted Average APR	3.83%

Range of APRs	0.00% to 12.66%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	57	payments

Range of Remaining Payments to Maturity	3 to 73	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.03%	(New)

	7.97%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	89.49%	(Nissan)

	10.51%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	14.96%

California	13.55%

Florida	5.95%

Georgia	5.39%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	770	58,181	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	9,581	16.47%	$215,035,128.84	15.75%

0.50% to 0.99%	3,092	5.31	76,639,841.93	5.61

1.00% to 1.99%	4,737	8.14	118,962,523.23	8.72

2.00% to 2.99%	6,384	10.97	144,955,583.39	10.62

3.00% to 3.99%	7,609	13.08	159,615,832.07	11.69

4.00% to 4.99%	8,950	15.38	197,271,117.60	14.45

5.00% to 5.99%	8,670	14.90	199,464,917.55	14.61

6.00% to 6.99%	4,988	8.57	130,681,368.90	9.57

7.00% to 7.99%	2,118	3.64	60,610,577.71	4.44

8.00% to 8.99%	1,254	2.16	37,480,442.89	2.75

9.00% to 9.99%	424	0.73	12,455,613.47	0.91

10.00% to 10.99%	214	0.37	6,634,882.18	0.49

11.00% to 11.99%	108	0.19	3,476,787.63	0.25

12.00% to 12.99%	52	0.09	1,629,684.88	0.12

Totals(1)	58,181	100.00%	$1,364,914,302.27	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2020-A (“NAROT 2020-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	April 29, 2020

Cut-off Date	March 31, 2020

Number of Receivables	50,112

Aggregate Principal Balance	$1,119,632,940.81

Average Principal Balance	$22,342.61

Range of Principal Balances	$1,999.58 to $81,510.89

Average Original Amount Financed	$28,097.78

Range of Original Amounts Financed	$4,503.09 to $84,932.38

Weighted Average APR	3.14%

Range of APRs	0.00% to 11.83%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	57	payments

Range of Remaining Payments to Maturity	3 to 73	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	93.11%	(New)

	6.89%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	86.66%	(Nissan)

	13.34%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	14.86%

California	9.74%

Illinois	6.25%

New York	5.65%

Florida	5.23%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	778	50,112	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	10,311	20.58%	$218,515,557.20	19.52%

0.50% to 0.99%	4,007	8.00	99,922,460.02	8.92

1.00% to 1.99%	4,506	8.99	122,729,422.83	10.96

2.00% to 2.99%	6,047	12.07	130,135,499.35	11.62

3.00% to 3.99%	7,487	14.94	159,673,681.31	14.26

4.00% to 4.99%	6,482	12.94	136,422,717.28	12.18

5.00% to 5.99%	6,081	12.13	134,258,990.43	11.99

6.00% to 6.99%	3,074	6.13	68,585,672.67	6.13

7.00% to 7.99%	1,319	2.63	30,077,116.58	2.69

8.00% to 8.99%	549	1.10	13,201,699.43	1.18

9.00% to 9.99%	184	0.37	4,458,858.00	0.40

10.00% to 10.99%	55	0.11	1,372,866.59	0.12

11.00% to 11.99%	10	0.02	278,399.12	0.02

Totals(1)	50,112	100.00%	$1,119,632,940.81	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2020-B (“NAROT 2020-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	June 30, 2020

Cut-off Date	May 31, 2020

Number of Receivables	83,260

Aggregate Principal Balance	$1,405,095,871.07

Average Principal Balance	$16,876.00

Range of Principal Balances	$2,000.00 to $81,828.04

Average Original Amount Financed	$26,270.63

Range of Original Amounts Financed	$4,823.06 to $84,975.07

Weighted Average APR	3.17%

Range of APRs	0.00% to 11.92%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	12 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	48	payments

Range of Remaining Payments to Maturity	3 to 73	payments

Approximate Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	92.01%	(New)

	7.99%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	91.81%	(Nissan)

	8.19%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	19.98%

Florida	9.94%

California	8.07%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	780	83,260	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	19,475	23.39%	$296,728,087.86	21.12%

0.50% to 0.99%	4,580	5.50	98,077,199.54	6.98

1.00% to 1.99%	5,569	6.69	118,329,590.85	8.42

2.00% to 2.99%	8,281	9.95	139,353,865.51	9.92

3.00% to 3.99%	14,670	17.62	229,850,382.48	16.36

4.00% to 4.99%	13,094	15.73	212,935,500.49	15.15

5.00% to 5.99%	10,775	12.94	186,377,236.86	13.26

6.00% to 6.99%	3,870	4.65	71,304,579.03	5.07

7.00% to 7.99%	1,648	1.98	29,440,456.79	2.10

8.00% to 8.99%	778	0.93	13,361,519.77	0.95

9.00% to 9.99%	407	0.49	7,192,297.05	0.51

10.00% to 10.99%	102	0.12	1,935,051.97	0.14

11.00% to 11.99%	11	0.01	210,102.87	0.01

Totals(1)	83,260	100.00%	$1,405,095,871.07	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2021-A (“NAROT 2021-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	June 23, 2021

Cut-off Date	May 31, 2021

Number of Receivables	49,557

Aggregate Principal Balance	$1,113,826,202.14

Average Principal Balance	$22,475.66

Range of Principal Balances	$2,000.00 to $76,074.24

Average Original Amount Financed	$29,498.89

Range of Original Amounts Financed	$4,900.00 to $84,997.74

Weighted Average APR	1.65%

Range of APRs	0.00% to 11.90%

Approximate Weighted Average Original Payments to Maturity	67	payments

Range of Original Payments to Maturity	24 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	56	payments

Range of Remaining Payments to Maturity	3 to 68	payments

Approximate Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	92.32%	(New)

	7.68%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	84.37%	(Nissan)

	15.63%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	15.17%

California	11.07%

Florida	6.49%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	783	49,557	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	21,269	42.92%	$541,553,130.88	48.62%

0.50% to 0.99%	3,907	7.88	95,133,131.52	8.54

1.00% to 1.99%	6,307	12.73	149,064,243.20	13.38

2.00% to 2.99%	3,854	7.78	81,486,690.64	7.32

3.00% to 3.99%	5,017	10.12	88,262,014.58	7.92

4.00% to 4.99%	3,660	7.39	57,839,793.33	5.19

5.00% to 5.99%	3,384	6.83	57,606,226.95	5.17

6.00% to 6.99%	1,315	2.65	24,311,586.30	2.18

7.00% to 7.99%	497	1.00	10,604,798.43	0.95

8.00% to 8.99%	179	0.36	4,176,386.14	0.37

9.00% to 9.99%	108	0.22	2,409,332.05	0.22

10.00% to 10.99%	48	0.10	1,023,745.26	0.09

11.00% to 11.99%	12	0.02	355,122.86	0.03

Totals(1)	49,557	100.00%	$1,113,826,202.14	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2022-A (“NAROT 2022-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	February 23, 2022

Cut-off Date	January 31, 2022

Number of Receivables	51,575

Aggregate Principal Balance	$1,142,065,005.32

Average Principal Balance	$22,143.77

Range of Principal Balances	$2,000.05 to $78,687.28

Average Original Amount Financed	$29,185.64

Range of Original Amounts Financed	$4,579.56 to $84,901.14

Weighted Average APR	1.37%

Range of APRs	0.00% to 11.90%

Approximate Weighted Average Original Payments to Maturity	66	payments

Range of Original Payments to Maturity	18 to 75	payments

Approximate Weighted Average Remaining Payments to Maturity	55	payments

Range of Remaining Payments to Maturity	4 to 71	payments

Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.21%	(New)

	7.79%	(Near-New)

	0.00%	(Used)

Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	87.54%	(Nissan)

	12.46%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)

Texas	16.77%

California	14.56%

Florida	8.99%

Georgia	5.49%

New York	5.11%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)

FICO Score(3)	660	900	783	51,575	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)

0.00% to 0.49%	21,830	42.33%		$464,633,844.66	40.68%

0.50% to 0.99%	8,323	16.14		213,235,754.66	18.67

1.00% to 1.99%	7,817	15.16		196,013,344.41	17.16

2.00% to 2.99%	4,786	9.28		117,041,312.60	10.25

3.00% to 3.99%	4,062	7.88		88,101,412.28	7.71

4.00% to 4.99%	2,252	4.37		31,856,113.76	2.79

5.00% to 5.99%	1,764	3.42		21,489,888.35	1.88

6.00% to 6.99%	582	1.13		7,164,692.63	0.63

7.00% to 7.99%	117	0.23		1,723,634.77	0.15

8.00% to 8.99%	33	0.06		552,590.00	0.05

9.00% to 9.99%	6	0.01		180,317.27	0.02

10.00% to 10.99%	1	0.00	(4)	3,030.66	0.00 (4)

11.00% to 11.99%	2	0.00	(4)	69,069.27	0.01

Totals(1)	51,575	100.00%		$1,142,065,005.32	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

NAROT 2017-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2017-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2017-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2018-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2018-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2018-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2019-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2019-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2019-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2020-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2020-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2021-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2022-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

Prepayment Speeds

Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included series for each month following each such series issuance for as long as such series remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

Monthly Prepayment Speed(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all series listed because more recently issued series will only be reflected to the extent of their current number of months outstanding and earlier issued series may have amortized more quickly than the number of months reflected on the above graph.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series outstanding in such month divided by the total number of series outstanding in such month.

NAROT 2017-A, 2017-B, and 2017-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2018-A, 2018-B, and 2018-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2019-A, 2019-B, and 2019-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2020-A and 2020-B

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2021-A

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2022-A

61+ Days Delinquency as a Percentage of Outstanding Pool Balance(1)(2)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2017-A, 2017-B, and 2017-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2018-A, 2018-B, and 2018-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2019-A, 2019-B, and 2019-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2020-A and 2020-B

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2021-A

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2022-A

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

APPENDIX B

HISTORICAL POOL PERFORMANCE

Nissan Auto Receivables Owner Trust 2017-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Mar-17	1,041,666,668.41	1,009,862,775.62	0.969468	81	1,721,264.19	0	0.00	0	0.00

2	Apr-17	1,009,862,775.62	980,663,089.86	0.941437	106	2,349,167.53	20	412,285.51	0	0.00

3	May-17	980,663,089.86	950,518,513.71	0.912498	140	3,042,463.34	20	404,313.57	7	165,548.67

4	Jun-17	950,518,513.71	920,775,675.45	0.883945	153	3,280,013.92	31	549,585.09	6	99,360.24

5	Jul-17	920,775,675.45	892,686,919.15	0.856979	196	4,385,951.14	46	939,258.59	11	165,647.74

6	Aug-17	892,686,919.15	863,055,154.76	0.828533	185	3,839,331.18	49	1,134,558.40	14	223,373.43

7	Sep-17	863,055,154.76	836,228,154.18	0.802779	208	4,244,870.61	60	1,228,898.61	15	344,866.92

8	Oct-17	836,228,154.18	806,927,231.93	0.774650	227	4,599,723.49	56	1,068,278.36	15	270,359.94

9	Nov-17	806,927,231.93	779,685,682.79	0.748498	210	4,003,219.23	58	1,154,612.07	18	289,215.81

10	Dec-17	779,685,682.79	753,198,669.93	0.723071	273	5,047,577.18	76	1,390,137.17	18	278,455.16

11	Jan-18	753,198,669.93	725,545,789.54	0.696524	240	4,556,610.68	70	1,277,945.39	29	461,927.69

12	Feb-18	725,545,789.54	701,104,160.95	0.673060	200	3,657,133.08	61	1,116,257.28	24	345,908.66

13	Mar-18	701,104,160.95	673,993,277.31	0.647034	174	3,121,999.41	47	744,088.10	13	260,445.20

14	Apr-18	673,993,277.31	648,429,307.80	0.622492	167	2,828,246.45	47	841,369.18	22	261,506.84

15	May-18	648,429,307.80	623,021,257.24	0.598100	219	3,927,451.41	53	845,138.72	14	181,634.52

16	Jun-18	623,021,257.24	598,491,816.11	0.574552	194	3,636,947.61	46	710,645.05	19	216,652.14

17	Jul-18	598,491,816.11	574,396,059.17	0.551420	224	4,125,609.69	53	925,606.80	14	149,120.55

18	Aug-18	574,396,059.17	549,005,103.62	0.527045	227	4,005,818.51	51	860,932.59	14	278,009.12

19	Sep-18	549,005,103.62	528,322,352.14	0.507189	244	4,366,818.94	56	1,014,708.55	20	237,059.15

20	Oct-18	528,322,352.14	503,967,502.63	0.483809	237	3,973,657.48	43	694,253.25	16	227,035.14

21	Nov-18	503,967,502.63	482,456,949.55	0.463159	225	3,849,714.03	55	855,050.13	17	215,247.26

22	Dec-18	482,456,949.55	461,773,741.17	0.443303	257	4,335,137.74	48	800,361.20	18	259,213.72

23	Jan-19	461,773,741.17	439,734,463.05	0.422145	243	3,952,133.27	58	939,171.48	14	238,174.52

24	Feb-19	439,734,463.05	420,044,611.32	0.403243	222	3,506,582.17	66	1,036,536.50	11	130,854.82

25	Mar-19	420,044,611.32	398,450,278.03	0.382512	225	3,450,853.10	42	636,901.72	16	214,312.86

Nissan Auto Receivables Owner Trust 2017-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Apr-19	398,450,278.03	377,650,291.28	0.362544	166	2,459,154.22	48	719,392.92	13	156,258.98

27	May-19	377,650,291.28	357,905,598.16	0.343589	185	2,776,749.41	39	582,583.90	12	139,223.46

28	Jun-19	357,905,598.16	340,182,365.88	0.326575	216	2,955,888.37	45	706,345.46	8	79,239.25

29	Jul-19	340,182,365.88	320,791,843.89	0.307960	199	2,704,173.15	52	689,037.47	9	131,498.97

30	Aug-19	320,791,843.89	303,064,714.49	0.290942	202	2,681,682.11	41	498,954.43	16	159,586.00

31	Sep-19	303,064,714.49	285,176,418.52	0.273769	203	2,585,671.02	40	525,716.13	14	162,993.91

32	Oct-19	285,176,418.52	267,841,249.78	0.257128	222	2,783,339.85	32	388,833.73	7	75,936.01

33	Nov-19	267,841,249.78	252,372,980.88	0.242278	221	2,697,091.78	45	561,260.39	9	94,500.99

34	Dec-19	252,372,980.88	235,909,036.54	0.226473	220	2,705,974.29	53	564,958.72	19	239,720.79

35	Jan-20	235,909,036.54	219,449,583.56	0.210672	178	2,034,815.96	54	632,241.71	12	81,093.79

36	Feb-20	219,449,583.56	204,907,683.72	0.196711	166	1,880,380.55	39	450,036.71	10	109,693.99

37	Mar-20	204,907,683.72	190,167,333.01	0.182561	168	1,758,874.89	41	417,018.15	11	107,711.65

38	Apr-20	190,167,333.01	177,067,541.51	0.169985	104	1,018,150.45	29	320,818.35	23	175,400.38

39	May-20	177,067,541.51	164,347,106.31	0.157773	132	1,243,798.18	31	321,650.78	10	109,868.49

40	Jun-20	164,347,106.31	150,491,487.90	0.144472	99	905,427.41	41	335,077.89	13	108,315.52

41	Jul-20	150,491,487.90	137,177,151.46	0.131690	112	1,012,064.56	24	195,549.46	17	112,571.02

42	Aug-20	137,177,151.46	124,866,818.67	0.119872	111	971,079.71	26	220,063.54	8	53,975.34

43	Sep-20	124,866,818.67	113,189,462.19	0.108662	113	945,346.25	32	257,068.33	8	79,788.63

44	Oct-20	113,189,462.19	101,786,607.62	0.097715	146	1,151,496.20	27	244,510.53	11	60,108.92

45	Nov-20	101,786,607.62	91,952,444.16	0.088274	130	1,040,485.04	35	296,927.29	8	76,628.36

46	Dec-20	91,952,444.16	82,118,404.79	0.078834	128	973,591.18	45	335,166.97	12	101,359.08

47	Jan-21	82,118,404.79	73,014,791.68	0.070094	118	871,651.63	21	135,384.35	15	85,911.80

48	Feb-21	73,014,791.68	65,267,374.86	0.062657	119	909,117.10	27	171,972.02	9	48,457.73

49	Mar-21	65,267,374.86	55,219,858.76	0.053011	76	469,629.72	13	59,377.76	8	60,341.29

50	Apr-21	55,219,858.76	0.00	0.000000	77	441,774.78	15	83,211.37	3	13,774.08

Nissan Auto Receivables Owner Trust 2017-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Mar-17	81	1,721,264.19	0.17%	223,924.19	0.00	223,924.19	223,924.19	0.021%	1.13%

2	Apr-17	126	2,761,453.04	0.28%	383,924.48	52,042.08	331,882.40	555,806.59	0.053%	0.97%

3	May-17	167	3,612,325.58	0.38%	720,381.82	136,050.05	584,331.77	1,140,138.36	0.109%	1.07%

4	Jun-17	190	3,928,959.25	0.43%	694,623.92	238,812.54	455,811.38	1,595,949.74	0.153%	1.07%

5	Jul-17	253	5,490,857.47	0.62%	540,276.39	239,394.25	300,882.14	1,896,831.88	0.182%	1.00%

6	Aug-17	248	5,197,263.01	0.60%	904,403.64	268,626.25	635,777.39	2,532,609.27	0.243%	1.15%

7	Sep-17	283	5,818,636.14	0.70%	732,083.59	458,489.00	273,594.59	2,806,203.86	0.269%	0.97%

8	Oct-17	298	5,938,361.79	0.74%	1,120,526.60	310,304.91	810,221.69	3,616,425.55	0.347%	1.19%

9	Nov-17	286	5,447,047.11	0.70%	893,485.68	539,254.61	354,231.07	3,970,656.62	0.381%	1.07%

10	Dec-17	367	6,716,169.51	0.89%	802,059.23	260,367.79	541,691.44	4,512,348.06	0.433%	1.04%

11	Jan-18	339	6,296,483.76	0.87%	679,111.50	387,581.27	291,530.23	4,803,878.29	0.461%	1.16%

12	Feb-18	285	5,119,299.02	0.73%	1,004,038.86	409,117.78	594,921.08	5,398,799.37	0.518%	0.94%

13	Mar-18	234	4,126,532.71	0.61%	816,798.53	451,641.47	365,157.06	5,763,956.43	0.553%	1.19%

14	Apr-18	236	3,931,122.47	0.61%	761,329.11	320,321.80	441,007.31	6,204,963.74	0.596%	1.11%

15	May-18	286	4,954,224.65	0.80%	627,434.09	583,323.24	44,110.85	6,249,074.59	0.600%	1.13%

16	Jun-18	259	4,564,244.80	0.76%	516,272.90	349,056.27	167,216.63	6,416,291.22	0.616%	1.10%

17	Jul-18	291	5,200,337.04	0.91%	516,817.51	180,420.34	336,397.17	6,752,688.39	0.648%	1.10%

18	Aug-18	292	5,144,760.22	0.94%	513,742.62	368,052.78	145,689.84	6,898,378.23	0.662%	1.26%

19	Sep-18	320	5,618,586.64	1.06%	563,704.83	281,258.66	282,446.17	7,180,824.40	0.689%	0.91%

20	Oct-18	296	4,894,945.87	0.97%	439,141.68	316,909.99	122,231.69	7,303,056.09	0.701%	1.25%

21	Nov-18	297	4,920,011.42	1.02%	466,718.58	255,540.47	211,178.11	7,514,234.20	0.721%	1.06%

22	Dec-18	323	5,394,712.66	1.17%	403,958.32	176,046.11	227,912.21	7,742,146.41	0.743%	1.03%

23	Jan-19	315	5,129,479.27	1.17%	464,015.52	203,364.74	260,650.78	8,002,797.19	0.768%	1.18%

24	Feb-19	299	4,673,973.49	1.11%	449,870.57	166,564.65	283,305.92	8,286,103.11	0.795%	1.02%

25	Mar-19	283	4,302,067.68	1.08%	617,229.62	231,481.14	385,748.48	8,671,851.59	0.832%	1.22%

Nissan Auto Receivables Owner Trust 2017-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

26	Apr-19	227	3,334,806.12	0.88%	500,747.30	320,068.69	180,678.61	8,852,530.20	0.850%	1.20%

27	May-19	236	3,498,556.77	0.98%	411,937.41	272,653.15	139,284.26	8,991,814.46	0.863%	1.15%

28	Jun-19	269	3,741,473.08	1.10%	362,705.61	192,352.76	170,352.85	9,162,167.31	0.880%	1.00%

29	Jul-19	260	3,524,709.59	1.10%	292,336.23	195,862.66	96,473.57	9,258,640.88	0.889%	1.23%

30	Aug-19	259	3,340,222.54	1.10%	297,652.48	324,439.66	(26,787.18)	9,231,853.70	0.886%	1.13%

31	Sep-19	257	3,274,381.06	1.15%	278,159.20	254,218.85	23,940.35	9,255,794.05	0.889%	1.19%

32	Oct-19	261	3,248,109.59	1.21%	507,137.50	66,133.55	441,003.95	9,696,798.00	0.931%	1.18%

33	Nov-19	275	3,352,853.16	1.33%	152,140.82	220,900.00	(68,759.18)	9,628,038.82	0.924%	1.04%

34	Dec-19	292	3,510,653.80	1.49%	149,250.86	145,156.78	4,094.08	9,632,132.90	0.925%	1.19%

35	Jan-20	244	2,748,151.46	1.25%	352,637.29	139,161.88	213,475.41	9,845,608.31	0.945%	1.23%

36	Feb-20	215	2,440,111.25	1.19%	146,709.95	165,403.01	(18,693.06)	9,826,915.25	0.943%	1.10%

37	Mar-20	220	2,283,604.69	1.20%	165,783.74	134,553.81	31,229.93	9,858,145.18	0.946%	1.21%

38	Apr-20	156	1,514,369.18	0.86%	69,550.79	117,666.15	(48,115.36)	9,810,029.82	0.942%	1.09%

39	May-20	173	1,675,317.45	1.02%	114,905.95	101,078.94	13,827.01	9,823,856.83	0.943%	1.09%

40	Jun-20	153	1,348,820.82	0.90%	139,932.72	109,938.26	29,994.46	9,853,851.29	0.946%	1.25%

41	Jul-20	153	1,320,185.04	0.96%	97,605.40	105,138.61	(7,533.21)	9,846,318.08	0.945%	1.28%

42	Aug-20	145	1,245,118.59	1.00%	71,683.06	104,811.57	(33,128.51)	9,813,189.57	0.942%	1.25%

43	Sep-20	153	1,282,203.21	1.13%	52,039.44	92,423.49	(40,384.05)	9,772,805.52	0.938%	1.24%

44	Oct-20	184	1,456,115.65	1.43%	118,929.67	96,425.52	22,504.15	9,795,309.67	0.940%	1.27%

45	Nov-20	173	1,414,040.69	1.54%	29,725.85	76,490.07	(46,764.22)	9,748,545.45	0.936%	1.21%

46	Dec-20	185	1,410,117.23	1.72%	48,391.52	99,726.59	(51,335.07)	9,697,210.38	0.931%	1.25%

47	Jan-21	154	1,092,947.78	1.50%	106,682.27	80,416.29	26,265.98	9,723,476.36	0.933%	1.23%

48	Feb-21	155	1,129,546.85	1.73%	69,590.32	68,856.90	733.42	9,724,209.78	0.934%	1.17%

49	Mar-21	97	589,348.77	1.07%	40,674.35	134,887.56	(94,213.21)	9,629,996.57	0.924%	1.39%

50	Apr-21	95	538,760.23	0.00%	43,326.66	133,371.85	(90,045.19)	9,539,951.38	0.916%	1.61%

Nissan Auto Receivables Owner Trust 2017-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Aug-17	1,440,234,238.54	1,392,183,095.09	0.966637	218	3,794,818.10	0	0.00	0	0.00

2	Sep-17	1,392,183,095.09	1,348,257,417.98	0.936138	238	4,191,217.73	37	630,795.35	0	0.00

3	Oct-17	1,348,257,417.98	1,300,655,695.01	0.903086	273	4,804,375.52	31	468,141.65	12	235,861.97

4	Nov-17	1,300,655,695.01	1,255,770,189.19	0.871921	305	5,459,263.15	61	921,922.10	10	142,310.19

5	Dec-17	1,255,770,189.19	1,212,829,705.00	0.842106	346	6,103,402.77	77	1,266,541.22	22	340,806.81

6	Jan-18	1,212,829,705.00	1,166,464,995.60	0.809913	300	4,993,132.74	91	1,556,449.10	19	305,391.83

7	Feb-18	1,166,464,995.60	1,124,666,754.36	0.780892	248	4,325,775.92	72	1,247,300.97	28	379,996.32

8	Mar-18	1,124,666,754.36	1,080,025,628.69	0.749896	269	4,628,386.40	53	782,920.83	25	311,149.34

9	Apr-18	1,080,025,628.69	1,036,423,381.55	0.719621	233	3,714,311.08	66	1,134,338.13	15	220,551.96

10	May-18	1,036,423,381.55	993,846,519.99	0.690059	293	4,730,654.19	57	908,779.01	21	250,784.04

11	Jun-18	993,846,519.99	952,173,780.59	0.661124	314	5,039,780.91	78	1,290,959.56	17	216,189.78

12	Jul-18	952,173,780.59	910,035,339.08	0.631866	298	4,882,962.72	72	1,111,922.14	27	359,036.24

13	Aug-18	910,035,339.08	868,795,305.83	0.603232	340	5,300,073.37	63	1,050,991.53	24	234,321.55

14	Sep-18	868,795,305.83	833,230,808.53	0.578538	379	5,433,555.23	86	1,514,811.58	19	305,462.25

15	Oct-18	833,230,808.53	794,243,464.55	0.551468	341	4,512,784.62	66	789,156.76	19	315,278.85

16	Nov-18	794,243,464.55	761,049,858.02	0.528421	313	4,016,481.96	70	740,234.07	20	162,862.62

17	Dec-18	761,049,858.02	727,932,010.00	0.505426	381	5,155,657.92	75	808,525.45	32	242,848.94

18	Jan-19	727,932,010.00	695,344,190.88	0.482799	301	4,105,957.37	79	1,156,652.60	26	274,527.63

19	Feb-19	695,344,190.88	665,737,748.07	0.462243	314	4,122,527.70	69	792,186.28	21	251,392.15

20	Mar-19	665,737,748.07	634,602,631.43	0.440625	299	4,019,125.09	62	726,933.84	26	216,263.65

21	Apr-19	634,602,631.43	603,160,798.96	0.418794	254	3,256,110.06	61	706,392.96	28	303,116.28

22	May-19	603,160,798.96	573,322,050.56	0.398076	274	3,627,353.49	61	743,516.22	23	140,196.55

23	Jun-19	573,322,050.56	545,520,604.92	0.378772	279	3,678,629.31	56	802,071.48	17	124,749.40

24	Jul-19	545,520,604.92	515,465,247.22	0.357904	289	3,734,777.57	52	608,962.11	15	176,418.59

25	Aug-19	515,465,247.22	488,055,418.94	0.338872	307	3,726,514.51	69	894,374.83	24	213,779.88

Nissan Auto Receivables Owner Trust 2017-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Sep-19	488,055,418.94	462,064,278.34	0.320826	241	3,051,140.20	69	888,498.86	27	287,021.86

27	Oct-19	462,064,278.34	436,633,392.35	0.303168	254	3,082,929.37	49	593,586.24	22	218,059.04

28	Nov-19	436,633,392.35	413,889,065.76	0.287376	254	3,055,309.94	66	784,543.35	20	175,457.04

29	Dec-19	413,889,065.76	390,650,703.99	0.271241	286	3,293,426.76	51	604,412.89	24	276,670.27

30	Jan-20	390,650,703.99	366,996,064.08	0.254817	253	2,905,387.55	47	514,772.72	17	178,453.11

31	Feb-20	366,996,064.08	345,683,690.43	0.240019	224	2,351,481.03	66	793,583.13	16	151,761.79

32	Mar-20	345,683,690.43	324,103,333.31	0.225035	231	2,465,006.22	52	539,752.82	19	192,339.86

33	Apr-20	324,103,333.31	304,525,058.18	0.211441	152	1,384,965.02	54	516,613.15	27	287,779.14

34	May-20	304,525,058.18	285,209,906.84	0.198030	191	1,721,864.08	44	354,398.70	34	323,304.74

35	Jun-20	285,209,906.84	264,259,294.48	0.183484	169	1,616,132.05	53	507,804.38	19	140,893.98

36	Jul-20	264,259,294.48	244,237,930.46	0.169582	162	1,459,812.17	45	420,566.43	19	202,588.35

37	Aug-20	244,237,930.46	225,602,263.93	0.156643	177	1,578,180.63	45	418,996.84	11	73,049.81

38	Sep-20	225,602,263.93	207,526,611.20	0.144092	199	1,731,012.24	39	328,556.20	24	193,531.36

39	Oct-20	207,526,611.20	190,853,463.62	0.132516	190	1,524,700.02	60	498,099.67	12	116,341.31

40	Nov-20	190,853,463.62	176,175,179.79	0.122324	188	1,521,015.93	36	250,615.72	22	145,289.69

41	Dec-20	176,175,179.79	161,161,017.11	0.111899	178	1,375,614.10	54	425,623.16	14	104,067.92

42	Jan-21	161,161,017.11	146,676,499.72	0.101842	153	1,125,541.43	33	237,706.59	18	126,945.85

43	Feb-21	146,676,499.72	134,435,438.17	0.093343	150	1,096,757.34	41	283,863.30	9	40,017.75

44	Mar-21	134,435,438.17	119,042,705.36	0.082655	119	888,117.31	29	178,874.47	7	38,013.23

45	Apr-21	119,042,705.36	106,392,365.93	0.073872	99	715,684.84	22	131,688.76	8	27,181.04

46	May-21	106,392,365.93	95,230,346.89	0.066121	118	809,280.25	33	194,216.96	5	14,419.30

47	Jun-21	95,230,346.89	84,274,246.76	0.058514	98	637,127.04	24	151,575.13	7	44,587.46

48	Jul-21	84,274,246.76	74,879,842.08	0.051991	132	753,446.65	21	116,191.29	3	3,301.55

49	Aug-21	74,879,842.08	0.00	0.000000	139	764,673.42	26	126,790.57	5	11,091.28

Nissan Auto Receivables Owner Trust 2017-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Aug-17	218	3,794,818.10	0.27%	262,380.81	0.00	262,380.81	262,380.81	0.018%	1.14%

2	Sep-17	275	4,822,013.08	0.36%	362,352.16	60,922.36	301,429.80	563,810.61	0.039%	0.98%

3	Oct-17	316	5,508,379.14	0.42%	655,805.46	89,148.04	566,657.42	1,130,468.03	0.078%	1.18%

4	Nov-17	376	6,523,495.44	0.52%	958,258.29	239,505.92	718,752.37	1,849,220.40	0.128%	1.09%

5	Dec-17	445	7,710,750.80	0.64%	867,255.06	230,789.36	636,465.70	2,485,686.10	0.173%	1.06%

6	Jan-18	410	6,854,973.67	0.59%	1,033,764.77	327,787.89	705,976.88	3,191,662.98	0.222%	1.25%

7	Feb-18	348	5,953,073.21	0.53%	1,304,875.44	503,064.69	801,810.75	3,993,473.73	0.277%	1.08%

8	Mar-18	347	5,722,456.57	0.53%	974,563.10	574,305.84	400,257.26	4,393,730.99	0.305%	1.24%

9	Apr-18	314	5,069,201.17	0.49%	857,014.22	552,803.52	304,210.70	4,697,941.69	0.326%	1.26%

10	May-18	371	5,890,217.24	0.59%	966,469.87	420,080.69	546,389.18	5,244,330.87	0.364%	1.25%

11	Jun-18	409	6,546,930.25	0.69%	691,714.20	362,845.64	328,868.56	5,573,199.43	0.387%	1.25%

12	Jul-18	397	6,353,921.10	0.70%	900,928.74	408,062.43	492,866.31	6,066,065.74	0.421%	1.33%

13	Aug-18	427	6,585,386.45	0.76%	925,321.63	547,766.53	377,555.10	6,443,620.84	0.447%	1.33%

14	Sep-18	484	7,253,829.06	0.87%	780,486.86	363,320.56	417,166.30	6,860,787.14	0.476%	1.11%

15	Oct-18	426	5,617,220.23	0.71%	1,172,140.62	453,684.25	718,456.37	7,579,243.51	0.526%	1.30%

16	Nov-18	403	4,919,578.65	0.65%	547,426.78	472,426.00	75,000.78	7,654,244.29	0.531%	1.10%

17	Dec-18	488	6,207,032.31	0.85%	300,113.66	378,046.68	(77,933.02)	7,576,311.27	0.526%	1.13%

18	Jan-19	406	5,537,137.60	0.80%	475,026.09	309,094.37	165,931.72	7,742,242.99	0.538%	1.14%

19	Feb-19	404	5,166,106.13	0.78%	616,019.52	288,314.95	327,704.57	8,069,947.56	0.560%	1.01%

20	Mar-19	387	4,962,322.58	0.78%	460,365.93	395,737.06	64,628.87	8,134,576.43	0.565%	1.13%

21	Apr-19	343	4,265,619.30	0.71%	635,624.84	185,049.95	450,574.89	8,585,151.32	0.596%	1.20%

22	May-19	358	4,511,066.26	0.79%	511,689.89	343,380.22	168,309.67	8,753,460.99	0.608%	1.16%

23	Jun-19	352	4,605,450.19	0.84%	360,897.31	234,388.44	126,508.87	8,879,969.86	0.617%	1.09%

24	Jul-19	356	4,520,158.27	0.88%	366,793.91	184,241.60	182,552.31	9,062,522.17	0.629%	1.24%

25	Aug-19	400	4,834,669.22	0.99%	377,210.65	194,792.61	182,418.04	9,244,940.21	0.642%	1.15%

26	Sep-19	337	4,226,660.92	0.91%	302,435.25	310,103.48	(7,668.23)	9,237,271.98	0.641%	1.14%

Nissan Auto Receivables Owner Trust 2017-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

27	Oct-19	325	3,894,574.65	0.89%	592,383.45	227,501.07	364,882.38	9,602,154.36	0.667%	1.14%

28	Nov-19	340	4,015,310.33	0.97%	230,356.16	266,932.05	(36,575.89)	9,565,578.47	0.664%	1.02%

29	Dec-19	361	4,174,509.92	1.07%	255,030.36	171,853.55	83,176.81	9,648,755.28	0.670%	1.09%

30	Jan-20	317	3,598,613.38	0.98%	234,149.97	203,776.59	30,373.38	9,679,128.66	0.672%	1.15%

31	Feb-20	306	3,296,825.95	0.95%	215,864.04	179,319.52	36,544.52	9,715,673.18	0.675%	1.05%

32	Mar-20	302	3,197,098.90	0.99%	180,292.80	138,171.18	42,121.62	9,757,794.80	0.678%	1.13%

33	Apr-20	233	2,189,357.31	0.72%	192,670.36	86,739.88	105,930.48	9,863,725.28	0.685%	1.04%

34	May-20	269	2,399,567.52	0.84%	248,850.76	106,572.25	142,278.51	10,006,003.79	0.695%	1.06%

35	Jun-20	241	2,264,830.41	0.86%	269,957.08	119,673.50	150,283.58	10,156,287.37	0.705%	1.22%

36	Jul-20	226	2,082,966.95	0.85%	132,461.48	180,376.07	(47,914.59)	10,108,372.78	0.702%	1.22%

37	Aug-20	233	2,070,227.28	0.92%	202,802.35	132,682.80	70,119.55	10,178,492.33	0.707%	1.18%

38	Sep-20	262	2,253,099.80	1.09%	133,710.24	152,649.55	(18,939.31)	10,159,553.02	0.705%	1.19%

39	Oct-20	262	2,139,141.00	1.12%	131,967.28	237,910.84	(105,943.56)	10,053,609.46	0.698%	1.18%

40	Nov-20	246	1,916,921.34	1.09%	194,678.15	98,042.74	96,635.41	10,150,244.87	0.705%	1.09%

41	Dec-20	246	1,905,305.18	1.18%	132,055.52	131,342.30	713.22	10,150,958.09	0.705%	1.15%

42	Jan-21	204	1,490,193.87	1.02%	98,101.97	184,570.30	(86,468.33)	10,064,489.76	0.699%	1.19%

43	Feb-21	200	1,420,638.39	1.06%	123,733.85	159,139.53	(35,405.68)	10,029,084.08	0.696%	1.07%

44	Mar-21	155	1,105,005.01	0.93%	69,256.75	166,087.26	(96,830.51)	9,932,253.57	0.690%	1.29%

45	Apr-21	129	874,554.64	0.82%	38,298.96	207,790.26	(169,491.30)	9,762,762.27	0.678%	1.20%

46	May-21	156	1,017,916.51	1.07%	62,319.45	129,718.09	(67,398.64)	9,695,363.63	0.673%	1.18%

47	Jun-21	129	833,289.63	0.99%	17,559.28	109,103.38	(91,544.10)	9,603,819.53	0.667%	1.20%

48	Jul-21	156	872,939.49	1.17%	46,880.66	162,918.30	(116,037.64)	9,487,781.89	0.659%	1.14%

49	Aug-21	170	902,555.27	0.00%	39,631.24	113,312.65	(73,681.41)	9,414,100.48	0.654%	1.49%

Nissan Auto Receivables Owner Trust 2017-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Nov-17	1,562,500,261.00	1,517,651,248.62	0.971297	197	4,027,033.63	0	0.00	0	0.00

2	Dec-17	1,517,651,248.62	1,473,380,831.76	0.942964	282	5,716,364.45	42	930,386.61	0	0.00

3	Jan-18	1,473,380,831.76	1,424,834,028.45	0.911894	236	4,714,659.26	72	1,458,697.33	8	184,865.71

4	Feb-18	1,424,834,028.45	1,381,853,453.63	0.884386	211	4,155,522.27	73	1,470,679.73	19	353,367.57

5	Mar-18	1,381,853,453.63	1,334,540,313.19	0.854106	251	4,725,490.58	46	824,217.63	21	331,968.16

6	Apr-18	1,334,540,313.19	1,289,338,579.22	0.825177	214	4,108,915.81	45	821,346.36	16	188,246.65

7	May-18	1,289,338,579.22	1,246,063,809.53	0.797481	249	5,015,362.59	45	824,068.11	17	254,010.97

8	Jun-18	1,246,063,809.53	1,203,433,999.89	0.770198	254	4,968,394.90	66	1,302,744.30	19	268,421.90

9	Jul-18	1,203,433,999.89	1,159,808,112.35	0.742277	301	5,633,355.94	65	1,164,542.11	25	411,288.49

10	Aug-18	1,159,808,112.35	1,116,695,446.15	0.714685	245	4,806,822.31	77	1,383,393.40	29	388,129.11

11	Sep-18	1,116,695,446.15	1,078,394,827.88	0.690173	306	6,269,899.33	74	1,514,025.30	29	410,146.35

12	Oct-18	1,078,394,827.88	1,035,161,489.72	0.662503	307	5,622,724.39	65	1,294,233.01	26	433,087.82

13	Nov-18	1,035,161,489.72	997,240,559.62	0.638234	308	5,276,974.88	76	1,351,385.35	24	409,308.54

14	Dec-18	997,240,559.62	959,042,037.04	0.613787	319	5,661,629.04	85	1,552,317.39	31	479,355.81

15	Jan-19	959,042,037.04	919,528,231.30	0.588498	266	4,606,236.51	78	1,499,563.75	29	573,021.80

16	Feb-19	919,528,231.30	884,115,978.29	0.565834	292	4,886,980.79	68	1,127,551.15	21	393,383.90

17	Mar-19	884,115,978.29	848,320,639.82	0.542925	303	5,236,575.85	72	988,210.23	18	167,077.33

18	Apr-19	848,320,639.82	811,772,843.49	0.519535	235	4,141,621.10	75	1,268,067.82	17	125,996.89

19	May-19	811,772,843.49	776,555,353.19	0.496995	253	4,215,117.12	51	831,428.18	15	186,468.72

20	Jun-19	776,555,353.19	744,003,694.13	0.476162	238	4,029,183.32	65	1,101,870.43	11	134,417.39

21	Jul-19	744,003,694.13	707,976,458.19	0.453105	240	3,838,280.24	55	910,436.64	15	201,228.65

22	Aug-19	707,976,458.19	675,836,490.53	0.432535	265	4,458,218.08	66	1,008,082.79	25	351,793.52

23	Sep-19	675,836,490.53	643,283,937.55	0.411702	276	4,334,925.79	59	1,031,362.72	18	268,888.45

24	Oct-19	643,283,937.55	610,059,113.02	0.390438	254	3,821,370.86	59	936,047.79	9	116,168.01

25	Nov-19	610,059,113.02	581,743,299.71	0.372316	297	4,423,132.33	58	993,416.04	16	224,266.70

Nissan Auto Receivables Owner Trust 2017-C — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Dec-19	581,743,299.71	551,455,621.23	0.352932	310	4,668,059.60	68	1,074,668.07	24	379,595.45

27	Jan-20	551,455,621.23	520,998,868.39	0.333439	265	3,864,444.39	68	1,039,792.03	20	351,602.94

28	Feb-20	520,998,868.39	494,448,012.67	0.316447	272	3,981,431.38	52	743,356.63	15	226,353.47

29	Mar-20	494,448,012.67	466,835,632.01	0.298775	234	3,201,041.63	70	887,150.68	19	228,809.23

30	Apr-20	466,835,632.01	442,486,013.14	0.283191	173	2,062,388.02	62	753,332.96	26	306,107.68

31	May-20	442,486,013.14	418,165,581.86	0.267626	184	2,256,620.27	61	768,187.04	23	275,581.15

32	Jun-20	418,165,581.86	392,221,528.99	0.251022	164	2,069,062.44	51	578,788.55	28	307,390.98

33	Jul-20	392,221,528.99	367,196,368.80	0.235006	204	2,525,276.80	55	728,831.03	25	294,740.31

34	Aug-20	367,196,368.80	343,144,834.28	0.219613	186	2,223,922.69	74	851,652.65	18	227,156.87

35	Sep-20	343,144,834.28	320,105,670.43	0.204868	180	2,166,247.43	54	649,189.95	24	234,076.89

36	Oct-20	320,105,670.43	297,223,282.94	0.190223	191	2,089,462.49	46	500,728.51	22	253,539.55

37	Nov-20	297,223,282.94	276,708,600.20	0.177093	187	2,082,160.83	52	541,744.19	18	181,692.74

38	Dec-20	276,708,600.20	256,073,059.73	0.163887	216	2,208,527.90	53	536,225.47	18	147,578.09

39	Jan-21	256,073,059.73	236,808,539.40	0.151557	162	1,623,946.26	47	400,126.07	20	198,024.19

40	Feb-21	236,808,539.40	219,972,763.26	0.140783	166	1,596,221.86	41	366,295.70	16	125,213.22

41	Mar-21	219,972,763.26	198,662,512.51	0.127144	114	1,069,701.11	27	286,759.77	11	80,323.76

42	Apr-21	198,662,512.51	181,517,720.50	0.116171	114	1,018,293.59	23	184,676.31	10	62,944.25

43	May-21	181,517,720.50	166,383,267.81	0.106485	147	1,272,670.46	27	202,924.15	9	35,968.35

44	Jun-21	166,383,267.81	151,551,727.76	0.096993	134	1,144,548.15	37	290,969.47	4	27,797.76

45	Jul-21	151,551,727.76	137,925,837.13	0.088273	133	1,135,374.31	33	291,237.58	16	96,479.99

46	Aug-21	137,925,837.13	124,732,537.01	0.079829	142	1,151,566.50	27	206,882.74	6	38,300.51

47	Sep-21	124,732,537.01	112,808,129.87	0.072197	129	1,029,898.03	30	246,144.50	8	61,258.04

48	Oct-21	112,808,129.87	101,704,134.49	0.065091	164	1,214,376.13	27	231,543.94	8	47,932.80

49	Nov-21	101,704,134.49	91,023,233.84	0.058255	158	1,157,972.64	32	214,288.81	7	40,527.13

50	Dec-21	91,023,233.84	80,929,414.78	0.051795	144	964,591.68	42	304,345.55	6	31,778.71

51	Jan-22	80,929,414.78	0.00	0.000000	144	952,051.02	41	270,495.58	13	93,062.27

Nissan Auto Receivables Owner Trust 2017-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Nov-17	197	4,027,033.63	0.27%	274,960.58	0.00	274,960.58	274,960.58	0.018%	0.97%

2	Dec-17	324	6,646,751.06	0.45%	540,407.25	59,231.95	481,175.30	756,135.88	0.048%	0.97%

3	Jan-18	316	6,358,222.30	0.45%	860,220.62	214,648.64	645,571.98	1,401,707.86	0.090%	1.20%

4	Feb-18	303	5,979,569.57	0.43%	1,111,777.89	251,096.94	860,680.95	2,262,388.81	0.145%	0.97%

5	Mar-18	318	5,881,676.37	0.44%	1,182,211.62	518,412.52	663,799.10	2,926,187.91	0.187%	1.21%

6	Apr-18	275	5,118,508.82	0.40%	1,408,834.72	499,578.45	909,256.27	3,835,444.18	0.245%	1.14%

7	May-18	311	6,093,441.67	0.49%	894,427.76	643,131.30	251,296.46	4,086,740.64	0.262%	1.11%

8	Jun-18	339	6,539,561.10	0.54%	1,013,351.03	474,858.45	538,492.58	4,625,233.22	0.296%	1.11%

9	Jul-18	391	7,209,186.54	0.62%	987,222.45	560,300.26	426,922.19	5,052,155.41	0.323%	1.19%

10	Aug-18	351	6,578,344.82	0.59%	1,006,726.74	518,632.76	488,093.98	5,540,249.39	0.355%	1.20%

11	Sep-18	409	8,194,070.98	0.76%	853,321.59	335,113.15	518,208.44	6,058,457.83	0.388%	1.00%

12	Oct-18	398	7,350,045.22	0.71%	1,084,350.37	467,257.39	617,092.98	6,675,550.81	0.427%	1.27%

13	Nov-18	408	7,037,668.77	0.71%	989,029.94	567,938.76	421,091.18	7,096,641.99	0.454%	1.08%

14	Dec-18	435	7,693,302.24	0.80%	949,216.57	334,769.88	614,446.69	7,711,088.68	0.494%	1.13%

15	Jan-19	373	6,678,822.06	0.73%	791,439.46	601,248.82	190,190.64	7,901,279.32	0.506%	1.23%

16	Feb-19	381	6,407,915.84	0.72%	1,299,013.55	273,789.42	1,025,224.13	8,926,503.45	0.571%	1.06%

17	Mar-19	393	6,391,863.41	0.75%	916,690.61	504,310.22	412,380.39	9,338,883.84	0.598%	1.11%

18	Apr-19	327	5,535,685.81	0.68%	555,943.64	533,151.82	22,791.82	9,361,675.66	0.599%	1.19%

19	May-19	319	5,233,014.02	0.67%	707,351.37	422,948.25	284,403.12	9,646,078.78	0.617%	1.16%

20	Jun-19	314	5,265,471.14	0.71%	572,989.07	395,280.21	177,708.86	9,823,787.64	0.629%	1.08%

21	Jul-19	310	4,949,945.53	0.70%	644,288.54	231,570.76	412,717.78	10,236,505.42	0.655%	1.28%

22	Aug-19	356	5,818,094.39	0.86%	398,267.51	501,963.24	(103,695.73)	10,132,809.69	0.648%	1.14%

23	Sep-19	353	5,635,176.96	0.88%	537,056.21	238,277.72	298,778.49	10,431,588.18	0.668%	1.20%

24	Oct-19	322	4,873,586.66	0.80%	1,084,119.36	498,838.35	585,281.01	11,016,869.19	0.705%	1.26%

25	Nov-19	371	5,640,815.07	0.97%	459,195.69	391,043.48	68,152.21	11,085,021.40	0.709%	1.05%

26	Dec-19	402	6,122,323.12	1.11%	412,204.28	260,053.82	152,150.46	11,237,171.86	0.719%	1.22%

Nissan Auto Receivables Owner Trust 2017-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

27	Jan-20	353	5,255,839.36	1.01%	625,494.49	326,471.60	299,022.89	11,536,194.75	0.738%	1.26%

28	Feb-20	339	4,951,141.48	1.00%	688,883.35	284,177.32	404,706.03	11,940,900.78	0.764%	1.10%

29	Mar-20	323	4,317,001.54	0.92%	264,752.22	246,220.65	18,531.57	11,959,432.35	0.765%	1.20%

30	Apr-20	261	3,121,828.66	0.71%	335,530.37	123,117.64	212,412.73	12,171,845.08	0.779%	1.05%

31	May-20	268	3,300,388.46	0.79%	288,211.07	180,106.55	108,104.52	12,279,949.60	0.786%	1.12%

32	Jun-20	243	2,955,241.97	0.75%	357,726.96	239,496.80	118,230.16	12,398,179.76	0.793%	1.24%

33	Jul-20	284	3,548,848.14	0.97%	281,992.91	236,033.08	45,959.83	12,444,139.59	0.796%	1.24%

34	Aug-20	278	3,302,732.21	0.96%	240,514.75	268,533.90	(28,019.15)	12,416,120.44	0.795%	1.23%

35	Sep-20	258	3,049,514.27	0.95%	287,219.58	175,492.16	111,727.42	12,527,847.86	0.802%	1.24%

36	Oct-20	259	2,843,730.55	0.96%	317,535.09	202,515.90	115,019.19	12,642,867.05	0.809%	1.27%

37	Nov-20	257	2,805,597.76	1.01%	322,267.47	186,164.68	136,102.79	12,778,969.84	0.818%	1.19%

38	Dec-20	287	2,892,331.46	1.13%	273,262.74	189,867.42	83,395.32	12,862,365.16	0.823%	1.23%

39	Jan-21	229	2,222,096.52	0.94%	187,454.37	237,919.40	(50,465.03)	12,811,900.13	0.820%	1.23%

40	Feb-21	223	2,087,730.78	0.95%	187,436.47	279,848.14	(92,411.67)	12,719,488.46	0.814%	1.12%

41	Mar-21	152	1,436,784.64	0.72%	130,369.59	247,261.88	(116,892.29)	12,602,596.17	0.807%	1.37%

42	Apr-21	147	1,265,914.15	0.70%	91,649.53	189,174.21	(97,524.68)	12,505,071.49	0.800%	1.24%

43	May-21	183	1,511,562.96	0.91%	51,347.47	161,831.27	(110,483.80)	12,394,587.69	0.793%	1.19%

44	Jun-21	175	1,463,315.38	0.97%	81,682.96	139,630.57	(57,947.61)	12,336,640.08	0.790%	1.21%

45	Jul-21	182	1,523,091.88	1.10%	60,386.14	153,911.61	(93,525.47)	12,243,114.61	0.784%	1.18%

46	Aug-21	175	1,396,749.75	1.12%	137,583.27	115,559.23	22,024.04	12,265,138.65	0.785%	1.19%

47	Sep-21	167	1,337,300.57	1.19%	49,485.60	171,034.27	(121,548.67)	12,143,589.98	0.777%	1.18%

48	Oct-21	199	1,493,852.87	1.47%	39,593.75	156,413.17	(116,819.42)	12,026,770.56	0.770%	1.16%

49	Nov-21	197	1,412,788.58	1.55%	45,214.43	104,223.91	(59,009.48)	11,967,761.08	0.766%	1.16%

50	Dec-21	192	1,300,715.94	1.61%	33,813.85	96,531.51	(62,717.66)	11,905,043.42	0.762%	1.16%

51	Jan-22	198	1,315,608.87	0.00%	28,096.22	77,317.32	(49,221.10)	11,855,822.32	0.759%	1.54%

Nissan Auto Receivables Owner Trust 2018-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Feb-18	1,041,666,671.80	1,012,688,594.96	0.972181	72	1,890,909.38	0	0.00	0	0.00

2	Mar-18	1,012,688,594.96	981,294,609.36	0.942043	107	2,563,090.91	14	316,631.74	0	0.00

3	Apr-18	981,294,609.36	951,383,075.94	0.913328	93	2,230,950.36	26	598,413.37	3	27,088.55

4	May-18	951,383,075.94	922,339,850.70	0.885446	117	2,775,985.57	26	728,112.62	5	95,932.75

5	Jun-18	922,339,850.70	894,388,544.96	0.858613	136	3,448,317.02	28	603,417.16	8	157,719.13

6	Jul-18	894,388,544.96	867,006,593.69	0.832326	165	3,929,952.41	33	749,170.76	12	218,930.95

7	Aug-18	867,006,593.69	838,463,946.34	0.804925	179	4,109,847.59	45	934,201.99	9	205,650.33

8	Sep-18	838,463,946.34	813,477,073.71	0.780938	164	3,559,235.11	43	885,055.40	17	299,951.56

9	Oct-18	813,477,073.71	784,989,888.17	0.753590	174	4,013,035.45	42	815,110.64	19	299,568.36

10	Nov-18	784,989,888.17	759,566,505.22	0.729184	145	3,106,013.73	51	1,012,039.61	19	313,546.36

11	Dec-18	759,566,505.22	734,057,891.32	0.704696	198	4,183,346.84	48	1,011,954.81	22	391,579.74

12	Jan-19	734,057,891.32	708,063,372.80	0.679741	187	4,129,241.68	53	965,886.87	15	275,732.21

13	Feb-19	708,063,372.80	684,266,746.10	0.656896	174	3,666,228.57	50	932,820.98	21	277,296.85

14	Mar-19	684,266,746.10	659,247,852.62	0.632878	182	3,870,078.66	39	620,060.31	15	183,119.33

15	Apr-19	659,247,852.62	633,124,969.30	0.607800	142	3,121,878.73	43	897,143.79	15	228,822.15

16	May-19	633,124,969.30	608,350,781.68	0.584017	143	2,793,402.50	38	883,529.58	15	258,077.86

17	Jun-19	608,350,781.68	585,010,143.87	0.561610	168	3,486,099.78	32	597,730.20	15	313,922.69

18	Jul-19	585,010,143.87	558,785,121.35	0.536434	180	3,413,562.20	42	908,655.66	8	80,516.28

19	Aug-19	558,785,121.35	535,430,621.99	0.514013	200	4,000,545.05	50	930,726.84	14	217,856.87

20	Sep-19	535,430,621.99	511,242,940.04	0.490793	173	3,370,563.59	43	853,262.76	20	344,797.74

21	Oct-19	511,242,940.04	487,689,445.04	0.468182	196	3,602,218.12	51	884,314.05	10	213,036.39

22	Nov-19	487,689,445.04	466,352,860.82	0.447699	182	3,348,067.85	64	1,188,734.89	20	284,254.78

23	Dec-19	466,352,860.82	444,249,478.75	0.426479	224	3,982,832.31	67	1,238,303.64	18	267,377.18

24	Jan-20	444,249,478.75	422,306,362.41	0.405414	176	3,001,019.22	49	832,806.98	20	317,211.51

25	Feb-20	422,306,362.41	402,952,127.46	0.386834	194	3,418,043.83	45	724,439.47	18	266,306.22

Nissan Auto Receivables Owner Trust 2018-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Mar-20	402,952,127.46	382,359,764.12	0.367065	182	3,013,804.14	56	895,913.13	16	209,526.25

27	Apr-20	382,359,764.12	364,689,162.56	0.350102	108	1,620,389.53	59	900,454.93	21	318,812.28

28	May-20	364,689,162.56	346,819,061.37	0.332946	133	1,965,695.98	50	666,279.14	22	252,305.16

29	Jun-20	346,819,061.37	327,447,127.23	0.314349	132	1,909,755.58	48	631,685.96	23	260,972.27

30	Jul-20	327,447,127.23	308,310,538.92	0.295978	119	1,742,314.98	47	666,014.18	21	257,819.12

31	Aug-20	308,310,538.92	290,159,776.05	0.278553	151	2,144,339.26	39	505,802.92	20	246,074.84

32	Sep-20	290,159,776.05	272,131,707.94	0.261246	125	1,776,059.02	50	671,519.88	14	186,486.31

33	Oct-20	272,131,707.94	255,118,453.56	0.244914	169	2,434,855.47	47	632,019.59	10	134,909.39

34	Nov-20	255,118,453.56	239,818,545.09	0.230226	146	2,081,306.23	36	491,056.16	15	166,002.79

35	Dec-20	239,818,545.09	223,932,470.19	0.214975	161	2,135,856.74	49	667,742.91	8	55,272.11

36	Jan-21	223,932,470.19	209,047,326.28	0.200685	137	1,822,505.26	43	535,325.18	7	102,061.99

37	Feb-21	209,047,326.28	195,602,397.42	0.187778	157	2,049,804.99	26	324,446.93	8	42,817.54

38	Mar-21	195,602,397.42	178,913,266.18	0.171757	117	1,401,420.02	27	301,413.52	0	0.00

39	Apr-21	178,913,266.18	164,537,966.84	0.157956	105	1,257,807.61	24	231,025.90	5	44,371.34

40	May-21	164,537,966.84	151,524,526.88	0.145464	115	1,348,860.22	23	259,059.07	8	53,902.58

41	Jun-21	151,524,526.88	138,669,846.34	0.133123	123	1,417,653.16	19	229,076.43	7	70,729.77

42	Jul-21	138,669,846.34	126,600,749.25	0.121537	130	1,382,533.09	34	368,412.53	5	55,576.35

43	Aug-21	126,600,749.25	115,070,971.25	0.110468	139	1,431,838.03	30	276,605.88	6	32,833.50

44	Sep-21	115,070,971.25	104,931,187.14	0.100734	115	1,169,148.26	24	227,120.33	7	43,277.83

45	Oct-21	104,931,187.14	95,417,981.43	0.091601	146	1,404,142.28	19	161,776.81	8	48,323.08

46	Nov-21	95,417,981.43	86,148,151.52	0.082702	107	1,012,456.96	25	237,131.22	5	45,242.08

47	Dec-21	86,148,151.52	77,358,894.33	0.074265	115	1,103,525.97	26	214,520.33	8	86,320.46

48	Jan-22	77,358,894.33	69,454,787.74	0.066677	120	1,079,147.64	25	204,070.46	4	29,767.65

49	Feb-22	69,454,787.74	62,023,610.69	0.059543	103	867,134.06	25	190,872.64	6	43,441.31

50	Mar-22	62,023,610.69	54,085,118.97	0.051922	103	826,317.29	17	140,247.87	4	21,014.73

51	Apr-22	54,085,118.97	0.00	0.000000	94	743,744.64	20	153,364.65	2	16,944.83

Nissan Auto Receivables Owner Trust 2018-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Feb-18	72	1,890,909.38	0.19%	132,660.06	0.00	132,660.06	132,660.06	0.013%	0.96%

2	Mar-18	121	2,879,722.65	0.29%	529,749.50	49,025.27	480,724.23	613,384.29	0.059%	1.19%

3	Apr-18	122	2,856,452.28	0.30%	782,133.57	186,668.29	595,465.28	1,208,849.57	0.116%	1.11%

4	May-18	148	3,600,030.94	0.39%	737,009.24	277,241.83	459,767.41	1,668,616.98	0.160%	1.08%

5	Jun-18	172	4,209,453.31	0.47%	688,222.86	329,613.57	358,609.29	2,027,226.27	0.195%	1.03%

6	Jul-18	210	4,898,054.12	0.56%	470,943.38	267,311.92	203,631.46	2,230,857.73	0.214%	1.01%

7	Aug-18	233	5,249,699.91	0.63%	873,865.74	301,927.10	571,938.64	2,802,796.37	0.269%	1.13%

8	Sep-18	224	4,744,242.07	0.58%	906,936.68	283,019.33	623,917.35	3,426,713.72	0.329%	0.88%

9	Oct-18	235	5,127,714.45	0.65%	819,866.19	355,789.14	464,077.05	3,890,790.77	0.374%	1.18%

10	Nov-18	215	4,431,599.70	0.58%	799,752.08	511,863.01	287,889.07	4,178,679.84	0.401%	0.98%

11	Dec-18	268	5,586,881.39	0.76%	973,702.61	186,060.92	787,641.69	4,966,321.53	0.477%	1.02%

12	Jan-19	255	5,370,860.76	0.76%	768,201.34	533,222.51	234,978.83	5,201,300.36	0.499%	1.08%

13	Feb-19	245	4,876,346.40	0.71%	675,203.08	318,429.49	356,773.59	5,558,073.95	0.534%	0.94%

14	Mar-19	236	4,673,258.30	0.71%	708,617.75	420,375.98	288,241.77	5,846,315.72	0.561%	1.07%

15	Apr-19	200	4,247,844.67	0.67%	439,212.26	393,008.48	46,203.78	5,892,519.50	0.566%	1.21%

16	May-19	196	3,935,009.94	0.65%	813,639.23	310,898.27	502,740.96	6,395,260.46	0.614%	1.15%

17	Jun-19	215	4,397,752.67	0.75%	709,988.32	329,884.57	380,103.75	6,775,364.21	0.650%	1.07%

18	Jul-19	230	4,402,734.14	0.79%	815,283.98	296,978.08	518,305.90	7,293,670.11	0.700%	1.32%

19	Aug-19	264	5,149,128.76	0.96%	485,742.05	490,502.08	(4,760.03)	7,288,910.08	0.700%	1.15%

20	Sep-19	236	4,568,624.09	0.89%	599,798.01	242,549.68	357,248.33	7,646,158.41	0.734%	1.25%

21	Oct-19	257	4,699,568.56	0.96%	545,090.44	373,199.03	171,891.41	7,818,049.82	0.751%	1.24%

22	Nov-19	266	4,821,057.52	1.03%	516,943.77	192,611.59	324,332.18	8,142,382.00	0.782%	1.10%

23	Dec-19	309	5,488,513.13	1.24%	504,126.93	257,406.65	246,720.28	8,389,102.28	0.805%	1.20%

24	Jan-20	245	4,151,037.71	0.98%	581,867.95	340,575.31	241,292.64	8,630,394.92	0.829%	1.23%

25	Feb-20	257	4,408,789.52	1.09%	377,312.06	306,936.76	70,375.30	8,700,770.22	0.835%	1.09%

Nissan Auto Receivables Owner Trust 2018-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

26	Mar-20	254	4,119,243.52	1.08%	403,989.53	193,609.59	210,379.94	8,911,150.16	0.855%	1.22%

27	Apr-20	188	2,839,656.74	0.78%	291,854.85	100,456.25	191,398.60	9,102,548.76	0.874%	1.01%

28	May-20	205	2,884,280.28	0.83%	346,200.43	115,090.42	231,110.01	9,333,658.77	0.896%	1.07%

29	Jun-20	203	2,802,413.81	0.86%	268,786.79	322,347.63	(53,560.84)	9,280,097.93	0.891%	1.23%

30	Jul-20	187	2,666,148.28	0.86%	298,508.34	230,027.26	68,481.08	9,348,579.01	0.897%	1.25%

31	Aug-20	210	2,896,217.02	1.00%	284,026.08	230,994.22	53,031.86	9,401,610.87	0.903%	1.25%

32	Sep-20	189	2,634,065.21	0.97%	247,685.75	243,625.20	4,060.55	9,405,671.42	0.903%	1.28%

33	Oct-20	226	3,201,784.45	1.26%	225,315.23	103,515.07	121,800.16	9,527,471.58	0.915%	1.24%

34	Nov-20	197	2,738,365.18	1.14%	225,644.06	150,790.50	74,853.56	9,602,325.14	0.922%	1.14%

35	Dec-20	218	2,858,871.76	1.28%	259,008.02	186,123.11	72,884.91	9,675,210.05	0.929%	1.23%

36	Jan-21	187	2,459,892.43	1.18%	239,392.47	204,633.64	34,758.83	9,709,968.88	0.932%	1.19%

37	Feb-21	191	2,417,069.46	1.24%	243,215.04	212,430.90	30,784.14	9,740,753.02	0.935%	1.13%

38	Mar-21	144	1,702,833.54	0.95%	201,880.03	339,170.13	(137,290.10)	9,603,462.92	0.922%	1.40%

39	Apr-21	134	1,533,204.85	0.93%	57,998.63	222,085.96	(164,087.33)	9,439,375.59	0.906%	1.30%

40	May-21	146	1,661,821.87	1.10%	138,178.59	231,684.42	(93,505.83)	9,345,869.76	0.897%	1.24%

41	Jun-21	149	1,717,459.36	1.24%	66,434.05	169,275.18	(102,841.13)	9,243,028.63	0.887%	1.27%

42	Jul-21	169	1,806,521.97	1.43%	87,153.61	148,275.49	(61,121.88)	9,181,906.75	0.881%	1.28%

43	Aug-21	175	1,741,277.41	1.51%	184,050.82	135,768.36	48,282.46	9,230,189.21	0.886%	1.28%

44	Sep-21	146	1,439,546.42	1.37%	74,422.46	134,881.22	(60,458.76)	9,169,730.45	0.880%	1.20%

45	Oct-21	173	1,614,242.17	1.69%	51,307.66	96,312.09	(45,004.43)	9,124,726.02	0.876%	1.18%

46	Nov-21	137	1,294,830.26	1.50%	45,133.72	86,112.52	(40,978.80)	9,083,747.22	0.872%	1.23%

47	Dec-21	149	1,404,366.76	1.82%	73,334.27	97,907.15	(24,572.88)	9,059,174.34	0.870%	1.23%

48	Jan-22	149	1,312,985.75	1.89%	83,264.72	104,167.97	(20,903.25)	9,038,271.09	0.868%	1.18%

49	Feb-22	134	1,101,448.01	1.78%	49,466.24	127,588.91	(78,122.67)	8,960,148.42	0.860%	1.17%

50	Mar-22	124	987,579.89	1.83%	48,293.57	81,200.44	(32,906.87)	8,927,241.55	0.857%	1.30%

51	Apr-22	116	914,054.12	0.00%	27,162.24	88,345.00	(61,182.76)	8,866,058.79	0.851%	1.59%

Nissan Auto Receivables Owner Trust 2018-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Jul-18	1,041,669,415.04	1,013,398,549.77	0.972860	97	2,433,971.36	0	0.00	0	0.00

2	Aug-18	1,013,398,549.77	984,341,826.37	0.944966	110	2,737,987.00	31	742,328.79	0	0.00

3	Sep-18	984,341,826.37	959,140,782.42	0.920773	150	3,790,066.09	32	663,027.48	10	253,048.84

4	Oct-18	959,140,782.42	928,621,957.90	0.891475	146	3,565,612.79	24	516,193.26	13	235,209.50

5	Nov-18	928,621,957.90	902,825,471.62	0.866710	167	3,818,616.46	27	583,216.28	7	69,154.75

6	Dec-18	902,825,471.62	877,532,501.17	0.842429	196	4,386,222.64	54	1,131,825.67	7	235,298.05

7	Jan-19	877,532,501.17	849,536,926.60	0.815553	177	4,152,950.96	39	845,930.81	17	245,308.65

8	Feb-19	849,536,926.60	824,947,994.92	0.791948	160	3,502,278.51	41	923,460.17	11	172,469.23

9	Mar-19	824,947,994.92	798,963,941.19	0.767003	163	3,721,439.71	38	669,668.60	15	259,910.61

10	Apr-19	798,963,941.19	772,093,342.94	0.741208	142	3,293,876.48	44	944,312.72	14	194,425.29

11	May-19	772,093,342.94	746,121,416.84	0.716275	170	3,614,750.70	50	1,079,069.57	15	294,769.09

12	Jun-19	746,121,416.84	721,910,776.21	0.693033	178	4,008,798.49	50	973,621.93	19	382,222.70

13	Jul-19	721,910,776.21	694,780,517.25	0.666988	197	4,188,794.46	50	1,099,024.80	19	287,851.75

14	Aug-19	694,780,517.25	669,061,769.94	0.642298	197	4,039,435.39	60	1,244,190.82	19	339,349.16

15	Sep-19	669,061,769.94	643,327,751.70	0.617593	160	3,251,001.00	56	1,036,547.74	16	264,945.48

16	Oct-19	643,327,751.70	617,678,961.19	0.592970	181	3,797,197.37	46	920,362.89	16	226,423.16

17	Nov-19	617,678,961.19	595,630,277.64	0.571804	175	3,626,068.48	48	1,034,570.70	23	318,180.88

18	Dec-19	595,630,277.64	572,263,735.14	0.549372	196	4,051,358.37	55	1,102,878.79	18	349,112.39

19	Jan-20	572,263,735.14	547,884,608.56	0.525968	190	3,827,545.65	46	927,030.25	19	215,210.53

20	Feb-20	547,884,608.56	526,730,163.02	0.505660	183	3,663,888.66	54	1,021,080.35	18	313,300.66

21	Mar-20	526,730,163.02	504,284,729.24	0.484112	142	2,737,441.18	53	922,227.93	22	352,044.16

22	Apr-20	504,284,729.24	485,263,370.52	0.465852	97	1,806,591.79	42	738,586.39	25	339,471.52

23	May-20	485,263,370.52	465,257,002.64	0.446646	127	2,248,790.49	40	729,827.37	20	316,005.20

24	Jun-20	465,257,002.64	442,738,517.22	0.425028	117	1,998,976.17	51	832,798.30	14	226,571.67

25	Jul-20	442,738,517.22	420,456,281.60	0.403637	123	2,123,319.72	42	661,031.91	26	380,788.84

Nissan Auto Receivables Owner Trust 2018-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Aug-20	420,456,281.60	399,427,041.62	0.383449	137	2,297,215.58	47	787,860.66	20	323,214.64

27	Sep-20	399,427,041.62	378,549,961.33	0.363407	142	2,397,171.25	62	927,772.74	18	262,293.07

28	Oct-20	378,549,961.33	357,490,651.23	0.343190	161	2,798,055.65	42	676,973.40	23	250,672.06

29	Nov-20	357,490,651.23	338,639,923.20	0.325093	158	2,596,513.69	39	674,769.62	20	240,771.87

30	Dec-20	338,639,923.20	319,945,281.26	0.307147	142	2,248,115.57	53	848,291.39	10	119,231.69

31	Jan-21	319,945,281.26	301,966,524.41	0.289887	139	2,232,259.14	37	627,284.35	14	207,225.72

32	Feb-21	301,966,524.41	286,638,372.26	0.275172	135	2,209,556.45	44	652,336.63	11	180,911.65

33	Mar-21	286,638,372.26	266,853,126.12	0.256178	86	1,321,733.86	12	128,970.16	11	111,883.99

34	Apr-21	266,853,126.12	249,440,501.31	0.239462	82	1,127,410.35	17	193,523.83	3	13,987.62

35	May-21	249,440,501.31	233,433,267.48	0.224095	96	1,251,987.32	20	252,250.65	9	74,577.54

36	Jun-21	233,433,267.48	217,593,623.83	0.208889	85	1,161,935.42	19	187,424.65	4	22,151.54

37	Jul-21	217,593,623.83	202,630,689.07	0.194525	112	1,498,627.67	17	250,924.55	6	44,966.77

38	Aug-21	202,630,689.07	187,926,284.89	0.180409	113	1,485,609.37	27	339,720.34	2	38,147.88

39	Sep-21	187,926,284.89	174,807,405.73	0.167815	103	1,453,226.87	18	222,008.31	9	99,921.63

40	Oct-21	174,807,405.73	162,345,544.23	0.155851	131	1,671,549.75	18	233,516.19	4	41,832.00

41	Nov-21	162,345,544.23	149,747,687.42	0.143757	120	1,415,462.66	31	357,760.28	7	93,956.13

42	Dec-21	149,747,687.42	137,596,487.73	0.132092	101	1,193,215.05	27	347,360.56	9	96,902.19

43	Jan-22	137,596,487.73	126,638,483.45	0.121573	118	1,268,695.04	34	380,679.88	7	54,292.02

44	Feb-22	126,638,483.45	116,291,527.15	0.111640	113	1,189,275.03	32	328,470.70	4	40,686.35

45	Mar-22	116,291,527.15	105,030,393.74	0.100829	78	771,086.37	26	261,076.48	8	63,854.38

46	Apr-22	105,030,393.74	95,454,866.68	0.091636	111	1,018,758.11	13	140,319.99	5	38,278.49

47	May-22	95,454,866.68	86,138,198.31	0.082692	104	973,101.10	16	166,639.85	6	53,476.32

48	Jun-22	86,138,198.31	77,686,385.43	0.074579	93	869,355.42	14	112,894.31	3	17,716.27

Nissan Auto Receivables Owner Trust 2018-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Jul-18	97	2,433,971.36	0.24%	172,791.81	0.00	172,791.81	172,791.81	0.017%	0.94%

2	Aug-18	141	3,480,315.79	0.35%	400,494.76	51,875.95	348,618.81	521,410.62	0.050%	1.05%

3	Sep-18	192	4,706,142.41	0.49%	651,816.09	193,773.97	458,042.12	979,452.74	0.094%	0.77%

4	Oct-18	183	4,317,015.55	0.46%	1,119,402.68	210,477.84	908,924.84	1,888,377.58	0.181%	1.21%

5	Nov-18	201	4,470,987.49	0.50%	632,205.54	444,644.98	187,560.56	2,075,938.14	0.199%	0.88%

6	Dec-18	257	5,753,346.36	0.66%	567,580.12	233,566.20	334,013.92	2,409,952.06	0.231%	0.86%

7	Jan-19	233	5,244,190.42	0.62%	977,309.14	347,187.06	630,122.08	3,040,074.14	0.292%	1.10%

8	Feb-19	212	4,598,207.91	0.56%	875,691.14	318,617.85	557,073.29	3,597,147.43	0.345%	0.86%

9	Mar-19	216	4,651,018.92	0.58%	1,066,515.58	400,754.48	665,761.10	4,262,908.53	0.409%	1.00%

10	Apr-19	200	4,432,614.49	0.57%	724,053.79	417,110.39	306,943.40	4,569,851.93	0.439%	1.10%

11	May-19	235	4,988,589.36	0.67%	635,084.54	486,271.42	148,813.12	4,718,665.05	0.453%	1.06%

12	Jun-19	247	5,364,643.12	0.74%	688,678.95	388,802.11	299,876.84	5,018,541.89	0.482%	0.95%

13	Jul-19	266	5,575,671.01	0.80%	800,071.15	349,336.25	450,734.90	5,469,276.79	0.525%	1.23%

14	Aug-19	276	5,622,975.37	0.84%	757,320.25	324,998.51	432,321.74	5,901,598.53	0.567%	1.16%

15	Sep-19	232	4,552,494.22	0.71%	874,064.07	425,493.25	448,570.82	6,350,169.35	0.610%	1.20%

16	Oct-19	243	4,943,983.42	0.80%	789,151.18	368,648.60	420,502.58	6,770,671.93	0.650%	1.23%

17	Nov-19	246	4,978,820.06	0.84%	706,457.36	296,777.22	409,680.14	7,180,352.07	0.689%	0.97%

18	Dec-19	269	5,503,349.55	0.96%	564,352.22	256,164.90	308,187.32	7,488,539.39	0.719%	1.12%

19	Jan-20	255	4,969,786.43	0.91%	809,100.57	487,919.98	321,180.59	7,809,719.98	0.750%	1.23%

20	Feb-20	255	4,998,269.67	0.95%	402,353.42	319,036.38	83,317.04	7,893,037.02	0.758%	1.00%

21	Mar-20	217	4,011,713.27	0.80%	500,143.99	226,424.58	273,719.41	8,166,756.43	0.784%	1.14%

22	Apr-20	164	2,884,649.70	0.59%	307,297.03	124,604.16	182,692.87	8,349,449.30	0.802%	0.87%

23	May-20	187	3,294,623.06	0.71%	234,760.02	153,149.18	81,610.84	8,431,060.14	0.809%	1.03%

24	Jun-20	182	3,058,346.14	0.69%	349,064.38	156,475.99	192,588.39	8,623,648.53	0.828%	1.27%

25	Jul-20	191	3,165,140.47	0.75%	420,652.27	212,177.34	208,474.93	8,832,123.46	0.848%	1.29%

Nissan Auto Receivables Owner Trust 2018-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

26	Aug-20	204	3,408,290.88	0.85%	377,130.55	209,355.23	167,775.32	8,999,898.78	0.864%	1.23%

27	Sep-20	222	3,587,237.06	0.95%	365,471.14	340,081.41	25,389.73	9,025,288.51	0.866%	1.26%

28	Oct-20	226	3,725,701.11	1.04%	347,915.05	209,745.15	138,169.90	9,163,458.41	0.880%	1.31%

29	Nov-20	217	3,512,055.18	1.04%	367,673.72	236,994.95	130,678.77	9,294,137.18	0.892%	1.19%

30	Dec-20	205	3,215,638.65	1.01%	258,147.60	227,072.27	31,075.33	9,325,212.51	0.895%	1.21%

31	Jan-21	190	3,066,769.21	1.02%	227,985.83	192,160.99	35,824.84	9,361,037.35	0.899%	1.20%

32	Feb-21	190	3,042,804.73	1.06%	244,671.30	180,502.73	64,168.57	9,425,205.92	0.905%	1.02%

33	Mar-21	109	1,562,588.01	0.59%	408,263.91	236,727.26	171,536.65	9,596,742.57	0.921%	1.41%

34	Apr-21	102	1,334,921.80	0.54%	207,223.37	219,006.91	(11,783.54)	9,584,959.03	0.920%	1.30%

35	May-21	125	1,578,815.51	0.68%	66,865.90	228,833.58	(161,967.68)	9,422,991.35	0.905%	1.23%

36	Jun-21	108	1,371,511.61	0.63%	116,929.17	279,484.78	(162,555.61)	9,260,435.74	0.889%	1.26%

37	Jul-21	135	1,794,518.99	0.89%	71,641.11	181,027.53	(109,386.42)	9,151,049.32	0.878%	1.23%

38	Aug-21	142	1,863,477.59	0.99%	100,455.80	107,899.10	(7,443.30)	9,143,606.02	0.878%	1.25%

39	Sep-21	130	1,775,156.81	1.02%	120,076.13	168,780.96	(48,704.83)	9,094,901.19	0.873%	1.19%

40	Oct-21	153	1,946,897.94	1.20%	136,304.84	199,043.88	(62,739.04)	9,032,162.15	0.867%	1.17%

41	Nov-21	158	1,867,179.07	1.25%	73,496.42	124,848.82	(51,352.40)	8,980,809.75	0.862%	1.22%

42	Dec-21	137	1,637,477.80	1.19%	140,500.66	114,099.84	26,400.82	9,007,210.57	0.865%	1.23%

43	Jan-22	159	1,703,666.94	1.35%	127,368.52	145,645.35	(18,276.83)	8,988,933.74	0.863%	1.15%

44	Feb-22	149	1,558,432.08	1.34%	73,665.73	102,565.58	(28,899.85)	8,960,033.89	0.860%	1.17%

45	Mar-22	112	1,096,017.23	1.04%	61,474.75	221,578.46	(160,103.71)	8,799,930.18	0.845%	1.29%

46	Apr-22	129	1,197,356.59	1.25%	103,577.33	115,174.16	(11,596.83)	8,788,333.35	0.844%	1.19%

47	May-22	126	1,193,217.27	1.39%	55,822.28	24,040.41	31,781.87	8,820,115.22	0.847%	1.20%

48	Jun-22	110	999,966.00	1.29%	63,287.47	117,895.97	(54,608.50)	8,765,506.72	0.841%	1.15%

Nissan Auto Receivables Owner Trust 2018-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Dec-18	1,059,308,919.50	1,032,258,620.38	0.974464	96	2,477,913.69	0	0.00	0	0.00

2	Jan-19	1,032,258,620.38	1,002,962,187.24	0.946808	120	2,960,456.41	24	604,601.55	0	0.00

3	Feb-19	1,002,962,187.24	976,624,905.25	0.921945	112	2,902,800.27	31	643,726.12	6	155,735.20

4	Mar-19	976,624,905.25	947,912,623.73	0.894841	148	3,668,142.95	18	371,221.22	11	236,966.95

5	Apr-19	947,912,623.73	919,111,940.98	0.867652	129	3,090,651.38	34	787,214.22	7	158,451.47

6	May-19	919,111,940.98	891,268,339.53	0.841368	158	3,987,400.63	33	690,627.23	16	285,097.97

7	Jun-19	891,268,339.53	864,859,389.79	0.816437	160	3,741,347.38	45	1,024,260.42	14	214,538.12

8	Jul-19	864,859,389.79	833,748,958.18	0.787069	179	4,350,096.39	41	863,820.82	15	338,822.19

9	Aug-19	833,748,958.18	806,514,126.11	0.761359	203	4,601,183.42	59	1,392,934.20	15	262,220.64

10	Sep-19	806,514,126.11	778,171,352.36	0.734603	192	4,286,352.98	41	864,475.29	22	361,877.92

11	Oct-19	778,171,352.36	750,118,847.95	0.708121	199	4,516,476.20	59	1,352,343.71	20	348,988.03

12	Nov-19	750,118,847.95	725,102,080.79	0.684505	221	4,834,497.11	55	1,291,336.87	25	521,798.54

13	Dec-19	725,102,080.79	698,595,289.44	0.659482	229	5,050,627.55	74	1,524,377.08	19	345,514.52

14	Jan-20	698,595,289.44	671,402,499.87	0.633812	204	4,275,439.23	65	1,416,025.48	30	541,431.66

15	Feb-20	671,402,499.87	647,526,530.44	0.611273	211	4,383,268.04	61	1,202,833.93	25	519,504.13

16	Mar-20	647,526,530.44	621,175,599.57	0.586397	184	3,780,235.62	55	1,060,410.76	23	370,643.93

17	Apr-20	621,175,599.57	598,921,698.78	0.565389	123	2,392,426.53	54	953,462.73	24	536,177.08

18	May-20	598,921,698.78	577,574,788.89	0.545237	130	2,401,603.02	57	1,098,876.60	31	536,003.86

19	Jun-20	577,574,788.89	552,341,819.71	0.521417	126	2,449,375.38	49	898,370.02	25	398,319.99

20	Jul-20	552,341,819.71	527,124,901.30	0.497612	131	2,415,470.95	45	798,479.42	19	267,895.68

21	Aug-20	527,124,901.30	503,072,036.22	0.474906	139	2,643,269.64	45	773,205.84	24	365,348.48

22	Sep-20	503,072,036.22	479,539,012.15	0.452690	139	2,616,090.13	50	911,604.28	22	417,274.61

23	Oct-20	479,539,012.15	456,224,711.11	0.430681	189	3,418,275.16	40	708,202.01	19	380,037.41

24	Nov-20	456,224,711.11	434,406,297.76	0.410085	167	2,939,866.36	55	884,092.71	16	212,522.21

25	Dec-20	434,406,297.76	412,158,441.07	0.389082	162	2,910,092.32	52	771,825.75	21	325,328.55

Nissan Auto Receivables Owner Trust 2018-C — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Jan-21	412,158,441.07	390,932,785.87	0.369045	157	2,798,940.93	35	601,541.80	17	169,957.37

27	Feb-21	390,932,785.87	372,452,571.65	0.351600	173	2,874,809.52	36	635,559.47	10	126,830.24

28	Mar-21	372,452,571.65	348,417,715.18	0.328910	129	2,236,229.71	34	407,056.16	4	90,007.40

29	Apr-21	348,417,715.18	328,167,330.20	0.309794	114	1,817,573.64	33	592,215.20	17	126,796.14

30	May-21	328,167,330.20	308,855,060.99	0.291563	152	2,239,623.61	30	414,547.08	9	143,581.65

31	Jun-21	308,855,060.99	289,137,153.27	0.272949	133	2,062,081.01	32	398,785.45	11	97,042.67

32	Jul-21	289,137,153.27	271,089,102.92	0.255911	141	2,182,785.08	28	425,715.33	13	108,938.23

33	Aug-21	271,089,102.92	253,438,627.64	0.239249	135	1,851,803.46	37	537,964.31	2	58,149.25

34	Sep-21	253,438,627.64	237,541,566.11	0.224242	127	1,838,598.31	27	351,285.41	11	186,018.03

35	Oct-21	237,541,566.11	222,424,081.00	0.209971	166	2,327,019.31	25	340,752.31	4	47,549.20

36	Nov-21	222,424,081.00	207,357,392.31	0.195748	118	1,535,539.19	33	388,169.06	8	138,220.52

37	Dec-21	207,357,392.31	192,638,434.57	0.181853	149	1,832,558.23	32	479,974.64	12	106,066.07

38	Jan-22	192,638,434.57	179,044,488.54	0.169020	144	1,909,277.83	43	564,257.69	12	146,056.32

39	Feb-22	179,044,488.54	166,312,997.09	0.157001	105	1,383,980.22	30	402,590.58	12	107,527.38

40	Mar-22	166,312,997.09	151,954,451.54	0.143447	114	1,403,697.65	24	324,185.51	5	45,407.88

41	Apr-22	151,954,451.54	139,363,140.99	0.131560	123	1,387,784.61	23	307,567.73	6	80,110.26

42	May-22	139,363,140.99	127,346,634.71	0.120217	128	1,390,769.91	19	239,537.14	5	63,596.61

43	Jun-22	127,346,634.71	116,470,228.74	0.109949	140	1,556,118.62	24	342,751.43	7	39,129.41

Nissan Auto Receivables Owner Trust 2018-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Dec-18	96	2,477,913.69	0.24%	338,771.19	0.00	338,771.19	338,771.19	0.032%	0.81%

2	Jan-19	144	3,565,057.96	0.36%	360,256.36	105,561.18	254,695.18	593,466.37	0.056%	1.01%

3	Feb-19	149	3,702,261.59	0.38%	730,029.50	112,137.71	617,891.79	1,211,358.16	0.114%	0.80%

4	Mar-19	177	4,276,331.12	0.45%	900,979.54	276,690.08	624,289.46	1,835,647.62	0.173%	1.01%

5	Apr-19	170	4,036,317.07	0.44%	821,301.88	399,167.09	422,134.79	2,257,782.41	0.213%	1.05%

6	May-19	207	4,963,125.83	0.56%	947,387.45	442,108.40	505,279.05	2,763,061.46	0.261%	1.00%

7	Jun-19	219	4,980,145.92	0.58%	724,619.55	510,886.11	213,733.44	2,976,794.90	0.281%	0.92%

8	Jul-19	235	5,552,739.40	0.67%	802,403.27	389,478.99	412,924.28	3,389,719.18	0.320%	1.29%

9	Aug-19	277	6,256,338.26	0.78%	804,183.65	435,547.02	368,636.63	3,758,355.81	0.355%	1.05%

10	Sep-19	255	5,512,706.19	0.71%	939,179.87	335,858.74	603,321.13	4,361,676.94	0.412%	1.16%

11	Oct-19	278	6,217,807.94	0.83%	1,208,407.08	387,689.94	820,717.14	5,182,394.08	0.489%	1.17%

12	Nov-19	301	6,647,632.52	0.92%	902,087.89	445,444.72	456,643.17	5,639,037.25	0.532%	0.97%

13	Dec-19	322	6,920,519.15	0.99%	1,102,133.50	354,753.04	747,380.46	6,386,417.71	0.603%	1.12%

14	Jan-20	299	6,232,896.37	0.93%	1,073,915.15	453,800.61	620,114.54	7,006,532.25	0.661%	1.20%

15	Feb-20	297	6,105,606.10	0.94%	886,194.21	530,229.75	355,964.46	7,362,496.71	0.695%	0.98%

16	Mar-20	262	5,211,290.31	0.84%	921,807.05	397,491.23	524,315.82	7,886,812.53	0.745%	1.21%

17	Apr-20	201	3,882,066.34	0.65%	503,462.37	271,606.94	231,855.43	8,118,667.96	0.766%	0.95%

18	May-20	218	4,036,483.48	0.70%	438,558.64	195,884.49	242,674.15	8,361,342.11	0.789%	0.89%

19	Jun-20	200	3,746,065.39	0.68%	554,609.04	443,690.98	110,918.06	8,472,260.17	0.800%	1.24%

20	Jul-20	195	3,481,846.05	0.66%	564,304.64	340,988.62	223,316.02	8,695,576.19	0.821%	1.27%

21	Aug-20	208	3,781,823.96	0.75%	497,774.36	328,741.14	169,033.22	8,864,609.41	0.837%	1.23%

22	Sep-20	211	3,944,969.02	0.82%	500,957.77	252,427.85	248,529.92	9,113,139.33	0.860%	1.23%

23	Oct-20	248	4,506,514.58	0.99%	731,324.62	423,474.59	307,850.03	9,420,989.36	0.889%	1.25%

24	Nov-20	238	4,036,481.28	0.93%	639,719.25	185,950.70	453,768.55	9,874,757.91	0.932%	1.18%

25	Dec-20	235	4,007,246.62	0.97%	375,090.00	363,681.42	11,408.58	9,886,166.49	0.933%	1.25%

26	Jan-21	209	3,570,440.10	0.91%	277,662.63	321,824.57	(44,161.94)	9,842,004.55	0.929%	1.24%

Nissan Auto Receivables Owner Trust 2018-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

27	Feb-21	219	3,637,199.23	0.98%	341,453.42	224,693.75	116,759.67	9,958,764.22	0.940%	1.06%

28	Mar-21	167	2,733,293.27	0.78%	362,104.67	399,151.27	(37,046.60)	9,921,717.62	0.937%	1.47%

29	Apr-21	164	2,536,584.98	0.77%	220,389.79	373,271.20	(152,881.41)	9,768,836.21	0.922%	1.29%

30	May-21	191	2,797,752.34	0.91%	249,239.96	183,717.83	65,522.13	9,834,358.34	0.928%	1.27%

31	Jun-21	176	2,557,909.13	0.88%	127,306.55	302,237.68	(174,931.13)	9,659,427.21	0.912%	1.33%

32	Jul-21	182	2,717,438.64	1.00%	168,812.98	191,544.75	(22,731.77)	9,636,695.44	0.910%	1.26%

33	Aug-21	174	2,447,917.02	0.97%	182,868.37	154,246.95	28,621.42	9,665,316.86	0.912%	1.27%

34	Sep-21	165	2,375,901.75	1.00%	94,016.50	196,024.40	(102,007.90)	9,563,308.96	0.903%	1.17%

35	Oct-21	195	2,715,320.82	1.22%	240,188.97	142,248.90	97,940.07	9,661,249.03	0.912%	1.18%

36	Nov-21	159	2,061,928.77	0.99%	46,157.23	131,078.64	(84,921.41)	9,576,327.62	0.904%	1.22%

37	Dec-21	193	2,418,598.94	1.26%	184,346.02	164,409.60	19,936.42	9,596,264.04	0.906%	1.23%

38	Jan-22	199	2,619,591.84	1.46%	114,576.61	78,434.43	36,142.18	9,632,406.22	0.909%	1.17%

39	Feb-22	147	1,894,098.18	1.14%	151,800.60	80,376.09	71,424.51	9,703,830.73	0.916%	1.13%

40	Mar-22	143	1,773,291.04	1.17%	92,609.53	164,512.43	(71,902.90)	9,631,927.83	0.909%	1.31%

41	Apr-22	152	1,775,462.60	1.27%	143,452.59	158,548.85	(15,096.26)	9,616,831.57	0.908%	1.22%

42	May-22	152	1,693,903.66	1.33%	122,527.01	105,525.80	17,001.21	9,633,832.78	0.909%	1.25%

43	Jun-22	171	1,937,999.46	1.66%	48,006.18	217,687.92	(169,681.74)	9,464,151.04	0.893%	1.18%

Nissan Auto Receivables Owner Trust 2019-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Feb-19	1,306,416,057.15	1,269,519,389.64	0.971757	121	3,431,898.70	1	21,032.11	0	0.00

2	Mar-19	1,269,519,389.64	1,230,382,194.28	0.941800	139	3,623,613.24	19	578,100.99	0	0.00

3	Apr-19	1,230,382,194.28	1,191,026,292.71	0.911675	154	3,858,939.09	29	789,514.10	7	191,101.33

4	May-19	1,191,026,292.71	1,153,743,680.85	0.883136	170	4,220,691.12	37	838,135.76	15	398,609.81

5	Jun-19	1,153,743,680.85	1,119,652,265.45	0.857041	224	5,660,477.19	48	1,135,606.84	13	239,749.65

6	Jul-19	1,119,652,265.45	1,081,760,636.75	0.828037	236	6,038,506.71	63	1,460,756.69	17	314,027.36

7	Aug-19	1,081,760,636.75	1,046,490,146.19	0.801039	256	6,408,651.64	73	1,934,448.54	25	559,057.00

8	Sep-19	1,046,490,146.19	1,010,125,568.93	0.773204	257	6,099,785.77	66	1,599,306.87	27	719,642.32

9	Oct-19	1,010,125,568.93	973,035,933.35	0.744813	228	5,323,941.49	66	1,444,932.79	22	406,625.50

10	Nov-19	973,035,933.35	940,175,713.48	0.719660	288	6,729,286.21	72	1,604,712.82	24	483,617.31

11	Dec-19	940,175,713.48	905,311,161.00	0.692973	298	6,599,637.49	90	1,981,225.93	30	646,448.50

12	Jan-20	905,311,161.00	870,320,171.44	0.666189	302	6,572,302.43	87	1,778,392.64	34	607,542.71

13	Feb-20	870,320,171.44	838,837,752.32	0.642091	267	5,735,102.29	81	1,574,314.26	26	451,153.45

14	Mar-20	838,837,752.32	806,375,424.36	0.617242	258	5,188,438.34	69	1,438,802.14	32	551,089.02

15	Apr-20	806,375,424.36	777,628,931.69	0.595238	168	3,200,865.84	91	1,646,251.86	34	605,772.39

16	May-20	777,628,931.69	748,475,019.85	0.572922	192	3,754,748.34	58	1,218,791.67	58	848,514.35

17	Jun-20	748,475,019.85	715,950,782.58	0.548027	160	3,269,569.20	56	1,055,773.20	28	500,707.42

18	Jul-20	715,950,782.58	684,780,392.73	0.524167	224	4,439,930.31	53	1,178,448.41	16	240,675.90

19	Aug-20	684,780,392.73	653,811,878.60	0.500462	199	3,984,625.97	78	1,489,498.57	21	478,324.80

20	Sep-20	653,811,878.60	622,832,614.48	0.476749	194	3,658,404.53	54	1,146,191.71	42	769,628.59

21	Oct-20	622,832,614.48	592,435,809.69	0.453482	211	3,946,311.40	63	1,192,492.66	20	338,779.28

22	Nov-20	592,435,809.69	564,832,801.17	0.432353	227	4,416,142.78	73	1,271,760.19	25	442,268.15

23	Dec-20	564,832,801.17	536,276,665.53	0.410495	260	4,770,274.81	82	1,605,382.99	22	328,162.54

24	Jan-21	536,276,665.53	508,995,477.36	0.389612	209	3,890,265.09	52	929,584.18	25	372,528.97

25	Feb-21	508,995,477.36	484,258,279.98	0.370677	206	3,715,984.61	58	1,110,230.75	20	236,259.72

Nissan Auto Receivables Owner Trust 2019-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Mar-21	484,258,279.98	454,220,896.19	0.347685	142	2,656,395.18	45	830,510.42	12	150,888.19

27	Apr-21	454,220,896.19	427,607,679.04	0.327314	164	2,754,471.16	33	556,714.93	14	143,549.80

28	May-21	427,607,679.04	402,719,232.81	0.308263	187	3,139,678.73	40	673,373.47	10	166,551.93

29	Jun-21	402,719,232.81	377,536,910.38	0.288987	196	3,101,190.02	37	677,599.67	10	129,949.48

30	Jul-21	377,536,910.38	354,014,062.49	0.270981	215	3,362,882.81	42	580,079.61	13	186,246.24

31	Aug-21	354,014,062.49	331,630,382.42	0.253847	192	2,936,346.18	46	643,284.58	12	138,962.15

32	Sep-21	331,630,382.42	310,982,408.12	0.238042	180	2,892,065.35	34	515,414.28	17	200,136.15

33	Oct-21	310,982,408.12	291,267,074.28	0.222951	205	3,114,604.17	34	608,679.98	11	147,538.82

34	Nov-21	291,267,074.28	271,737,670.82	0.208002	187	2,908,165.16	35	572,568.86	9	102,178.97

35	Dec-21	271,737,670.82	253,308,482.32	0.193896	198	2,873,010.39	47	686,013.46	8	90,460.97

36	Jan-22	253,308,482.32	236,531,678.25	0.181054	185	2,643,893.84	38	593,273.36	20	319,449.35

37	Feb-22	236,531,678.25	220,367,285.73	0.168681	172	2,243,290.98	38	586,023.40	9	184,044.35

38	Mar-22	220,367,285.73	202,611,672.89	0.155090	165	2,191,033.89	34	438,032.53	4	55,436.15

39	Apr-22	202,611,672.89	187,685,329.36	0.143664	149	1,954,259.48	35	425,737.38	5	107,849.46

40	May-22	187,685,329.36	172,846,639.46	0.132306	147	1,754,969.09	33	425,696.82	7	77,583.90

41	Jun-22	172,846,639.46	159,176,076.47	0.121842	149	1,767,206.73	27	360,704.56	7	49,419.16

Nissan Auto Receivables Owner Trust 2019-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Feb-19	122	3,452,930.81	0.27%	409,601.65	0.00	409,601.65	409,601.65	0.031%	1.01%

2	Mar-19	158	4,201,714.23	0.34%	535,268.45	158,163.26	377,105.19	786,706.84	0.060%	1.17%

3	Apr-19	190	4,839,554.52	0.41%	774,252.22	109,671.54	664,580.68	1,451,287.52	0.111%	1.22%

4	May-19	222	5,457,436.69	0.47%	1,270,414.66	383,315.73	887,098.93	2,338,386.45	0.179%	1.13%

5	Jun-19	285	7,035,833.68	0.63%	1,270,919.03	402,332.74	868,586.29	3,206,972.74	0.245%	0.99%

6	Jul-19	316	7,813,290.76	0.72%	1,330,212.97	633,467.31	696,745.66	3,903,718.40	0.299%	1.25%

7	Aug-19	354	8,902,157.18	0.85%	1,252,960.22	572,706.18	680,254.04	4,583,972.44	0.351%	1.13%

8	Sep-19	350	8,418,734.96	0.83%	1,189,564.25	655,249.26	534,314.99	5,118,287.43	0.392%	1.22%

9	Oct-19	316	7,175,499.78	0.74%	1,761,978.72	560,221.07	1,201,757.65	6,320,045.08	0.484%	1.30%

10	Nov-19	384	8,817,616.34	0.94%	1,005,446.68	520,871.24	484,575.44	6,804,620.52	0.521%	1.09%

11	Dec-19	418	9,227,311.92	1.02%	1,588,747.10	451,522.37	1,137,224.73	7,941,845.25	0.608%	1.24%

12	Jan-20	423	8,958,237.78	1.03%	1,398,501.61	854,364.78	544,136.83	8,485,982.08	0.650%	1.28%

13	Feb-20	374	7,760,570.00	0.93%	1,378,903.73	608,476.21	770,427.52	9,256,409.60	0.709%	1.11%

14	Mar-20	359	7,178,329.50	0.89%	1,045,809.02	538,029.26	507,779.76	9,764,189.36	0.747%	1.20%

15	Apr-20	293	5,452,890.09	0.70%	859,347.85	229,989.52	629,358.33	10,393,547.69	0.796%	1.00%

16	May-20	308	5,822,054.36	0.78%	688,493.20	333,466.35	355,026.85	10,748,574.54	0.823%	1.08%

17	Jun-20	244	4,826,049.82	0.67%	772,416.28	532,516.05	239,900.23	10,988,474.77	0.841%	1.32%

18	Jul-20	293	5,859,054.62	0.86%	907,547.23	473,374.64	434,172.59	11,422,647.36	0.874%	1.28%

19	Aug-20	298	5,952,449.34	0.91%	792,877.44	267,856.52	525,020.92	11,947,668.28	0.915%	1.30%

20	Sep-20	290	5,574,224.83	0.89%	774,149.45	635,549.83	138,599.62	12,086,267.90	0.925%	1.34%

21	Oct-20	294	5,477,583.34	0.92%	1,099,450.78	602,373.58	497,077.20	12,583,345.10	0.963%	1.35%

22	Nov-20	325	6,130,171.12	1.09%	621,461.38	447,017.37	174,444.01	12,757,789.11	0.977%	1.23%

23	Dec-20	364	6,703,820.34	1.25%	674,807.87	366,261.41	308,546.46	13,066,335.57	1.000%	1.32%

24	Jan-21	286	5,192,378.24	1.02%	450,824.21	355,505.40	95,318.81	13,161,654.38	1.007%	1.31%

25	Feb-21	284	5,062,475.08	1.05%	504,003.79	549,471.62	(45,467.83)	13,116,186.55	1.004%	1.20%

26	Mar-21	199	3,637,793.79	0.80%	475,588.84	390,299.47	85,289.37	13,201,475.92	1.011%	1.51%

Nissan Auto Receivables Owner Trust 2019-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

27	Apr-21	211	3,454,735.89	0.81%	425,301.73	518,408.23	(93,106.50)	13,108,369.42	1.003%	1.39%

28	May-21	237	3,979,604.13	0.99%	259,344.38	438,396.30	(179,051.92)	12,929,317.50	0.990%	1.34%

29	Jun-21	243	3,908,739.17	1.04%	357,134.76	312,937.83	44,196.93	12,973,514.43	0.993%	1.39%

30	Jul-21	270	4,129,208.66	1.17%	206,557.03	411,553.20	(204,996.17)	12,768,518.26	0.977%	1.35%

31	Aug-21	250	3,718,592.91	1.12%	341,853.34	215,831.83	126,021.51	12,894,539.77	0.987%	1.32%

32	Sep-21	231	3,607,615.78	1.16%	249,524.53	298,423.75	(48,899.22)	12,845,640.55	0.983%	1.29%

33	Oct-21	250	3,870,822.97	1.33%	181,056.16	289,028.07	(107,971.91)	12,737,668.64	0.975%	1.27%

34	Nov-21	231	3,582,912.99	1.32%	229,916.44	210,440.22	19,476.22	12,757,144.86	0.976%	1.30%

35	Dec-21	253	3,649,484.82	1.44%	136,097.54	212,981.61	(76,884.07)	12,680,260.79	0.971%	1.27%

36	Jan-22	243	3,556,616.55	1.50%	271,613.64	231,052.49	40,561.15	12,720,821.94	0.974%	1.19%

37	Feb-22	219	3,013,358.73	1.37%	262,222.11	237,885.31	24,336.80	12,745,158.74	0.976%	1.18%

38	Mar-22	203	2,684,502.57	1.32%	177,459.39	297,196.21	(119,736.82)	12,625,421.92	0.966%	1.35%

39	Apr-22	189	2,487,846.32	1.33%	97,404.92	203,661.42	(106,256.50)	12,519,165.42	0.958%	1.21%

40	May-22	187	2,258,249.81	1.31%	185,134.40	228,111.55	(42,977.15)	12,476,188.27	0.955%	1.25%

41	Jun-22	183	2,177,330.45	1.37%	110,135.79	112,919.96	(2,784.17)	12,473,404.10	0.955%	1.20%

Nissan Auto Receivables Owner Trust 2019-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	May-19	1,302,084,171.97	1,261,865,589.04	0.969112	139	3,579,921.11	2	30,636.62	0	0.00

2	Jun-19	1,261,865,589.04	1,224,995,404.74	0.940796	175	4,306,650.97	32	779,534.51	0	0.00

3	Jul-19	1,224,995,404.74	1,182,597,375.11	0.908234	191	4,568,196.88	32	759,025.54	12	309,760.32

4	Aug-19	1,182,597,375.11	1,144,596,133.15	0.879049	245	5,584,914.52	41	1,005,788.47	13	309,799.03

5	Sep-19	1,144,596,133.15	1,105,967,900.68	0.849383	213	4,957,038.50	64	1,272,054.76	14	344,603.77

6	Oct-19	1,105,967,900.68	1,067,787,037.22	0.820060	255	5,925,640.56	55	1,114,675.10	20	354,013.50

7	Nov-19	1,067,787,037.22	1,034,765,487.70	0.794699	268	6,152,721.68	80	1,651,378.94	17	261,477.11

8	Dec-19	1,034,765,487.70	999,027,073.85	0.767252	322	7,205,311.79	95	1,992,760.26	31	489,090.57

9	Jan-20	999,027,073.85	963,103,388.71	0.739663	268	6,105,618.34	83	1,766,264.25	41	698,716.50

10	Feb-20	963,103,388.71	930,986,805.16	0.714997	244	5,401,923.96	85	1,761,082.06	32	568,204.47

11	Mar-20	930,986,805.16	897,151,277.47	0.689012	270	5,518,646.81	71	1,624,063.15	27	441,073.22

12	Apr-20	897,151,277.47	867,107,866.31	0.665938	180	3,451,336.43	83	1,451,978.50	30	581,619.10

13	May-20	867,107,866.31	837,457,558.86	0.643167	190	3,650,621.49	69	1,307,561.79	49	717,652.59

14	Jun-20	837,457,558.86	804,707,596.33	0.618015	188	3,694,216.07	69	1,311,968.48	47	808,403.22

15	Jul-20	804,707,596.33	771,118,564.53	0.592219	177	3,329,691.17	66	1,362,530.17	30	533,013.78

16	Aug-20	771,118,564.53	739,520,145.34	0.567951	199	3,601,550.67	75	1,495,924.42	23	419,899.07

17	Sep-20	739,520,145.34	707,553,202.62	0.543401	204	3,681,506.64	59	1,035,315.05	26	452,602.28

18	Oct-20	707,553,202.62	675,151,651.41	0.518516	234	4,321,040.55	60	1,014,269.95	16	207,719.42

19	Nov-20	675,151,651.41	646,423,199.36	0.496453	227	4,350,967.07	70	1,168,258.06	27	331,594.93

20	Dec-20	646,423,199.36	616,575,986.77	0.473530	240	4,366,806.47	62	1,196,903.01	29	345,576.55

21	Jan-21	616,575,986.77	587,892,708.21	0.451501	244	4,609,496.19	69	1,175,106.79	20	300,465.80

22	Feb-21	587,892,708.21	563,227,818.33	0.432559	221	4,013,639.33	67	1,179,731.98	30	321,732.72

23	Mar-21	563,227,818.33	531,491,831.73	0.408185	155	2,791,857.75	45	692,048.89	22	354,385.71

24	Apr-21	531,491,831.73	501,444,375.52	0.385109	152	2,693,561.88	34	507,824.48	15	215,289.35

25	May-21	501,444,375.52	475,205,099.05	0.364957	183	3,038,147.31	49	811,351.71	12	148,036.40

Nissan Auto Receivables Owner Trust 2019-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Jun-21	475,205,099.05	447,157,508.46	0.343417	170	3,032,974.97	51	682,090.11	13	180,566.77

27	Jul-21	447,157,508.46	422,068,950.54	0.324149	224	3,652,352.59	46	742,979.88	19	281,795.86

28	Aug-21	422,068,950.54	397,610,659.00	0.305365	192	3,118,126.38	53	758,478.27	7	109,226.31

29	Sep-21	397,610,659.00	375,592,538.42	0.288455	186	2,934,165.69	41	614,859.04	10	139,281.01

30	Oct-21	375,592,538.42	354,965,752.31	0.272614	216	3,306,525.44	45	656,812.52	12	167,568.16

31	Nov-21	354,965,752.31	334,214,670.51	0.256677	189	2,965,407.72	40	540,673.31	7	102,519.18

32	Dec-21	334,214,670.51	313,195,075.68	0.240534	200	2,878,138.98	40	596,506.83	8	128,694.66

33	Jan-22	313,195,075.68	293,931,966.04	0.225740	183	2,599,359.20	41	600,289.25	16	214,048.63

34	Feb-22	293,931,966.04	276,221,877.11	0.212138	197	2,671,860.79	42	588,082.16	12	179,510.96

35	Mar-22	276,221,877.11	256,843,773.56	0.197256	159	2,058,293.11	34	463,522.77	10	119,057.08

36	Apr-22	256,843,773.56	239,671,601.40	0.184068	164	2,061,373.51	33	390,162.17	13	148,742.90

37	May-22	239,671,601.40	223,182,977.36	0.171404	172	2,208,449.73	38	588,734.76	10	128,381.63

38	Jun-22	223,182,977.36	207,858,303.80	0.159635	171	2,107,791.41	34	423,249.47	8	108,376.90

Nissan Auto Receivables Owner Trust 2019-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	May-19	141	3,610,557.73	0.29%	570,583.63	0.00	570,583.63	570,583.63	0.044%	1.22%

2	Jun-19	207	5,086,185.48	0.42%	963,716.82	175,506.22	788,210.60	1,358,794.23	0.104%	1.09%

3	Jul-19	235	5,636,982.74	0.48%	1,104,033.27	307,240.40	796,792.87	2,155,587.10	0.166%	1.42%

4	Aug-19	299	6,900,502.02	0.60%	1,136,283.47	468,276.40	668,007.07	2,823,594.17	0.217%	1.22%

5	Sep-19	291	6,573,697.03	0.59%	1,202,892.21	492,137.74	710,754.47	3,534,348.64	0.271%	1.29%

6	Oct-19	330	7,394,329.16	0.69%	1,249,209.75	653,840.65	595,369.10	4,129,717.74	0.317%	1.29%

7	Nov-19	365	8,065,577.73	0.78%	980,233.50	588,909.47	391,324.03	4,521,041.77	0.347%	1.02%

8	Dec-19	448	9,687,162.62	0.97%	1,102,868.66	440,893.39	661,975.27	5,183,017.04	0.398%	1.22%

9	Jan-20	392	8,570,599.09	0.89%	1,598,827.81	525,277.59	1,073,550.22	6,256,567.26	0.481%	1.26%

10	Feb-20	361	7,731,210.49	0.83%	1,405,566.50	520,602.91	884,963.59	7,141,530.85	0.548%	1.07%

11	Mar-20	368	7,583,783.18	0.85%	1,107,053.02	463,728.64	643,324.38	7,784,855.23	0.598%	1.23%

12	Apr-20	293	5,484,934.03	0.63%	854,704.15	306,144.17	548,559.98	8,333,415.21	0.640%	1.02%

13	May-20	308	5,675,835.87	0.68%	921,378.45	479,084.46	442,293.99	8,775,709.20	0.674%	1.03%

14	Jun-20	304	5,814,587.77	0.72%	908,873.33	678,750.44	230,122.89	9,005,832.09	0.692%	1.25%

15	Jul-20	273	5,225,235.12	0.68%	1,154,661.81	492,047.00	662,614.81	9,668,446.90	0.743%	1.33%

16	Aug-20	297	5,517,374.16	0.75%	987,466.98	481,720.58	505,746.40	10,174,193.30	0.781%	1.25%

17	Sep-20	289	5,169,423.97	0.73%	1,109,442.63	527,612.29	581,830.34	10,756,023.64	0.826%	1.31%

18	Oct-20	310	5,543,029.92	0.82%	942,978.18	742,783.46	200,194.72	10,956,218.36	0.841%	1.37%

19	Nov-20	324	5,850,820.06	0.91%	520,898.09	423,555.21	97,342.88	11,053,561.24	0.849%	1.20%

20	Dec-20	331	5,909,286.03	0.96%	762,884.94	368,472.22	394,412.72	11,447,973.96	0.879%	1.32%

21	Jan-21	333	6,085,068.78	1.04%	615,345.14	324,107.53	291,237.61	11,739,211.57	0.902%	1.30%

22	Feb-21	318	5,515,104.03	0.98%	682,481.52	449,906.04	232,575.48	11,971,787.05	0.919%	1.08%

23	Mar-21	222	3,838,292.35	0.72%	485,961.42	514,676.32	(28,714.90)	11,943,072.15	0.917%	1.50%

24	Apr-21	201	3,416,675.71	0.68%	556,059.67	609,932.97	(53,873.30)	11,889,198.85	0.913%	1.47%

25	May-21	244	3,997,535.42	0.84%	324,748.69	270,344.77	54,403.92	11,943,602.77	0.917%	1.32%

26	Jun-21	234	3,895,631.85	0.87%	430,684.66	395,457.85	35,226.81	11,978,829.58	0.920%	1.44%

Nissan Auto Receivables Owner Trust 2019-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

27	Jul-21	289	4,677,128.33	1.11%	196,035.25	438,405.88	(242,370.63)	11,736,458.95	0.901%	1.33%

28	Aug-21	252	3,985,830.96	1.00%	512,184.39	189,386.23	322,798.16	12,059,257.11	0.926%	1.34%

29	Sep-21	237	3,688,305.74	0.98%	249,567.37	352,836.09	(103,268.72)	11,955,988.39	0.918%	1.23%

30	Oct-21	273	4,130,906.12	1.16%	340,173.88	324,432.77	15,741.11	11,971,729.50	0.919%	1.20%

31	Nov-21	236	3,608,600.21	1.08%	362,884.41	309,343.36	53,541.05	12,025,270.55	0.924%	1.25%

32	Dec-21	248	3,603,340.47	1.15%	173,491.38	263,736.81	(90,245.43)	11,935,025.12	0.917%	1.30%

33	Jan-22	240	3,413,697.08	1.16%	228,203.93	222,578.98	5,624.95	11,940,650.07	0.917%	1.23%

34	Feb-22	251	3,439,453.91	1.25%	271,658.54	198,853.90	72,804.64	12,013,454.71	0.923%	1.15%

35	Mar-22	203	2,640,872.96	1.03%	264,019.00	138,584.18	125,434.82	12,138,889.53	0.932%	1.31%

36	Apr-22	210	2,600,278.58	1.08%	159,861.97	231,726.80	(71,864.83)	12,067,024.70	0.927%	1.20%

37	May-22	220	2,925,566.12	1.31%	180,752.07	203,011.26	(22,259.19)	12,044,765.51	0.925%	1.19%

38	Jun-22	213	2,639,417.78	1.27%	217,793.53	177,399.77	40,393.76	12,085,159.27	0.928%	1.18%

Nissan Auto Receivables Owner Trust 2019-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Oct-19	1,302,083,876.49	1,262,576,802.71	0.969659	151	4,238,468.50	0	0.00	0	0.00

2	Nov-19	1,262,576,802.71	1,227,847,783.73	0.942987	175	4,778,370.55	36	918,173.58	0	0.00

3	Dec-19	1,227,847,783.73	1,190,993,666.34	0.914683	232	5,972,748.63	55	1,436,255.92	16	408,775.27

4	Jan-20	1,190,993,666.34	1,153,837,381.46	0.886147	211	5,412,672.38	73	1,926,071.28	22	536,683.16

5	Feb-20	1,153,837,381.46	1,119,970,768.76	0.860137	222	5,868,792.67	64	1,432,619.40	24	626,563.42

6	Mar-20	1,119,970,768.76	1,083,787,261.41	0.832348	212	5,522,460.34	65	1,530,752.76	28	623,362.62

7	Apr-20	1,083,787,261.41	1,051,200,609.04	0.807322	139	3,278,107.50	54	1,355,863.56	32	645,740.05

8	May-20	1,051,200,609.04	1,019,644,335.26	0.783087	168	3,746,760.60	57	1,338,275.39	31	674,616.49

9	Jun-20	1,019,644,335.26	985,481,300.06	0.756849	161	4,023,572.00	69	1,384,627.63	28	544,022.06

10	Jul-20	985,481,300.06	950,760,880.26	0.730184	198	4,900,121.31	70	1,779,245.33	36	718,714.77

11	Aug-20	950,760,880.26	916,009,609.04	0.703495	215	5,403,628.92	86	2,051,284.79	32	714,908.31

12	Sep-20	916,009,609.04	880,055,449.61	0.675882	239	5,661,316.34	64	1,390,961.60	39	815,123.61

13	Oct-20	880,055,449.61	845,015,645.10	0.648972	276	6,698,342.08	86	1,796,750.51	19	269,954.84

14	Nov-20	845,015,645.10	813,635,312.33	0.624872	258	6,133,659.11	85	2,070,572.39	37	578,584.53

15	Dec-20	813,635,312.33	780,346,227.89	0.599306	266	6,249,763.48	93	2,019,445.03	32	732,994.87

16	Jan-21	780,346,227.89	748,452,346.00	0.574811	232	5,582,189.57	78	1,650,038.43	34	533,429.02

17	Feb-21	748,452,346.00	720,853,270.42	0.553615	243	5,890,926.42	73	1,441,759.39	33	558,951.59

18	Mar-21	720,853,270.42	683,914,490.97	0.525246	184	4,089,879.41	47	984,974.09	24	302,643.47

19	Apr-21	683,914,490.97	650,453,209.67	0.499548	154	3,390,873.89	55	1,094,571.33	15	175,362.79

20	May-21	650,453,209.67	617,276,285.22	0.474068	215	4,874,269.56	51	985,602.52	19	221,200.18

21	Jun-21	617,276,285.22	583,655,975.04	0.448248	197	4,324,398.24	65	1,437,440.46	22	367,414.76

22	Jul-21	583,655,975.04	552,440,787.38	0.424274	223	4,998,137.50	56	1,232,448.55	22	337,284.30

23	Aug-21	552,440,787.38	522,664,692.97	0.401406	217	4,749,100.27	54	1,080,085.10	16	220,619.29

24	Sep-21	522,664,692.97	495,619,034.53	0.380635	217	4,564,807.18	54	1,027,556.41	23	435,306.30

25	Oct-21	495,619,034.53	470,552,273.61	0.361384	263	5,212,806.79	61	1,329,594.54	14	188,273.31

Nissan Auto Receivables Owner Trust 2019-C — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

26	Nov-21	470,552,273.61	445,377,822.93	0.342050	246	4,744,550.07	56	1,156,246.48	14	307,305.96

27	Dec-21	445,377,822.93	420,290,205.44	0.322783	250	4,934,237.06	64	1,288,107.39	17	378,669.07

28	Jan-22	420,290,205.44	396,468,120.32	0.304487	236	4,878,547.92	54	907,612.16	20	302,610.50

29	Feb-22	396,468,120.32	375,929,563.57	0.288714	193	3,667,479.01	44	961,610.81	20	299,778.07

30	Mar-22	375,929,563.57	352,194,279.32	0.270485	191	3,844,045.95	51	941,706.12	6	161,673.21

31	Apr-22	352,194,279.32	332,062,499.38	0.255024	190	3,526,809.39	41	823,254.47	18	312,427.39

32	May-22	332,062,499.38	312,635,661.50	0.240104	180	3,488,692.97	48	828,086.44	12	250,560.87

33	Jun-22	312,635,661.50	294,025,594.73	0.225812	203	3,597,608.98	36	684,033.82	13	265,770.88

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Oct-19	151	4,238,468.50	0.34%	765,051.59	0.00	765,051.59	765,051.59	0.059%	1.27%

2	Nov-19	211	5,696,544.13	0.46%	982,390.58	241,214.51	741,176.07	1,506,227.66	0.116%	1.03%

3	Dec-19	303	7,817,779.82	0.66%	1,048,879.33	287,030.28	761,849.05	2,268,076.71	0.174%	1.19%

4	Jan-20	306	7,875,426.82	0.68%	1,756,607.15	575,897.69	1,180,709.46	3,448,786.17	0.265%	1.24%

5	Feb-20	310	7,927,975.49	0.71%	1,788,801.09	548,854.25	1,239,946.84	4,688,733.01	0.360%	1.07%

6	Mar-20	305	7,676,575.72	0.71%	1,591,441.37	503,264.25	1,088,177.12	5,776,910.13	0.444%	1.24%

7	Apr-20	225	5,279,711.11	0.50%	1,485,365.52	181,553.44	1,303,812.08	7,080,722.21	0.544%	1.05%

8	May-20	256	5,759,652.48	0.56%	1,225,116.95	707,397.95	517,719.00	7,598,441.21	0.584%	1.01%

9	Jun-20	258	5,952,221.69	0.60%	1,071,138.51	1,045,005.04	26,133.47	7,624,574.68	0.586%	1.22%

10	Jul-20	304	7,398,081.41	0.78%	1,218,828.58	742,426.25	476,402.33	8,100,977.01	0.622%	1.29%

11	Aug-20	333	8,169,822.02	0.89%	1,584,760.84	580,359.79	1,004,401.05	9,105,378.06	0.699%	1.32%

12	Sep-20	342	7,867,401.55	0.89%	1,488,477.73	807,048.03	681,429.70	9,786,807.76	0.752%	1.42%

13	Oct-20	381	8,765,047.43	1.04%	2,032,219.51	881,384.47	1,150,835.04	10,937,642.80	0.840%	1.41%

14	Nov-20	380	8,782,816.03	1.08%	1,182,248.58	666,169.94	516,078.64	11,453,721.44	0.880%	1.24%

15	Dec-20	391	9,002,203.38	1.15%	1,157,678.76	796,080.90	361,597.86	11,815,319.30	0.907%	1.38%

16	Jan-21	344	7,765,657.02	1.04%	1,466,009.79	677,609.12	788,400.67	12,603,719.97	0.968%	1.34%

Nissan Auto Receivables Owner Trust 2019-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

17	Feb-21	349	7,891,637.40	1.09%	1,031,647.63	699,475.17	332,172.46	12,935,892.43	0.993%	1.13%

18	Mar-21	255	5,377,496.97	0.79%	1,232,529.24	982,177.24	250,352.00	13,186,244.43	1.013%	1.66%

19	Apr-21	224	4,660,808.01	0.72%	1,073,121.05	951,293.62	121,827.43	13,308,071.86	1.022%	1.55%

20	May-21	285	6,081,072.26	0.99%	508,124.35	735,565.48	(227,441.13)	13,080,630.73	1.005%	1.57%

21	Jun-21	284	6,129,253.46	1.05%	421,650.41	795,514.95	(373,864.54)	12,706,766.19	0.976%	1.63%

22	Jul-21	301	6,567,870.35	1.19%	767,138.48	400,149.84	366,988.64	13,073,754.83	1.004%	1.56%

23	Aug-21	287	6,049,804.66	1.16%	837,184.53	564,075.81	273,108.72	13,346,863.55	1.025%	1.53%

24	Sep-21	294	6,027,669.89	1.22%	479,119.31	661,578.62	(182,459.31)	13,164,404.24	1.011%	1.43%

25	Oct-21	338	6,730,674.64	1.43%	697,387.08	379,176.33	318,210.75	13,482,614.99	1.035%	1.35%

26	Nov-21	316	6,208,102.51	1.39%	369,210.90	415,169.27	(45,958.37)	13,436,656.62	1.032%	1.41%

27	Dec-21	331	6,601,013.52	1.57%	606,765.78	431,392.41	175,373.37	13,612,029.99	1.045%	1.44%

28	Jan-22	310	6,088,770.58	1.54%	464,961.50	334,031.44	130,930.06	13,742,960.05	1.055%	1.41%

29	Feb-22	257	4,928,867.89	1.31%	432,352.34	307,502.49	124,849.85	13,867,809.90	1.065%	1.25%

30	Mar-22	248	4,947,425.28	1.40%	360,395.30	429,535.23	(69,139.93)	13,798,669.97	1.060%	1.47%

31	Apr-22	249	4,662,491.25	1.40%	340,568.50	292,672.23	47,896.27	13,846,566.24	1.063%	1.30%

32	May-22	240	4,567,340.28	1.46%	315,976.04	362,071.63	(46,095.59)	13,800,470.65	1.060%	1.32%

33	Jun-22	252	4,547,413.68	1.55%	432,031.87	267,110.99	164,920.88	13,965,391.53	1.073%	1.30%

Nissan Auto Receivables Owner Trust 2020-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Apr-20	1,047,137,850.19	1,018,848,272.44	0.972984	57	1,431,444.91	0	0.00	0	0.00

2	May-20	1,018,848,272.44	990,720,017.10	0.946122	72	1,641,872.57	16	428,817.90	0	0.00

3	Jun-20	990,720,017.10	960,813,400.86	0.917562	69	1,530,841.47	17	392,085.80	11	281,414.88

4	Jul-20	960,813,400.86	930,830,856.74	0.888929	77	1,874,163.30	13	248,370.88	9	168,182.39

5	Aug-20	930,830,856.74	903,067,953.30	0.862416	80	1,669,022.48	28	571,663.89	5	74,627.79

6	Sep-20	903,067,953.30	873,324,474.56	0.834011	88	2,002,297.19	25	455,721.24	8	157,463.91

7	Oct-20	873,324,474.56	843,439,162.43	0.805471	117	2,544,989.21	26	565,681.96	11	176,493.78

8	Nov-20	843,439,162.43	816,303,302.42	0.779557	109	2,376,466.08	35	674,710.17	17	356,703.17

9	Dec-20	816,303,302.42	787,448,377.00	0.752001	130	2,551,395.09	30	572,742.22	16	297,689.73

10	Jan-21	787,448,377.00	760,105,409.05	0.725889	101	2,373,655.09	31	650,460.89	9	72,786.77

11	Feb-21	760,105,409.05	735,624,427.27	0.702510	103	2,252,477.56	31	664,120.34	9	168,628.72

12	Mar-21	735,624,427.27	704,463,937.72	0.672752	90	1,772,629.19	18	358,965.57	6	199,649.65

13	Apr-21	704,463,937.72	675,582,927.16	0.645171	70	1,469,891.02	27	505,752.47	7	141,104.25

14	May-21	675,582,927.16	647,900,231.21	0.618734	99	1,852,263.94	23	463,284.65	12	264,129.03

15	Jun-21	647,900,231.21	619,369,666.75	0.591488	76	1,574,298.99	19	314,470.11	7	125,928.12

16	Jul-21	619,369,666.75	591,357,678.41	0.564737	111	2,243,945.14	19	332,747.10	7	51,123.27

17	Aug-21	591,357,678.41	564,522,081.34	0.539110	111	2,432,738.13	24	455,893.18	5	62,050.35

18	Sep-21	564,522,081.34	540,403,420.99	0.516077	86	1,748,511.85	21	344,783.15	8	132,911.63

19	Oct-21	540,403,420.99	516,747,347.72	0.493486	125	2,381,915.10	27	590,223.41	3	59,256.77

20	Nov-21	516,747,347.72	493,781,111.52	0.471553	96	1,807,121.84	27	592,663.47	5	69,219.37

21	Dec-21	493,781,111.52	471,218,319.37	0.450006	109	2,090,445.71	25	486,699.90	7	114,847.95

22	Jan-22	471,218,319.37	450,359,215.28	0.430086	113	2,200,954.73	20	319,338.32	4	80,832.43

23	Feb-22	450,359,215.28	430,649,187.26	0.411263	89	1,638,239.70	25	410,955.10	8	126,770.04

24	Mar-22	430,649,187.26	408,468,954.04	0.390081	89	1,434,378.70	15	397,083.54	5	77,280.95

25	Apr-22	408,468,954.04	388,653,924.50	0.371158	84	1,415,617.33	19	391,330.38	2	39,164.88

26	May-22	388,653,924.50	368,560,617.62	0.351970	84	1,414,610.51	16	252,806.88	8	115,987.06

27	Jun-22	368,560,617.62	350,194,068.13	0.334430	92	1,419,188.98	12	298,408.76	6	76,390.02

Nissan Auto Receivables Owner Trust 2020-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Apr-20	57	1,431,444.91	0.14%	334,440.59	0.00	334,440.59	334,440.59	0.032%	0.98%

2	May-20	88	2,070,690.47	0.21%	403,024.27	28,600.00	374,424.27	708,864.86	0.068%	1.00%

3	Jun-20	97	2,204,342.15	0.23%	334,070.57	362,316.47	(28,245.90)	680,618.96	0.065%	1.16%

4	Jul-20	99	2,290,716.57	0.25%	587,832.64	205,432.63	382,400.01	1,063,018.97	0.102%	1.20%

5	Aug-20	113	2,315,314.16	0.26%	610,643.62	149,208.65	461,434.97	1,524,453.94	0.146%	1.06%

6	Sep-20	121	2,615,482.34	0.30%	279,825.99	340,546.91	(60,720.92)	1,463,733.02	0.140%	1.24%

7	Oct-20	154	3,287,164.95	0.39%	424,127.17	309,075.02	115,052.15	1,578,785.17	0.151%	1.28%

8	Nov-20	161	3,407,879.42	0.42%	374,832.66	207,421.88	167,410.78	1,746,195.95	0.167%	1.13%

9	Dec-20	176	3,421,827.04	0.43%	619,744.39	184,913.98	434,830.41	2,181,026.36	0.208%	1.30%

10	Jan-21	141	3,096,902.75	0.41%	527,244.90	197,822.19	329,422.71	2,510,449.07	0.240%	1.22%

11	Feb-21	143	3,085,226.62	0.42%	212,005.64	240,164.23	(28,158.59)	2,482,290.48	0.237%	1.02%

12	Mar-21	114	2,331,244.41	0.33%	368,452.39	257,710.03	110,742.36	2,593,032.84	0.248%	1.54%

13	Apr-21	104	2,116,747.74	0.31%	563,086.63	460,564.93	102,521.70	2,695,554.54	0.257%	1.43%

14	May-21	134	2,579,677.62	0.40%	243,201.27	217,948.70	25,252.57	2,720,807.11	0.260%	1.39%

15	Jun-21	102	2,014,697.22	0.33%	342,570.76	415,428.81	(72,858.05)	2,647,949.06	0.253%	1.48%

16	Jul-21	137	2,627,815.51	0.44%	341,412.00	321,839.79	19,572.21	2,667,521.27	0.255%	1.49%

17	Aug-21	140	2,950,681.66	0.52%	147,581.67	143,720.87	3,860.80	2,671,382.07	0.255%	1.45%

18	Sep-21	115	2,226,206.63	0.41%	184,563.55	304,200.93	(119,637.38)	2,551,744.69	0.244%	1.32%

19	Oct-21	155	3,031,395.28	0.59%	222,071.03	64,218.09	157,852.94	2,709,597.63	0.259%	1.33%

20	Nov-21	128	2,469,004.68	0.50%	134,471.13	209,266.34	(74,795.21)	2,634,802.42	0.252%	1.31%

21	Dec-21	141	2,691,993.56	0.57%	297,259.48	111,627.48	185,632.00	2,820,434.42	0.269%	1.32%

22	Jan-22	137	2,601,125.48	0.58%	139,532.96	184,307.84	(44,774.88)	2,775,659.54	0.265%	1.22%

23	Feb-22	122	2,175,964.84	0.51%	89,354.93	141,720.72	(52,365.79)	2,723,293.75	0.260%	1.16%

24	Mar-22	109	1,908,743.19	0.47%	204,186.72	120,476.66	83,710.06	2,807,003.81	0.268%	1.39%

25	Apr-22	105	1,846,112.59	0.48%	137,662.83	100,941.19	36,721.64	2,843,725.45	0.272%	1.25%

26	May-22	108	1,783,404.45	0.48%	56,465.86	130,687.13	(74,221.27)	2,769,504.18	0.264%	1.33%

27	Jun-22	110	1,793,987.76	0.51%	156,306.41	80,587.85	75,718.56	2,845,222.74	0.272%	1.24%

Nissan Auto Receivables Owner Trust 2020-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Jun-20	1,361,260,676.66	1,308,780,249.99	0.961447	70	1,358,734.27	0	0.00	0	0.00

2	Jul-20	1,308,780,249.99	1,255,906,956.53	0.922606	66	1,057,453.74	16	319,657.72	0	0.00

3	Aug-20	1,255,906,956.53	1,206,498,360.60	0.886310	91	1,495,573.79	20	293,151.97	5	81,753.35

4	Sep-20	1,206,498,360.60	1,157,632,901.48	0.850412	103	1,689,842.26	22	392,589.93	10	142,043.97

5	Oct-20	1,157,632,901.48	1,109,401,894.99	0.814981	120	2,008,724.85	31	536,431.96	14	216,160.90

6	Nov-20	1,109,401,894.99	1,065,578,351.65	0.782788	125	2,184,204.87	29	449,213.86	9	84,573.97

7	Dec-20	1,065,578,351.65	1,019,965,392.94	0.749280	137	2,181,068.54	29	445,884.23	18	284,316.46

8	Jan-21	1,019,965,392.94	976,609,878.49	0.717430	126	2,220,301.47	43	617,874.44	13	168,789.29

9	Feb-21	976,609,878.49	936,733,412.41	0.688137	130	2,191,512.18	36	624,333.12	15	151,023.75

10	Mar-21	936,733,412.41	886,760,034.24	0.651426	101	1,501,373.78	22	359,943.90	12	152,034.47

11	Apr-21	886,760,034.24	841,251,902.76	0.617995	92	1,157,992.61	23	223,807.15	8	60,284.38

12	May-21	841,251,902.76	799,937,581.97	0.587645	120	1,672,879.03	27	367,531.95	9	72,996.80

13	Jun-21	799,937,581.97	756,968,312.12	0.556079	129	1,883,677.79	32	478,324.34	10	81,501.71

14	Jul-21	756,968,312.12	717,461,122.85	0.527056	148	2,062,012.41	27	396,642.14	8	101,047.95

15	Aug-21	717,461,122.85	679,238,256.81	0.498977	154	2,181,805.72	36	493,487.36	7	42,983.58

16	Sep-21	679,238,256.81	644,181,813.95	0.473224	117	1,617,480.11	34	436,881.86	16	167,443.36

17	Oct-21	644,181,813.95	611,851,477.44	0.449474	169	2,460,539.98	23	324,111.79	14	167,852.46

18	Nov-21	611,851,477.44	579,836,711.06	0.425956	137	1,930,193.30	36	501,348.50	7	67,535.13

19	Dec-21	579,836,711.06	547,630,282.60	0.402296	160	2,239,719.84	37	528,502.48	14	192,180.16

20	Jan-22	547,630,282.60	516,632,776.30	0.379525	139	1,871,882.24	36	488,368.29	16	252,793.91

21	Feb-22	516,632,776.30	487,728,048.87	0.358291	118	1,633,971.32	28	362,148.14	16	140,836.55

22	Mar-22	487,728,048.87	456,033,184.13	0.335008	125	1,655,947.70	22	333,434.58	6	105,724.49

23	Apr-22	456,033,184.13	429,280,293.68	0.315355	132	1,675,919.62	21	348,584.18	9	154,528.07

24	May-22	429,280,293.68	402,192,944.03	0.295456	137	1,763,087.18	24	256,293.97	5	117,101.90

25	Jun-22	402,192,944.03	377,660,287.06	0.277434	120	1,394,457.90	23	341,277.46	5	54,025.78

Nissan Auto Receivables Owner Trust 2020-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Jun-20	70	1,358,734.27	0.10%	79,183.10	0.00	79,183.10	79,183.10	0.006%	1.42%

2	Jul-20	82	1,377,111.46	0.11%	280,283.90	13,223.34	267,060.56	346,243.66	0.025%	1.47%

3	Aug-20	116	1,870,479.11	0.16%	152,314.38	145,699.51	6,614.87	352,858.53	0.026%	1.39%

4	Sep-20	135	2,224,476.16	0.19%	325,413.96	149,307.60	176,106.36	528,964.89	0.039%	1.41%

5	Oct-20	165	2,761,317.71	0.25%	601,089.51	116,123.42	484,966.09	1,013,930.98	0.074%	1.42%

6	Nov-20	163	2,717,992.70	0.26%	503,430.09	261,873.02	241,557.07	1,255,488.05	0.092%	1.28%

7	Dec-20	184	2,911,269.23	0.29%	246,119.88	322,690.57	(76,570.69)	1,178,917.36	0.087%	1.39%

8	Jan-21	182	3,006,965.20	0.31%	458,427.92	227,821.53	230,606.39	1,409,523.75	0.104%	1.36%

9	Feb-21	181	2,966,869.05	0.32%	235,854.35	157,493.15	78,361.20	1,487,884.95	0.109%	1.24%

10	Mar-21	135	2,013,352.15	0.23%	527,192.16	323,564.09	203,628.07	1,691,513.02	0.124%	1.66%

11	Apr-21	123	1,442,084.14	0.17%	221,550.12	220,487.41	1,062.71	1,692,575.73	0.124%	1.55%

12	May-21	156	2,113,407.78	0.26%	247,368.71	258,949.09	(11,580.38)	1,680,995.35	0.123%	1.46%

13	Jun-21	171	2,443,503.84	0.32%	181,772.05	265,898.75	(84,126.70)	1,596,868.65	0.117%	1.56%

14	Jul-21	183	2,559,702.50	0.36%	223,107.26	86,811.27	136,295.99	1,733,164.64	0.127%	1.47%

15	Aug-21	197	2,718,276.66	0.40%	240,628.93	150,140.19	90,488.74	1,823,653.38	0.134%	1.46%

16	Sep-21	167	2,221,805.33	0.34%	117,125.71	222,451.57	(105,325.86)	1,718,327.52	0.126%	1.39%

17	Oct-21	206	2,952,504.23	0.48%	211,335.21	78,757.04	132,578.17	1,850,905.69	0.136%	1.31%

18	Nov-21	180	2,499,076.93	0.43%	140,717.69	63,510.45	77,207.24	1,928,112.93	0.142%	1.34%

19	Dec-21	211	2,960,402.48	0.54%	99,219.00	185,349.06	(86,130.06)	1,841,982.87	0.135%	1.38%

20	Jan-22	191	2,613,044.44	0.51%	179,578.19	103,725.82	75,852.37	1,917,835.24	0.141%	1.39%

21	Feb-22	162	2,136,956.01	0.44%	225,897.39	82,048.52	143,848.87	2,061,684.11	0.151%	1.33%

22	Mar-22	153	2,095,106.77	0.46%	156,986.31	132,949.59	24,036.72	2,085,720.83	0.153%	1.48%

23	Apr-22	162	2,179,031.87	0.51%	170,012.13	188,265.03	(18,252.90)	2,067,467.93	0.152%	1.32%

24	May-22	166	2,136,483.05	0.53%	102,845.65	104,436.24	(1,590.59)	2,065,877.34	0.152%	1.39%

25	Jun-22	148	1,789,761.14	0.47%	83,699.81	142,835.75	(59,135.94)	2,006,741.40	0.147%	1.31%

Nissan Auto Receivables Owner Trust 2021-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Jun-21	1,041,666,668.49	1,008,775,845.80	0.968425	34	750,212.07	0	0.00	0	0.00

2	Jul-21	1,008,775,845.80	976,812,568.66	0.937740	63	1,387,645.05	7	113,644.93	0	0.00

3	Aug-21	976,812,568.66	944,600,868.63	0.906817	79	1,682,587.31	10	175,137.74	3	30,707.15

4	Sep-21	944,600,868.63	914,859,951.92	0.878266	62	1,484,949.86	14	265,568.61	4	58,114.42

5	Oct-21	914,859,951.92	884,998,142.16	0.849598	96	2,230,516.17	17	450,444.46	8	162,718.05

6	Nov-21	884,998,142.16	854,395,216.82	0.820219	59	1,309,167.93	20	395,565.31	9	175,313.92

7	Dec-21	854,395,216.82	823,504,452.55	0.790564	81	1,817,607.50	15	328,692.21	7	123,199.74

8	Jan-22	823,504,452.55	794,979,513.00	0.763180	87	1,879,412.34	20	449,175.44	6	134,430.32

9	Feb-22	794,979,513.00	768,873,647.57	0.738119	77	1,747,765.87	16	283,321.19	3	77,761.85

10	Mar-22	768,873,647.57	739,267,946.51	0.709697	72	1,595,031.06	12	290,104.11	1	19,962.67

11	Apr-22	739,267,946.51	712,336,086.77	0.683843	85	1,771,748.67	16	381,081.07	2	60,550.89

12	May-22	712,336,086.77	686,646,198.46	0.659180	88	1,787,651.46	20	465,926.90	4	82,647.47

13	Jun-22	686,646,198.46	661,237,043.65	0.634788	72	1,482,778.92	25	490,358.06	7	162,687.67

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Jun-21	34	750,212.07	0.07%	16,163.45	0.00	16,163.45	16,163.45	0.002%	1.26%

2	Jul-21	70	1,501,289.98	0.15%	201,477.13	0.00	201,477.13	217,640.58	0.021%	1.23%

3	Aug-21	92	1,888,432.20	0.20%	195,368.32	53,734.45	141,633.87	359,274.45	0.034%	1.28%

4	Sep-21	80	1,808,632.89	0.20%	135,275.26	148,548.80	(13,273.54)	346,000.91	0.033%	1.14%

5	Oct-21	121	2,843,678.68	0.32%	136,750.80	107,155.04	29,595.76	375,596.67	0.036%	1.18%

6	Nov-21	88	1,880,047.16	0.22%	293,118.34	82,951.89	210,166.45	585,763.12	0.056%	1.27%

7	Dec-21	103	2,269,499.45	0.28%	310,095.27	102,384.35	207,710.92	793,474.04	0.076%	1.35%

8	Jan-22	113	2,463,018.10	0.31%	166,171.77	135,862.38	30,309.39	823,783.43	0.079%	1.22%

Nissan Auto Receivables Owner Trust 2021-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

9	Feb-22	96	2,108,848.91	0.27%	446,183.54	136,832.36	309,351.18	1,133,134.61	0.109%	1.06%

10	Mar-22	85	1,905,097.84	0.26%	120,754.81	295,573.07	(174,818.26)	958,316.35	0.092%	1.36%

11	Apr-22	103	2,213,380.63	0.31%	151,885.30	236,805.28	(84,919.98)	873,396.37	0.084%	1.20%

12	May-22	112	2,336,225.83	0.34%	128,961.00	82,099.87	46,861.13	920,257.50	0.088%	1.14%

13	Jun-22	104	2,135,824.65	0.32%	148,943.85	63,093.47	85,850.38	1,006,107.88	0.097%	1.16%

Nissan Auto Receivables Owner Trust 2022-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)

1	Feb-22	1,041,666,667.78	1,011,751,261.86	0.971281	35	660,474.74	0	0.00	0	0.00

2	Mar-22	1,011,751,261.86	977,816,336.65	0.938704	36	944,562.68	0	0.00	0	0.00

3	Apr-22	977,816,336.65	947,206,037.65	0.909318	35	726,896.84	8	246,851.84	0	0.00

4	May-22	947,206,037.65	916,358,763.63	0.879704	50	1,006,706.88	12	296,007.05	1	59,449.97

5	Jun-22	916,358,763.63	887,114,887.96	0.851630	57	1,189,903.45	14	291,941.51	2	40,735.91

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)

1	Feb-22	35	660,474.74	0.07%	87,388.78	0.00	87,388.78	87,388.78	0.008%	1.00%

2	Mar-22	36	944,562.68	0.10%	162,622.18	27,257.17	135,365.01	222,753.79	0.021%	1.33%

3	Apr-22	43	973,748.68	0.10%	161,806.11	62,710.93	99,095.18	321,848.97	0.031%	1.15%

4	May-22	63	1,362,163.90	0.15%	171,824.19	128,580.08	43,244.11	365,093.08	0.035%	1.21%

5	Jun-22	73	1,522,580.87	0.17%	113,690.58	107,291.30	6,399.28	371,492.36	0.036%	1.12%

(1)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

(2)

A “Defaulted Receivable” is (a) a Receivable (other than a Receivable as to which a Repurchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days, but the Servicer has (i) determined, in accordance with its customary servicing practices, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

(3)	See “Distribution on the Notes — Calculation of Available Amounts” in this Prospectus for more information on Net Liquidation Proceeds.

(4)	Net losses generally consist of the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from any Collection Periods.

(5)

The ABS Speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred percent and the SMM by (b) the sum of (i) one-hundred percent and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

NISSAN AUTO RECEIVABLES 2022-B OWNER TRUST

The issuing entity will issue notes with an aggregate initial principal amount of $1,000,000,000 or $1,250,000,000. If the aggregate initial principal amount of the notes is $1,000,000,000, the following notes will be offered:

$215,000,000 Notes, Class A-1

$354,600,000 Notes, Class A-2

$354,600,000 Notes, Class A-3

$75,800,000 Notes, Class A-4

If the aggregate initial principal amount of the notes is $1,250,000,000, the following notes will be offered:

$270,000,000 Notes, Class A-1

$443,300,000 Notes, Class A-2

$443,300,000 Notes, Class A-3

$93,400,000 Notes, Class A-4

Nissan Auto Receivables Company II LLC

Depositor

Nissan Motor Acceptance Company LLC

Servicer/Sponsor

PROSPECTUS

Underwriters

Wells Fargo Securities

BofA Securities

HSBC

Mizuho

BNP PARIBAS

MUFG

SOCIETE GENERALE

US Bancorp

Dealer Prospectus Delivery Obligation. Until    , 2022, which is 90 days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. Such delivery obligation generally may be satisfied through the filing of the prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.